UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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WGL Holdings, Inc.

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WGL Holdings, Inc. 101 Constitution Ave., NW Washington, DC 20080

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE:	February 1, 2017

TIME:	10:00 a.m., Eastern Time

PLACE:	101 Constitution Ave., NW, 3rd Floor, Washington, DC 20080

To the Shareholders of WGL Holdings, Inc.

The annual meeting of shareholders of WGL Holdings, Inc. (“WGL Holdings” or the “Company”) will be held at the Company’s headquarters located at 101 Constitution Ave., NW, 3rd Floor, Washington, DC 20080, on Wednesday, February 1, 2017 at 10:00 a.m., Eastern Time, for the following purposes, as more fully set forth in the attached proxy statement:

1.	To elect the nine directors nominated by our Board of Directors and named in the proxy statement;

2.	To approve, on an advisory basis, the compensation paid to our named executive officers;

3.	To vote, on an advisory basis, on the frequency of future advisory shareholder approval of executive compensation;

4.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent public accounting firm for fiscal year 2017; and

5.	To transact any other business properly brought before the meeting and any adjournment or postponement thereof.

Voting can be completed in one of four ways:

return the proxy card by mail	online at www.proxyvote.com
by telephone at 1-800-690-6903	attend the meeting to vote IN PERSON

On December 23, 2016, we began delivering proxy materials to all shareholders of record at the close of business on December 5, 2016 (the “Record Date”). On the Record Date, there were 51,210,353 shares of our common stock outstanding and entitled to vote. Only holders of record of the common stock of WGL Holdings at the close of business on the Record Date will be entitled to vote on each matter submitted to a vote of shareholders at the meeting. To assure your representation at the annual meeting, you are urged to cast your vote over the Internet or by telephone as promptly as possible, as instructed in the Notice of Internet Availability of Proxy Materials. You may also request a paper proxy card to submit your vote by mail, if you prefer.

If you attend the annual meeting, you may vote in person even if you have voted over the Internet, by telephone or by returning a completed proxy card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a valid form issued in your name from that record holder. Each holder of common stock is entitled to one vote for each share of common stock standing in the name of the holder on the records of WGL Holdings at the close of business on the Record Date.

BY ORDER OF THE BOARD OF DIRECTORS

Leslie T. Thornton

Senior Vice President, General Counsel and Corporate Secretary

December 23, 2016

IMPORTANT NOTICE: You may vote at www.proxyvote.com or by telephone at 1-800-690-6903. Alternatively, you may request a paper proxy card, which you may complete, sign and return by mail.

ADMISSION TO MEETING: Admission to the annual meeting will be limited to persons who are listed on WGL Holdings’ records as shareholders as of the Record Date, or who bring documentation to the meeting that demonstrates their beneficial ownership of WGL Holdings common stock through a broker, bank or other nominee as of the Record Date.

Table of Contents

PROXY SUMMARY	iii

Roadmap of Voting Matters	iii
Corporate Governance Highlights	iv
Summary of Executive Compensation Disclosures	iv
Return to Shareholders	viii

INFORMATION REGARDING THE ANNUAL MEETING	1
PROPOSAL 1 — ELECTION OF DIRECTORS	2

Criteria for Selection of Board Nominees	3
Director Nominees	4

CORPORATE GOVERNANCE	10

Human Resources Committee	13
HR Committee Interlocks and Insider Participation	14
Director Independence and Retirement Age	14
Policies and Procedures for Review, Approval or Ratification of Related-Person Transactions	14
Relationship to Washington Gas	14
Communications with the Board	14

DIRECTOR COMPENSATION	15

Director Annual Retainer and Meeting Fees	15
Directors’ Stock Plan	16
Non-Employee Director Compensation Decisions	16
Director Deferred Compensation Plan	17
Director Retirement Plan	17
Donations to Civic Organizations and Charities	17
Board Stock Ownership Guidelines	17

BENEFICIAL OWNERSHIP	18

Security Ownership of Management and Certain Beneficial Owners	18
Section 16(a) Beneficial Ownership Reporting Compliance	18

HUMAN RESOURCES COMMITTEE REPORT	19
COMPENSATION DISCUSSION AND ANALYSIS	20

Program Highlights	20
Response to Shareholder Advisory Vote on Executive Compensation	21
FY 2016 in Review	22
What We Pay and Why: Elements of Compensation	23
Objectives of Executive Compensation Program	24
Elements of Executive Compensation Program	24
Analysis	24
Short-Term Incentive Compensation	27
Long-term Incentive Compensation	31
Retirement Benefits	35
Severance/Change in Control Protections	36
Perquisites	37
Timing of Compensation	37

WGL HOLDINGS, INC. - 2017 Proxy Statement   |   i

Impact of Prior Compensation	37
Factors Considered in Decisions to Increase or Decrease Compensation Materially	37
Role of Executive Officers	37
Policies Relating to Stock Ownership	37
Other Compensation Matters	38
Compensation Risk Evaluation	38

COMPENSATION OF EXECUTIVE OFFICERS	39

Summary Compensation Table	40
Grants of Plan-Based Awards in FY 2016	42
Outstanding Equity Awards at FY 2016 Year-End	44
Stock Vested in FY 2016	45
Non-Qualified Deferred Compensation	45
Pension and Other Retirement Benefits	45

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL	49

Change in Control Severance Plan for Certain Executives	49
Incremental Payments Due to Other Terminations	51

EQUITY COMPENSATION PLAN INFORMATION	52
PROPOSAL 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION	53
PROPOSAL 3 — ADVISORY VOTE REGARDING FREQUENCY OF EXECUTIVE COMPENSATION APPROVAL	54
AUDIT COMMITTEE REPORT	55
FY 2016 AND FY 2015 AUDIT FIRM FEE SUMMARY	56

Services Provided by Deloitte	56
Pre-Approval Policy for Audit and Non-Audit Services	56

PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM	57
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	58
HOW DO I VOTE?	61
OTHER MATTERS	62

Shareholder Proposals for the Next Annual Meeting	62
Householding of Proxy Materials	62

APPENDIX A — RECONCILIATION OF NON-GAAP FINANCIAL MEASURE	A-1

ii   |   WGL HOLDINGS, INC. - 2017 Proxy Statement

Proxy Summary

PROXY SUMMARY

This summary highlights information contained in the proxy statement. It does not contain all of the information that you should consider, and you should read the entire proxy statement before voting. For complete information regarding the Company’s performance in FY 2016, please review our 2016 Annual Report on Form 10-K filed with the SEC on November 22, 2016.

Capitalized terms used in this summary have the meanings given to them in the accompanying proxy statement.

Roadmap of Voting Matters

Shareholders are being asked to vote on the following matters at the 2017 annual meeting of shareholders:

Our Board’s Recommendation
ITEM 1. Election of Directors
The Board and the Governance Committee believe that the combination of the qualifications, skills and experiences of the director nominees would contribute to an effective and well-functioning Board and that, individually and as a whole, the director nominees possess the necessary qualifications to provide effective oversight of the business and quality advice and counsel to the Company’s management.	FOR Each Director Nominee

ITEM 2. Advisory Vote to Approve Executive Compensation
Shareholders are being asked to cast an advisory vote to approve the compensation of the Company’s Named Executive Officers, as described in the Compensation Discussion and Analysis section and the Compensation of Executive Officers section of the proxy statement. The Board values shareholders’ opinions and the Human Resources Committee (“HR Committee”) will take into account the outcome of the advisory vote when considering future executive compensation decisions.	FOR

ITEM 3. Advisory Vote Regarding Frequency of Executive Compensation Approval
We are providing shareholders the opportunity to cast an advisory vote on how frequently the Company includes an advisory vote to approve executive compensation in its proxy materials. Shareholders may vote to recommend holding the advisory vote on executive compensation every year, every two years, or every three years. Shareholders may also abstain from voting.	EVERY YEAR

ITEM 4. Ratification of the Appointment of Deloitte & Touche LLP as Independent Public Accounting Firm
The Audit Committee has appointed Deloitte & Touche LLP to serve as the independent public accounting firm for the Company for the fiscal year ending September 30, 2017. As a matter of good corporate governance, shareholders are being asked to ratify the Audit Committee’s selection of the independent public accounting firm for the Company. The Audit Committee and the Board believe that the continued retention of Deloitte to serve as the independent public accounting firm for the Company is in the best interests of the Company and its shareholders.	FOR

Forward-Looking Statements:

This proxy statement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the outlook for earnings, revenues, dividends and other future financial business performance or strategies and expectations. Forward-looking statements are typically identified by words such as, but not limited to, “estimates,” “expects,” “anticipates,” “intends,” “believes,” “plans,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” and “could.” Although we believe such forward-looking statements are based on reasonable assumptions, we cannot give assurance that every objective will be achieved. Forward-looking statements speak only as of today, and we assume no duty to update them. Factors that could cause actual results to differ materially from those expressed or implied include, but are not limited to, general economic conditions and the factors discussed under the “Risk Factors” heading in our most recent annual report on Form 10-K and other documents that we have filed with, or furnished to, the U.S. Securities and Exchange Commission.

WGL HOLDINGS, INC. - 2017 Proxy Statement   |   iii

Proxy Summary

Corporate Governance Highlights

We believe that our corporate governance policies and practices promote the long-term interests of shareholders, strengthen Board and management accountability and help us to build public trust in the Company. Highlights include:

•	Annual Election of Directors

•	Director Resignation Requirement Upon Failure to Receive a Majority Vote

•	Eight out of Nine Director Nominees are Independent

•	Independent Lead Director

•	Fully Independent Audit, Human Resources and Governance Committees
•	Risk Oversight by the Full Board and Committees

•	Regular Executive Sessions of Independent Directors

•	Regular Board and Committee Self-Evaluations

•	Long-Standing Commitment to Safety, Sustainability and Diversity

Summary of Executive Compensation Disclosures

Business Environment

WGL Holdings and its subsidiaries achieved significant financial, business and operational successes in FY 2016. WGL Holdings reported net income applicable to common stock of $167.6 million, compared to $131.3 million for FY 2015, and generated operating earnings* of $165.1 million, an improvement of $6.9 million over operating earnings of $158.2 million for FY 2015. WGL Holdings also established 31 new stock intra-day trading highs and increased its annual dividend by 10 cents, a 5% increase, to $1.95 per share, marking the 40th consecutive year that the Company has increased the dividend on its common stock. Furthermore, we recently confirmed our expectations for per share operating earnings growth* over the next five years of between 7% and 10%.

In addition, the Company and its subsidiaries achieved a number of business and operational successes in FY 2016, including the acquisition by WGL Midstream of a 30% interest in the Stonewall

Gas Gathering System (“Stonewall System”) in West Virginia (which became operational in January 2016), and we continued to add new solar energy and fuel cell projects to our portfolio. In addition, our utility subsidiary, Washington Gas, tied for first in business customer satisfaction among gas utilities in the Eastern region according to the J.D. Power and Associates 2016 Gas Utility Business Customer Satisfaction Study, and added more than 12,200 new customer meters in FY 2016.

We are also extremely proud that, during FY 2016, we announced that Washington Gas achieved a 74 percent reduction in absolute GHG emissions from its fleet and facilities (compared to 2008) and a 20 percent reduction in methane emissions (measured from a 2008 baseline) for every unit of natural gas delivered, exceeding its goals of 70 percent and 18 percent, respectively, and achieving these goals four years ahead of schedule.

* Operating earnings is a financial measure that is not calculated and presented in accordance with generally accepted accounting principles (“GAAP”) and should not be viewed as an alternative to a GAAP measure of performance. See Appendix A of the proxy statement for a reconciliation to the nearest comparable measure presented in accordance with GAAP. In providing our expectations for per share non-GAAP operating earnings growth, we note that there will likely be differences between our future reported GAAP earnings growth and our non-GAAP operating earnings growth due to matters such as, but not limited to, unrealized mark-to-market positions for our energy-related derivatives and changes in the measured value of our trading inventory for our midstream operating segment. Non-GAAP adjustments can change significantly and are subject to swings from period to period and, as a result, WGL Holdings management is not able to reasonably estimate the aggregate impact of these items to derive GAAP earnings growth expectations and therefore is not able to provide a corresponding GAAP equivalent for its non-GAAP operating earnings growth expectations.

iv   |   WGL HOLDINGS, INC. - 2017 Proxy Statement

Proxy Summary

Executive Compensation Decisions

We took the following actions with respect to the compensation of our Named Executive Officers in FY 2016:

Compensation Element	FY 2016 Named Executive Officer Actions
Base Salaries	•	Increased base salaries by an average of 2.0%, including individual increases of between 0.9% and 3.0%, based on increases in the market compensation for these Named Executive Officers’ positions.(1)
Short-term Incentive Program	•	STI payouts relating to the Company’s performance in FY 2016 were based on 13 weighted financial and non-financial scorecard goal targets in eight corporate performance categories. The Company achieved 11 out of 13 corporate scorecard goals, including four out of its five most heavily weighted goals, listed below:
		o	Utility Return on Equity (9.92% versus 9.57% target)
		o	Non-Utility Earnings (115% of targeted earnings from non-utility operating subsidiaries)
		o	Employee Safety (DART rate of 0.85 versus a target maximum of 1.00)
		o	System Safety and Pipeline Integrity (106.4% of target)
	•	STI payouts were between 128.5% and 130.0% of target, and averaged 129.2% of target (on an unweighted basis).
	•	STI bonus payout for our CEO was 130.0% of target.
Long-term Incentive Program	•	LTI awards, consisting of equally weighted stock-denominated performance shares and cash-denominated performance units, were granted in amounts based on similar analysis as in prior years. As discussed in greater detail below, the LTI program was broadened to include two new performance metrics.
	•	For LTI grants that vested based on the FY 2014-2016 performance period, our total shareholder return (“TSR”) ranked at the 78th percentile of our long-term incentive peer group (based on the average of our percentile rankings at the end of each fiscal quarter in FY 2016), which translated to award payouts of 170.9% of target award opportunities.
(1) Excluding Ms. Gutermuth, who was not a Named Executive Officer in FY 2015.

WGL HOLDINGS, INC. - 2017 Proxy Statement   |   v

Proxy Summary

Key Features of Our Executive Compensation Program

Our executive compensation program is market-based and performance-oriented, and encourages executive decision-making that is aligned with the long-term interests of our shareholders. We tie a significant portion of pay to Company performance over a multi-year period. The HR Committee and management regularly review the compensation and benefit programs for executives and other employees in order to align these programs with our total compensation philosophy. Accordingly, we have adopted a number of policies and practices that affect our executive compensation program:

What We Do
✓	Balance short- and long-term incentives
✓	Drive achievement of our long-term strategy by focusing STI on achievement of our corporate scorecard goals, which reflect critical short-term activities that are essential to longer-term success
✓	Align executive compensation with shareholder returns through long-term incentives
✓	Base target total compensation opportunities on the 50th percentile of market compensation
✓	Include caps on individual payouts in incentive plans
✓	Conduct an annual “say-on-pay” advisory vote for shareholders
✓	Require repayment of short-term incentive payouts that are based on materially inaccurate financial statements or performance metrics
✓	Require our directors and executive officers to retain significant stock ownership
✓	Determine STI payout using a formulaic calculation
✓	Base LTI vesting on multiple financial performance metrics
✓	Apply double-trigger change in control vesting to all new LTI awards
Effective October 2018	Eliminate all excise tax gross-ups

What We Don’t Do
W	Make solely time-vested equity awards
W	Allow hedging or pledging of our common stock by executive officers or directors
W	Pay dividend equivalents on equity awards that do not vest
W	Allow new participants in the Defined Benefit Supplemental Executive Retirement Plan

The HR Committee oversees the design and administration of our executive compensation programs according to the processes and procedures discussed in the Corporate Governance section of the proxy statement. The HR Committee is advised by an independent compensation consultant.

vi   |   WGL HOLDINGS, INC. - 2017 Proxy Statement

Proxy Summary

Historical Say-on-Pay Results and Executive Compensation Program Changes

Each year at the Company’s annual meeting, shareholders have the opportunity to cast an advisory vote regarding our executive compensation program. This vote is commonly referred to as a “say-on-pay” vote. Our HR Committee considers the outcome of the shareholder advisory vote when making decisions relating to the compensation of our named executive officers and our executive compensation program design, structure and policies.

Because the shareholder advisory votes relating to FY 2013 and FY 2014 were below our expectations, we revised our executive compensation program in FY 2015, as summarized in the table below. We signaled these changes in our proxy statement last year and, at our 2016 annual meeting, the favorable voting result on our executive compensation program was 96.7%.

This voting result suggests strong shareholder support for the philosophy, design and structure of our revised executive compensation program. The Committee will continue to consider the results of the shareholders’ advisory votes on executive compensation when making decisions about our executive compensation program.

SUMMARY OF CHANGES TO EXECUTIVE COMPENSATION PROGRAM

Concerns Raised by Investors and Proxy Advisers	Key Changes	Effective in FY 2016
Overly Large Companies in Total Compensation Peer Group	Eliminated five largest companies from total compensation peer group	✓
Discretionary STI Plan	Moved to a formulaic plan with specific weightings applied to corporate scorecard goals	✓
HR Committee retains negative discretion
Designed to continue to achieve favorable regulatory treatment
Single Performance Measure for LTI Awards	Broadened LTI program to include two new metrics (25% weight each):	✓
Added performance units based on Return on Equity (ROE) Ratio
ROE Ratio =	Average consolidated non-GAAP ROE(1)
Weighted average allowed utility ROE
Added performance shares based on dividend coverage
Operating earnings per share must exceed dividends per share (all-or-nothing vesting with no upside)
Reduced TSR-based performance units and performance shares to 50% of grants (25% weight each)
Eliminated payout for dividend growth below lowest TSR performance
Single-Trigger Vesting on Change in Control for 50% of LTI Awards	Moved to double-trigger change in control vesting for all LTI awards	✓
Grandfathered Excise Tax Gross-Ups	All excise tax gross-ups will be eliminated in October 2018 if no change in control has occurred or is pending	Effective in October 2018
CEO Ownership Guideline of 3x Base Salary	Increased CEO Ownership Guideline to 5x base salary	✓
(1) Calculated using non-GAAP operating earnings and common equity as adjusted for non-GAAP adjustments. For a description of our non-GAAP adjustments, see Appendix A.

WGL HOLDINGS, INC. - 2017 Proxy Statement   |   vii

Proxy Summary

Return to Shareholders

The Company has delivered consistent positive returns to holders of our common stock over time and has a long history of increasing common stock dividends.

TOTAL SHAREHOLDER RETURN*

*	Return on shares of common stock, assuming daily reinvestment of dividends. Returns calculated based on an investment made on September 30 of the first year of the period indicated and sold on September 30 of the last year of the period indicated.

DIVIDEND GROWTH

FOR FY 2016, WE ANNOUNCED A $0.10 INCREASE IN OUR DIVIDEND TO AN ANNUAL RATE OF $1.95 PER SHARE

WE CONTINUE TO TARGET 5% ANNUAL DIVIDEND GROWTH

We have increased dividends for 40 consecutive years and paid a dividend for 165 consecutive years

viii    |   WGL HOLDINGS, INC. - 2017 Proxy Statement

WGL HOLDINGS, INC.

101 CONSTITUTION AVE., NW

WASHINGTON, DC 20080

PROXY STATEMENT

December 23, 2016

INFORMATION REGARDING THE ANNUAL MEETING

This proxy statement is provided in connection with a solicitation of proxies by the Board of Directors (the “Board”) of WGL Holdings, Inc. to be used at the annual meeting of shareholders to be held on Wednesday, February 1, 2017 at 10:00 a.m., Eastern Time, and at any adjournment or postponement thereof. The annual meeting will be held at our corporate offices located at 101 Constitution Ave., NW, 3rd Floor, Washington, DC 20080. Additional information about the meeting location is included on the inside back cover of this proxy statement.

This proxy statement is first being provided to our shareholders on or about December 23, 2016. Throughout this proxy statement, “WGL Holdings,” the “Company,” “we,” “us” and “our” are intended to refer to WGL Holdings, Inc. and its consolidated subsidiaries, unless specifically indicated otherwise. In addition, references to fiscal years (including “FY” ) are to the fiscal years ending September 30 of the year indicated.

You are invited to attend the annual meeting, and we request that you vote on the proposals described in this proxy statement.

You do not need to attend the meeting to vote your shares. If you have received a printed copy of these materials by mail, you may complete, sign and return your proxy card by mail. If you received a printed copy of these materials but prefer to submit your proxy vote over the Internet or by telephone, or if you did not receive a printed copy of these materials by mail and are accessing them via the Internet, you may submit your proxy vote via the Internet or by telephone by following the instructions under the heading, “Questions and Answers About the Annual Meeting and Voting” beginning on page 58. In addition, other information about voting is provided later in this proxy statement under the heading, “Questions and Answers About the Annual Meeting and Voting.”

Record Date: December 5, 2016
How to Vote: Voting can be completed in one of four ways:

return the signed proxy card by mail	online at www.proxyvote.com

by telephone at 1-800-690-6903	attend the meeting to vote IN PERSON

Important Notice Regarding the Availability of Proxy Materials for WGL Holdings’ annual meeting of shareholders to be held on February 1, 2017.

This notice of annual meeting and proxy statement and WGL Holdings’ Annual Report on Form 10-K for the fiscal year ended September 30, 2016 are available on the Internet at the following website: www.proxyvote.com.

WGL HOLDINGS, INC. - 2017 Proxy Statement   |   1

Election of Directors

PROPOSAL 1 — ELECTION OF DIRECTORS

There are nine nominees for election to the Board. Each of the nominees was elected at the 2016 annual meeting of shareholders: Michael D. Barnes, George P. Clancy, Jr., James W. Dyke, Jr., Nancy C. Floyd, Linda R. Gooden, James F. Lafond, Debra L. Lee, Terry D. McCallister, and Dale S. Rosenthal. Each nominee will, if elected, serve on the Board until the 2018 annual meeting of shareholders. On September 2, 2016, Stephen C.

Beasley resigned from the Board for health reasons, and the Board adopted a resolution to reduce the size of the Board to nine members upon his resignation.

All of the nominees for director also currently serve on the board of directors of our natural gas utility subsidiary, Washington Gas Light Company (“Washington Gas”).

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Election of Directors

Criteria for Selection of Board Nominees

The Governance Committee is responsible for identifying director nominees for election to the Board. The Governance Committee may consider nominees suggested by several sources, including outside search firms, incumbent Board members and shareholders.

As provided in its charter, the Governance Committee seeks candidates with experience and abilities relevant to serving as a director of the Company and who will represent the best interests of shareholders as a whole, and not any specific interest group or constituency. The Governance Committee, with input from the Chairman of the Board and other directors, evaluates the qualifications of each director candidate in accordance with the criteria described in the director qualification standards section of our Corporate Governance Guidelines. In evaluating the qualifications of director nominees, the Governance Committee considers factors including, but not limited to, the following:

Commitment. Directors should be able to contribute the time necessary to be actively involved on the Board and its decision-making and should be able and willing to prepare for and attend required meetings.

Diversity. The Board does not have a formal policy regarding the consideration of diversity in identifying nominees for director. Nevertheless, directors should be selected so that the Board is a diverse body. The Board considers the term “diversity” to include differences of viewpoint, professional experience, education, skill and other individual qualities and attributes, as well as differences in race, gender and ethnicity.

Experience. Directors should be or have been in leadership positions in their field of endeavor and have a record of excellence in that field.

Independence. A director should neither have, nor appear to have, a conflict of interest that would impair his or her ability to represent the interests of all of the Company’s shareholders and to fulfill the responsibilities of a director.

Integrity. Directors should have a reputation of integrity and be of the highest ethical character.

Judgment. Directors should have the ability to exercise sound business judgment on a wide range of matters.

Knowledge. Directors should have a firm understanding of our operations, business strategy, corporate governance and Board operations.

Skills. Directors should be selected so that the Board has an appropriate mix of skills in core areas such as: accounting, compensation, finance, government relations, law, management, risk oversight and strategic planning.

The Governance Committee and the Board may take into account such other factors as they consider to be relevant to the success of a publicly-traded company operating in the natural gas utility and energy products and services industries. As part of the annual nomination process, the Governance Committee reviews the qualifications of each director nominee, including currently serving Board members, and reports its findings to the Board. On September 27, 2016 the Governance Committee determined that each Board member satisfies the criteria described above and advised the Board that each of the director nominees listed under “Proposal 1 — Election of Directors” is qualified to serve on the Board.

Diversity

The Governance Committee considers diversity in connection with its evaluation of individual potential director nominees, and periodically considers the diversity of the Board as a whole. The Board conducted a self-evaluation in 2016 and concluded that its efforts to achieve Board membership diversity were effective. The Board believes that the directors collectively represent a diverse array of viewpoints, experiences, education, skills and other attributes that contribute to its effectiveness in overseeing the direction of the Company. Three out of nine of our directors are African-American and four directors are women.

Shareholder Recommendations

The Governance Committee will consider director nominees recommended by shareholders. Notice of such recommendation should be sent in writing to the Chairman of the Governance Committee, c/o the Secretary of WGL Holdings, Inc.; 101 Constitution Ave., NW; Washington DC 20080. The recommendation must identify the writer as a shareholder of the Company and provide sufficient detail for the Governance Committee to consider the recommended individual’s qualifications. The Governance Committee will evaluate the qualifications of candidates recommended by shareholders using the same criteria as used for other Board candidates. The recommendation must be timely and include all information specified in our bylaws.

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Election of Directors

Director Nominees

For purposes of the upcoming annual meeting, the Governance Committee has recommended the re-election of each nominee as a director. Each nominee has informed the Board that he or she is willing to serve as a director. If any nominee should decline or become unable or unavailable to serve as a director for any reason, your proxy authorizes the persons named as proxies to vote for a replacement nominee, if the Board names one, as such persons determine in their best judgment. The following is a brief description of the age, principal occupation, position and business experience, including other public company directorships, for at least the past five years, and major affiliations of each nominee. Each director’s biographical information includes a description of the director’s experience, qualifications, attributes or skills that qualify the director to serve on the Board.

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Election of Directors

The Board recommends a vote “FOR” the election of each of the following nominees:

Michael D. Barnes

Age: 73
Director Since: 1991 (Washington Gas), November 2000 (WGL Holdings)
Board Committees: Governance Committee (Chairman), Executive Committee, Lead Director for the Board

Michael D. Barnes is a Senior Fellow at the Center for International Policy in Washington, DC. He was previously Senior Of Counsel to the law firm of Covington & Burling LLP from 2007 through December 2010. He was President of The Brady Campaign and Brady Center to Prevent Gun Violence from 2000 through 2006. He was previously a partner in the law firm of Hogan & Hartson LLP (now Hogan Lovells, LLP). Mr. Barnes was United States Representative from Maryland’s 8th Congressional District from 1979 to 1987 and is currently a member of the Board of the Office of Congressional Ethics. In January 2013, he was appointed to the Board of the Office of Congressional Ethics by Speaker John Boehner and Minority Leader Nancy Pelosi. He has previously served as a Commissioner of the Maryland Public Service Commission, as a director of the Metropolitan Washington Airports Authority, as a director of the Washington Metropolitan Area Transit Authority and Chairman of the Washington Suburban Transit Commission, appointed by Governors of the State of Maryland. He served six years in the United States Marine Corps and the Marine Corps Reserve.

Mr. Barnes has been a director of Washington Gas since 1991 and a director of WGL Holdings since November 2000. Mr. Barnes has a B.A. degree from the University of North Carolina and a J.D. degree with Honors from George Washington University.

Particular experience, attributes or skills that qualify candidate for Board membership:

Leadership Experience
With over 35 years of legal experience and affiliations, including significant leadership positions, with a diverse array of business, political and philanthropic organizations in the Washington, DC metropolitan area, Mr. Barnes brings immense insight to the Board.
Risk Management/Assessment
Mr. Barnes’ legal expertise contributes to his skills in the areas of risk management, compliance and internal controls.
Government Experience
Mr. Barnes served as United States Representative from Maryland’s 8th Congressional District from 1979 to 1987, and is currently a member of the Board of the Office of Congressional Ethics.
Strategic Planning
Through his extensive involvement in civic, community and charitable activities, Mr. Barnes has gained significant strategic planning and corporate governance experience.
Industry Experience
Mr. Barnes’ service on the Maryland Public Service Commission and long tenure as a director of Washington Gas and WGL Holdings provide him with extensive experience and insights on the issues facing the gas utility and energy products and services industries generally, as well as the Company in particular.

George P. Clancy, Jr.

Age: 73
Director Since: December 2000 (Washington Gas and WGL Holdings)
Board Committees: Audit Committee (Chairman), HR Committee, Executive Committee
Other Public Company Board: Saul Centers, Inc.

George P. Clancy, Jr. is a retired Executive Vice President and Mid-Atlantic Region Market President of Chevy Chase Bank, a division of Capital One, N.A. (1995-2010). Mr. Clancy has extensive experience in banking, including having served as President and Chief Operating Officer of The Riggs National Corporation (1985-1986) and President and Chief Executive Officer of Signet Bank, N.A. (1988-1995). Mr. Clancy is on the board of directors of ASB Capital Management, Inc., Chevy Chase Trust Company, Saul Centers, Inc. and the Mary and Daniel Loughran Foundation, and was a member of the board of directors of Catholic Charities of the Archdiocese of Washington until June 2016.

Mr. Clancy has been a director of Washington Gas and a director of WGL Holdings since December 2000. Mr. Clancy has a B.A. degree in English from the University of Maryland and an M.B.A. degree from Loyola University.

Particular experience, attributes or skills that qualify candidate for Board membership:

Leadership Experience
Mr. Clancy has considerable senior executive level experience in business and management.
Risk Management/Assessment
Mr. Clancy developed significant skills in risk assessment as a senior executive, making him an important adviser to the Board and the Company.
Strategic Planning
Mr. Clancy’s experience managing investments and engaging in strategic planning as a senior executive enable him to serve meaningfully and effectively on the Board.
High Level Financial Literacy
Mr. Clancy has extensive experience in capital and financial markets, accounting and financial reporting and credit markets. He brings financial expertise and extensive experience in assessing and managing investments.

WGL HOLDINGS, INC. - 2017 Proxy Statement   |   5

Election of Directors

James W. Dyke, Jr.

Age: 70
Director Since: September 2003 (Washington Gas and WGL Holdings)
Board Committees: Governance Committee, HR Committee, Executive Committee (alternate)

James W. Dyke, Jr. retired on March 31, 2013 after 20 years as a partner in the Virginia law firm of McGuire Woods LLP, where he specialized in corporate, education, voting rights, government relations and municipal law. On April 8, 2013, he became a Senior Adviser to McGuire Woods Consulting LLC. In addition to his legal career, Mr. Dyke has extensive professional experience in government and public relations. Among other appointments, he served as Secretary of Education for the Commonwealth of Virginia from 1990 to 1993 and as Domestic Policy Adviser to former Vice President Walter Mondale. Mr. Dyke has assumed leadership positions in several business and community organizations, including serving as former Chairman of the Fairfax County, Virginia Chamber of Commerce, the Northern Virginia Business Roundtable and the Emerging Business Forum. During 2010, Mr. Dyke was also Chair of the Greater Washington Board of Trade and he is a former member of the board of directors of the Washington Metropolitan Area Transit Authority (WMATA) and the Commonwealth Transportation Board (CTB).

Mr. Dyke has been a director of Washington Gas and of WGL Holdings since September 2003. Mr. Dyke has B.A. and J.D. degrees from Howard University. In addition, he holds honorary degrees from St. Paul’s College, Virginia State University, the University of Richmond, Randolph-Macon College and the Northern Virginia Community College.

Particular experience, attributes or skills that qualify candidate for Board membership:

Leadership Experience
Mr. Dyke has over 35 years of legal experience and significant leadership positions and deep-rooted affiliations with a diverse array of business and philanthropic organizations in the Washington, DC metropolitan area.
Risk Management/Assessment
Mr. Dyke’s legal expertise contributes to his skills in the areas of risk management, compliance, internal controls, legislative and administrative issues and general corporate transactions.
Government Experience
Mr. Dyke has significant governmental experience nationally and in the Commonwealth of Virginia that enable him to bring invaluable insight to the Board.
Strategic Planning
Mr. Dyke lives and works in the Company’s operating territory and has held leadership positions with several local non-profit organizations and, as a result, has significant community ties within the region. In addition, through his extensive involvement in civic, community and charitable activities, Mr. Dyke has gained additional strategic planning and corporate governance insights.

Nancy C. Floyd

Age: 62
Director Since: June 2011 (Washington Gas and WGL Holdings)
Board Committees: Audit Committee, Governance Committee, Executive Committee (alternate)

Nancy C. Floyd is the founder and managing director of Nth Power, a San Francisco-based venture capital firm focused on advanced energy technologies, energy efficiency and sustainability. Nth Power has invested $420 million in 56 companies. Ms. Floyd has served on the boards of the American Council on Renewable Energy and the Center for Resource Solutions. She is an active member of Environmental Entrepreneurs (E2), a national community of individual business leaders who advocate sound environmental policy while building economic prosperity. Prior to founding Nth Power, Ms. Floyd launched two high-growth energy and telecommunications companies: NFC Energy Corporation in 1982, an early wind development company, and PacTel Spectrum Services in 1985, both of which were successfully sold. She has also worked on energy and telecommunications issues for the chairman of the Vermont Public Service Board.

Ms. Floyd has been a director of Washington Gas and of WGL Holdings since June 2011. Ms. Floyd has a B.A. degree in Government from Franklin and Marshall College and an M.A. degree in Political Science from the Rutgers University Eagleton Institute of Politics.

Particular experience, attributes or skills that qualify candidate for Board membership:

Leadership Experience
Ms. Floyd brings many years of key senior management experience to the Board.
Risk Management/Assessment
Ms. Floyd’s business experience has given her significant risk management experience that provides the Board with a valuable perspective.
Government Experience
As a result of her past work with the Vermont Public Service Board, Ms. Floyd can provide important insight with respect to regulatory and policy matters relevant to public utilities, which enhances the Board’s overall knowledge and experience.
Strategic Planning
Ms. Floyd’s experience as a business founder and manager demonstrates significant strategic planning skills.
Industry Experience
Ms. Floyd brings a deep understanding of energy efficiency and renewable energy applications. Her comprehensive knowledge of many aspects of the energy industry provides the Board with a valuable perspective.

6   |   WGL HOLDINGS, INC. - 2017 Proxy Statement

Election of Directors

Linda R. Gooden

Age: 63
Director Since: April 2013 (Washington Gas and WGL Holdings)
Board Committees: HR Committee, Executive Committee (alternate)
Other Public Company Board: Automatic Data Processing, Inc.; General Motors Co.; The Home Depot, Inc.

Linda R. Gooden retired in 2013 as Executive Vice President of Lockheed Martin Corp.’s Information Systems & Global Solutions, a $9 billion business with 30,000 employees that provides integrated information technology solutions, systems and services globally to civil, defense, intelligence and other government customers, after more than 34 years with the company. Ms. Gooden was responsible for establishing and managing the first major contractor cyber center in Maryland. She led the development of cyber solutions for federal defense, intelligence, and commercial customers.

Ms. Gooden has been inducted into the prestigious Career Communications Hall of Fame. She was named one of Fortune’s 50 Most Powerful Women in Business for three consecutive years and one of the 100 Most Powerful Executives in Corporate America by Black Enterprise magazine in 2009. In 2010, Ms. Gooden was appointed by U.S. President Barack Obama to the National Security Telecommunications Advisory Committee.

Ms. Gooden serves on the boards of: the American Heart Association; the Armed Forces Communications and Electronics Association International; TechAmerica; the University Systems of Maryland Board of Regents; Automatic Data Processing, Inc.; General Motors Co.; and The Home Depot, Inc.

Ms. Gooden has been a director of WGL Holdings and Washington Gas since April 2013. Ms. Gooden has a B.A. degree in Computer Science from Youngstown State and a B.A. degree in Business Administration from the University of Maryland. She also has an M.B.A. degree from the University of Maryland.

Particular experience, attributes or skills that qualify candidate for Board membership:

Leadership Experience
Ms. Gooden’s experience as a senior executive officer of a Fortune 100 company demonstrates her leadership capability and general business acumen.
Risk Management/Assessment
In addition to her deep understanding of operations and strategy, Ms. Gooden has sophisticated risk management, cyber-security and information technology experience that is extremely valuable to the decision-making processes of the Board.
Government Experience
Ms. Gooden has experience as a presidential appointee to the National Security Telecommunications Advisory Committee.
Strategic Planning
Ms. Gooden provides the Board with extensive experience in operations and strategic planning. Ms. Gooden’s experience also demonstrates her extensive knowledge of governance and complex financial issues faced by public companies.
High Level Financial Literacy
Ms. Gooden provides the Board with extensive experience in corporate finance.

James F. Lafond

Age: 74
Director Since: September 2003 (Washington Gas and WGL Holdings)
Board Committees: HR Committee (Chairman), Executive Committee
Other Public Company Board: VSE Corporation

James F. Lafond is a retired Area Managing partner for the greater Washington, DC area for PricewaterhouseCoopers LLP. He is a retired certified public accountant with extensive experience serving in leadership positions with PricewaterhouseCoopers and with its predecessor, Coopers & Lybrand LLP. He has been active in several civic and non-profit organizations, including serving as Chairman of the INOVA Health System Foundation and the Washington Performing Arts Society. Among other recognitions, he has received the Lifetime Achievement Award from the Leukemia and Lymphoma Society. He is currently a director of VSE Corporation as well as not-for-profit entities.

Mr. Lafond has been a director of Washington Gas and of WGL Holdings since September 2003. Mr. Lafond has a B.S. degree in Accounting and an M.B.A. degree from American International College. Mr. Lafond has also completed the Executive Development program at Dartmouth College.

Particular experience, attributes or skills that qualify candidate for Board membership:

Leadership Experience
Mr. Lafond gained significant leadership experience as an Area Managing Partner for PricewaterhouseCoopers LLP and in leadership positions in civic and non-profit organizations.
Risk Management/Assessment
Mr. Lafond has expertise in risk management processes through his experience as Area Managing Partner for PricewaterhouseCoopers LLP and as an engagement partner for entities in various industries.
Strategic Planning
Mr. Lafond’s experience as a member of the nominating and corporate governance committee and chair of the audit committee of the board of directors of another public company allows him to provide particular governance insight to the Board that is essential to strategic planning.
High Level Financial Literacy
Mr. Lafond brings many years of audit experience and financial accounting knowledge that are critical to the Board. Mr. Lafond’s experience with accounting principles, financial reporting rules and regulations, evaluating financial results and generally overseeing the financial reporting process of large public companies from an independent auditor’s perspective makes him an invaluable asset to the Board.

WGL HOLDINGS, INC. - 2017 Proxy Statement   |   7

Election of Directors

Debra L. Lee

Age: 62
Director Since: July 2000 (Washington Gas), November 2000 (WGL Holdings)
Board Committees: Audit Committee, Executive Committee (alternate)
Other Public Company Board: Marriott International, Inc.; Twitter, Inc.

Debra L. Lee is Chairman and Chief Executive Officer of BET Networks, a global multi-media company that owns and operates Black Entertainment Television and several other ventures. BET Networks is a division of Viacom, Inc. Ms. Lee previously was Executive Vice President and General Counsel of BET Holdings (1992-1995), President and Chief Operating Officer (1995-May 2005), President and Chief Executive Officer (June 2005-January 2006), and was elected to her present position in January 2006. Ms. Lee serves on the board of directors of the Alvin Ailey American Dance Theater and the Paley Center. Ms. Lee is also on the board of directors of Marriott International, Inc. and Twitter, Inc., and previously served on the board of directors of Revlon, Inc. from 2006 through 2015.

Ms. Lee has been a director of Washington Gas since July 2000 and a director of WGL Holdings since November 2000. Ms. Lee has a B.A. degree in Political Science from Brown University, a J.D. degree from the Harvard Law School and an M.P.P. from the Harvard University John F. Kennedy School of Government.

Particular experience, attributes or skills that qualify candidate for Board membership:

Leadership Experience
Ms. Lee’s experience as a chief executive officer of a major media and entertainment company demonstrates her leadership ability and general business acumen.
Risk Management/Assessment
Ms. Lee’s legal expertise contributes to her skills in the areas of risk management, compliance and internal controls.
Strategic Planning
Through her experience as a chief executive officer and her involvement in civic, community and charitable activities, Ms. Lee has gained significant strategic planning, operational and corporate governance insights. Her extensive experience with consumer marketing is also a significant asset to the Board.
High Level Financial Literacy
Ms. Lee provides the Board with extensive experience in corporate finance. In addition, her experience on the board of directors of other public companies demonstrates her knowledge of complex financial issues faced by public companies.

Terry D. McCallister

Age: 61
Director Since: October 2009 (Washington Gas and WGL Holdings)
Board Committees: Chairman of the Board, Executive Committee (Chairman)

Terry D. McCallister has served as Chairman and Chief Executive Officer of WGL Holdings and of Washington Gas since October 1, 2009. Mr. McCallister previously served as President and Chief Operating Officer of WGL Holdings and Washington Gas (2001-2009); Mr. McCallister joined Washington Gas in April 2000 as Vice President of Operations. He was previously with Southern Natural Gas, where he served as Vice President and Director of Operations and with Atlantic Richfield Company, where he held various leadership positions. Mr. McCallister serves on the Board of Directors of the American Gas Association and served as its Board Chairman for 2015. He is a past Chairman of the Board of Directors of the Southern Gas Association and is currently Chairman of the Board of Directors of the Gas Technology Institute. Mr. McCallister serves on the National Petroleum Council. He also serves on the boards of several business and community organizations, including, among others, the Greater Washington Board of Trade (Chair-elect), the Federal City Council, the Alliance to Save Energy, the Smithsonian National Zoo, the National Symphony Orchestra (President) and the INOVA Health System Foundation (Immediate Past Chairman).

Mr. McCallister has a B.S. degree in Engineering Management from the University of Missouri-Rolla and is a graduate of the University of Virginia’s Darden School of Business Executive Program.

Particular experience, attributes or skills that qualify candidate for Board membership:

Leadership Experience
With 38 years of energy industry experience at several levels of management, Mr. McCallister is well positioned to lead our management team and provide essential insight and guidance to the Board on the day-to-day operations of the Company. Mr. McCallister’s service on the boards of local non-profit and charitable organizations provides an important connection between our Company and the communities we serve.
Strategic Planning
Mr. McCallister serves a key leadership role on the Board and provides the Board with in-depth knowledge of each area of our business, the energy industry generally, and the Company’s challenges and opportunities. Mr. McCallister’s leadership roles in key industry organizations provide a unique opportunity to help shape the environment in which the Company can be successful. In addition, through his extensive involvement in civic, community and charitable activities, Mr. McCallister has gained additional strategic planning and corporate governance insights.
Industry Experience
Mr. McCallister’s extensive energy experience and comprehensive understanding of many aspects of the natural gas industry provides the Board with crucial insight.

8   |   WGL HOLDINGS, INC. - 2017 Proxy Statement

Election of Directors

Dale S. Rosenthal

Age: 60
Director Since: October 2014 (Washington Gas and WGL Holdings)
Board Committees: Audit Committee, Executive Committee (alternate)

Dale S. Rosenthal was Division President of Clark Financial Services Group, where she set strategy for Clark’s entry into the alternative energy space, leveraging Clark Construction’s core turnkey construction competence into alternative energy development, finance, and management. She was Clark’s Chief Financial Officer for eight years, leading all of the financial functions of Clark, a multi-billion dollar company. She serves on the board of directors of the Strathmore Foundation for the Performing Arts and on the Greater Washington Board of Trade.

Ms. Rosenthal has been a director of Washington Gas and of WGL Holdings since October 2014. She has a J.D. and M.B.A. from Harvard University and a B.A. in Economics from Cornell University.

Particular experience, attributes or skills that qualify candidate for Board membership:

Leadership Experience
Ms. Rosenthal brings many years of senior management and new business development experience in both the private and non-profit sectors to the Board.
Risk Management/Assessment
Ms. Rosenthal’s financial and legal background in the construction industry contributes to her skills in risk assessment, mitigation, compliance, and internal controls.
Strategic Planning
Ms. Rosenthal’s formal business training, significant experience in business development and experience as a strategist in the alternative energy sector provide her with significant strategic planning skills.
Industry Experience
Ms. Rosenthal brings significant business expertise in the alternative energy sector.
High Level Financial Literacy
Ms. Rosenthal has managed financial budgeting and reporting in corporate and non-profit organizations.

WGL HOLDINGS, INC. - 2017 Proxy Statement   |   9

Corporate Governance

CORPORATE GOVERNANCE

Corporate governance is a continuing focus at WGL Holdings, starting with the Board and extending to all employees. In this section, we describe some of our key corporate governance policies and practices.

Corporate Governance Practices

WGL Holdings is committed to maintaining the highest standards of corporate governance, which we believe are essential to sustained success. We have implemented corporate governance practices that we believe promote our goal of maximizing long-term shareholder value. In light of this goal, the Board oversees, counsels and guides management in the long-term interests of the Company and its shareholders. The Board’s responsibilities include, but are not limited to:

•	overseeing the management of our business and the assessment of our business risks;

•	overseeing the processes for maintaining the integrity of our financial statements and other public disclosures, and compliance with law and ethics;

•	reviewing and approving our major financial objectives and strategic and operating plans; and

•	overseeing our talent management and succession planning.

The Board discharges its responsibilities through regularly scheduled meetings, special meetings, actions taken by unanimous written consent and other communications with management as appropriate. Directors are expected to attend all meetings of the Board and of each Board committee on which they serve. During FY 2016, the Board held seven meetings.

The Board has established four standing committees: (i) the Audit Committee; (ii) the Governance Committee, (iii) the HR Committee; and (iv) the Executive Committee. Each of these committees is described in more detail below.

During FY 2016, the Audit Committee held five meetings; the HR Committee held three meetings; and the Governance Committee held three meetings. The Executive Committee did not meet in FY 2016. No director attended fewer than 75% of each of: (1) the total number of meetings of the Board, and (2) the total number of meetings held by all committees of the Board on which he or she served during FY 2016. The Company expects Board members to attend all annual meetings of shareholders at which they are standing for election or re-election as directors but recognizes that, from time to time, other commitments may prevent all directors from attending each annual meeting. All of the directors attended the 2016 annual meeting of shareholders.

The Board has long adhered to governance principles designed to assure excellence in the execution of its duties, and regularly reviews the Company’s governance policies and practices. These principles are outlined in the WGL Holdings Corporate Governance Guidelines, which, in conjunction with our articles of incorporation, bylaws, Board committee charters and related policies, form the framework for the effective governance of WGL Holdings.

The full text of the Corporate Governance Guidelines, the charters for each of the Board committees and the Company’s code of conduct are available on WGL Holdings’ website, www.wglholdings.com, under “Corporate Governance.” These materials are also available in print to any person, without charge, upon written request to Assistant Secretary, WGL Holdings, Inc., 101 Constitution Ave., NW, Washington, DC 20080.

Board Leadership Structure

Combined Chairman of the Board and Chief Executive Officer Position

Terry D. McCallister serves as the Chairman of the Board and Chief Executive Officer (“CEO”). The Board evaluated its leadership structure in 2016 and determined that the use of the Lead Director, as described below, along with the combined Chairman and CEO positions, is an effective leadership structure. Mr. McCallister has 38 years of experience in a variety of positions of increasing responsibility and leadership in many facets of the utility and energy industry. As the individual having primary responsibility for the day-to-day management of our business operations, he is best positioned to chair regular Board meetings as the directors discuss key business and strategic issues. Coupled with an independent Lead Director, this leadership structure allows the Board to exercise independent oversight and enables the Board to have direct access to information related to the day-to-day management of business operations.

The leadership responsibilities of the Board are shared among the Chairman of the Board, the Lead Director and the Chairmen of the Board’s four standing committees. This structure has been developed over time based on the recommendations of the Governance Committee and on the decisions of the full Board. The Board is comprised of eight independent directors within the meaning of the listing standards of the New York Stock Exchange (“NYSE”), with Mr. McCallister as the only management director. All members of the Audit, HR and Governance Committees are independent. Mr. McCallister is invited to attend meetings of the independent committees, but he does not have a vote on any committee matter (other than the Executive Committee). The Board and the Board committees (other than matters presented to the Executive Committee) regularly meet in executive sessions, at which no management representative is present.

10    |    WGL HOLDINGS, INC. - 2017 Proxy Statement

Corporate Governance

Lead Director

Our Corporate Governance Guidelines and bylaws establish a Lead Director of the Board, and designate the Chairman of the Governance Committee to serve in that position. Among other powers and responsibilities, the Lead Director will:

•	preside at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the Board;

•	approve meeting agendas for the Board;

•	approve meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	have the authority to convene meetings of the independent directors;

•	be available to communicate or meet with any shareholder controlling a significant amount of the outstanding voting stock of the Company; and

•	function as a liaison between the Chairman of the Board and the independent directors, as necessary.

Mr. Barnes served as the Lead Director during FY 2016 and will continue to serve in FY 2017.

The Lead Director presides in executive sessions of the Board at which management is not present. If the executive session includes or is devoted to a report of a Board committee, the Chairman of that committee presides in that portion of the executive session. The Board believes that its leadership structure facilitates proper risk oversight for the Company for a number of reasons, the most significant of which are the following:

•	A combined Chairman and CEO role allows for more productive meetings. The CEO is the individual selected by the Board to manage the Company on a day-to-day basis, and his direct involvement in our operations makes him best positioned to lead productive Board strategic planning sessions and to determine the time allocated to each agenda item in discussions of our short and long-term objectives.

•	The Board structure provides strong oversight by independent directors. The Lead Director’s responsibilities include leading executive sessions of the Board during which our independent directors meet without management. These executive sessions allow the Board to review key decisions and discuss matters in a manner that is independent of the CEO, and where necessary, critical of the CEO and senior management.

The Lead Director informs the Chairman of the Board and CEO, subject to the discretion of the independent directors, about the substance of the discussions that took place during each executive session meeting of the Board. The Board is aware of the potential conflicts that may arise when an executive officer chairs the Board, but believes these potential conflicts are offset by existing safeguards, including: the designation of a Lead Director, regular meetings of the independent directors in executive session, the fact that management compensation is determined by a committee of independent directors who make extensive use of peer benchmarking and the fact that much of our operations are highly regulated.

Policy on Director Resignation Following Shareholder Vote

In 2016, the Board adopted a director resignation policy as a part of our Corporate Governance Guidelines. Under this policy, any nominee for director in an uncontested election (that is, an election where the only nominees are those proposed by the board) who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender an offer of resignation for consideration by the Board. The policy provides that the Governance Committee shall evaluate the director’s offer of resignation, taking into account the best interests of the Company and its shareholders, and shall recommend to the Board whether to accept or reject such offer of resignation. In making this recommendation, the Governance Committee may consider all factors it deems relevant, including, without limitation, the underlying reasons why shareholders voted against the director (if ascertainable), the qualifications of the director, the director’s past and expected future contributions to the Company, and whether accepting such resignation will cause the Company to fail to be in compliance with any applicable law, rule, regulation or governing document. The policy provides that the Board shall act to accept or reject such offer of resignation within 120 days following certification of the shareholder vote at the shareholder meeting at which the election of directors was held. In making its decision, the Board may consider the factors considered by the Governance Committee and such additional information and factors the Board deems relevant.

Board Oversight of Risk

The Board recognizes that WGL Holdings and its subsidiaries are exposed to certain financial, operational and strategic risks that can affect our earnings and our ability to provide value to our shareholders and service to our customers. The Board has delegated certain risk oversight responsibilities to its Audit Committee. In accordance with NYSE requirements and as set forth in its charter, the Audit Committee periodically reviews and discusses our risk management and risk assessment policies with senior management. The Audit Committee incorporates its risk assessment function into its regular reports to the Board. The Audit Committee is directly responsible for overseeing our risk assessment and risk management policies.

At the direction of the Audit Committee and in consultation with the full Board and executive management, the Company created a Risk Management Committee. The Risk Management Committee is comprised of senior members of management, and is chaired

WGL HOLDINGS, INC. - 2017 Proxy Statement    |    11

Corporate Governance

by the Senior Vice President and Chief Financial Officer of the Company. The Risk Management Committee is responsible for ensuring that the Company is managing its principal enterprise-wide risks. The Risk Management Committee does this by using an enterprise risk management (“ERM”) process which is based on the Company’s risk management policy. The ERM process involves the application of a well-defined, enterprise-wide methodology that enables our executives to identify, categorize, prioritize, and mitigate the principal risks to the Company such as: business continuity, compliance, credit, environmental, information technology, strategic, financial, operational and reputational risks. In addition to known risks, the ERM process focuses on emerging risks as well as risks that are rare and difficult to predict, but which, if they were to occur, would have a significant impact on the Company. The findings of the ERM process are reported regularly to the Audit Committee by the Chairman of the Risk Management Committee. The Risk Management Committee periodically conducts a full review and update of its assessment of the risks facing the Company and presents the updated assessment to the Audit Committee for its review.

In fulfilling its risk oversight function, the Audit Committee also periodically, and as needed, discusses key risks with the Chairman of the Board and Chief Executive Officer, the President and Chief Operating Officer, the Senior Vice President and Chief Financial Officer, the Senior Vice President, General Counsel and Corporate Secretary, the Company’s internal auditors, and the Company’s independent registered public accounting firm. The Board evaluated the risk assessment function as part of its Board evaluation process in 2016 and determined that the Company’s risk management structure (including its risk management policy and risk management committee), plus regular reports to the Board from management and Board committees, enable the Board to perform its risk oversight responsibilities in an appropriate and effective manner.

Additionally, each Board committee oversees risks within its area of responsibility and has principal responsibility for reviewing and discussing with management the risk exposures specified in their charters or identified from time to time by the committees themselves.

Management Development and Succession Planning

The Board is actively engaged in our talent management program. The Human Resources Committee oversees the process for succession planning for the Chief Executive Officer and senior management positions. The Board maintains an emergency succession plan as well as a long-term succession plan for the position of Chief Executive Officer. The Human Resources Committee holds a formal succession planning and talent review session annually which includes succession planning for all senior management positions, and management presents an overview to the full board. These talent review and succession planning discussions take into account desired leadership skills, key capabilities and experience in light of our current and evolving business and strategic direction. Directors also have exposure to leaders through Board presentations and discussions, as well as informal events and interactions with key talent throughout the year.

Executive Committee

The Executive Committee, which comprises the Chairman of the Board and the chairmen of the three independent standing committees, includes Terry D. McCallister (Chairman), Michael D. Barnes, George P. Clancy, Jr. and James F. Lafond. There are five alternate members: James W. Dyke, Jr., Nancy C. Floyd, Linda R. Gooden, Debra L. Lee and Dale S. Rosenthal. This committee may exercise all of the authority of the Board when the Board is not in session.

Audit Committee

The Audit Committee members are: George P. Clancy, Jr. (Chairman), Nancy C. Floyd, Debra L. Lee and Dale S. Rosenthal. Members of the Audit Committee are independent under the rules of the Securities and Exchange Commission (the “SEC”) and the NYSE Listed Company Manual. The Board has determined that each member of the Audit Committee meets the qualifications of an “audit committee financial expert,” as that term is defined by rules of the SEC. As provided in its charter, functions of the Audit Committee include:

•	the appointment, compensation and oversight of independent public accounting firm;
•	reviewing with management and the independent public accounting firm the financial statements and the accompanying report of the independent public accounting firm; and

•	reviewing the system of internal controls and the adequacy of the internal audit program.

The Audit Committee also is directly responsible for overseeing the Company’s risk assessment and risk management policies. The report of the Audit Committee, which appears later in this proxy statement, and the Audit Committee charter provide a further description of the responsibilities of this committee.

Governance Committee

The Governance Committee members are: Michael D. Barnes (Chairman), James W. Dyke, Jr. and Nancy C. Floyd. Each member of the Governance Committee is independent under the rules of the NYSE Listed Company Manual. As provided in its charter, functions of the Governance Committee include consideration of criteria for selection of candidates for election to the Board and committees of the Board and adoption of policies and principles concerning Board service and corporate governance. This committee also considers criteria for oversight and evaluation of the Board and management and the adoption of a code of conduct.

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Corporate Governance

Human Resources Committee

General. The HR Committee members are: James F. Lafond, (Chairman), George P. Clancy, Jr., James W. Dyke, Jr., and Linda R. Gooden. Each member of the HR Committee is independent under the rules of the NYSE Listed Company Manual. The HR Committee discharges the Board’s responsibilities relating to compensation of our executive officers.

As provided in its charter, primary functions of the HR Committee include setting corporate goals and objectives relevant to compensation of the CEO, evaluating the CEO’s performance and setting the CEO’s compensation based on this evaluation. The HR Committee also recommends compensation levels, sets performance targets and evaluates the performance of our other executive officers and recommends any incentive and equity-based compensation to be awarded to those officers. The HR Committee also considers succession planning for the Company’s leadership positions.

Under its charter, the HR Committee may delegate authority to act upon specific matters, within specified parameters, to a subcommittee consisting of one or more members or to management. Any such delegates are required to report any action to the full HR Committee at its next meeting. Please see the discussion under the Compensation Discussion and Analysis (“CD&A”) section for information relating to processes and procedures for the consideration and determination of executive compensation.

Governance. The HR Committee focuses on good governance practices in its operation. In FY 2016, this included, among other practices:

•

reviewing tally sheets prepared by its independent adviser regarding the CEO, Chief Financial Officer and the next three most highly compensated officers (the “Named Executive Officers”). Tally sheets identify the material elements of such executives’ compensation, show the cumulative impact of prior grants of long-term incentive awards, and quantify severance and other payouts to which the executive would be entitled under various employment termination scenarios.

The HR Committee concluded, based on the tally sheets, that cumulative pay was reasonable and suggested that no changes be made to our pay philosophy;

•	considering compensation for the executive officers listed in compensation tables of this proxy statement in the context of all of the components of total compensation, and ensuring the implementation of the Company’s total compensation philosophy;

•	receiving meeting materials several days in advance of meetings;

•	conducting regular executive sessions of HR Committee members; and

•	maintaining direct access to an independent executive compensation adviser.

Compensation Adviser. The HR Committee has the sole authority to retain and terminate any compensation adviser engaged to assist the HR Committee in the evaluation of the compensation of our executive officers and directors. During FY 2016, the HR Committee’s retained adviser was a partner at Meridian Compensation Partners, LLC (“Meridian” or the “adviser”). Meridian is an independent firm that provides only executive and director compensation advisory services. The HR Committee’s adviser attended each of the three HR Committee meetings held during FY 2016.

The adviser provided data and information to the HR Committee but did not make recommendations with respect to specific levels of compensation. Services provided by Meridian to the HR Committee for FY 2016 included:

•	development of market data in line with the Company’s compensation philosophy (as discussed in the CD&A);

•	pay and performance comparisons;

•	tally sheets;

•	update of the compensation risk review;

•	legislative, regulatory, and market trend updates;

•	peer program design information; and

•	review of the CD&A and other proxy disclosures.

Adviser Independence. The HR Committee concluded that its compensation adviser had no conflicts of interest during FY 2016. In reaching this conclusion, the HR Committee considered all relevant factors, including the six independence factors relating to committee advisers that are specified in Rule 10C-1 under the Securities Exchange Act of 1934, as amended (“Exchange Act”) and the NYSE’s listing standards. These factors are:

•	the provision of other services to the Company by the adviser’s employer;

•	the amount of fees received from the Company by the adviser’s employer as a percentage of the total revenue of the adviser’s employer;

•	the policies and procedures of the adviser’s employer that are designed to prevent conflicts of interest;

•	any business or personal relationship of the adviser with a member of the HR Committee;

•	any stock of the Company owned by the adviser; and

•	any business or personal relationship of the adviser or the adviser’s employer with an executive officer of the Company.

In addition, the HR Committee retains the individual adviser as well as the adviser’s firm, and the adviser reports directly to the HR Committee.

WGL HOLDINGS, INC. - 2017 Proxy Statement    |    13

Corporate Governance

HR Committee Interlocks and Insider Participation

The HR Committee currently is composed of four independent, non-employee directors. During FY 2016, no current or former member of the HR Committee was an officer or employee of WGL Holdings or any of its subsidiaries. No former or current member of the Board or the HR Committee has served, at any time since

October 1, 2015, as an executive officer of any entity that at such time had one or more of WGL Holdings’ executive officers serving as a member of that entity’s board of directors or compensation committee.

Director Independence and Retirement Age

The Board has determined that each of the current directors other than Mr. McCallister is independent pursuant to the guidelines set forth by the NYSE. In determining independence, the Board considered the specific criteria for independence as set forth in the NYSE Listed Company Manual and also the facts and circumstances of any other relationships of individual directors with the Company or its affiliates.

The Board has a policy under which directors who are not employees of the Company may not stand for re-election after reaching the age of 75. Also, under this policy, directors who are employees of the Company must retire from the Board upon their retirement from the Company. This policy can be changed at any time by an action of the Board.

Policies and Procedures for Review, Approval or Ratification of Related-Person Transactions

Our policies and procedures for the review, approval or ratification of related person transactions are set forth in our Related Person Transactions Policy. In summary, a related person transaction is a consummated or currently proposed transaction in which we were or are to be a participant and the amount involved exceeds $120,000, and in which a related person (i.e., any director, executive officer, nominee for director, beneficial owner of more than 5% of our common stock, or any member of the immediate family of such person) has or will have a direct or indirect material interest.

The Governance Committee is responsible for reviewing and approving all material transactions with any related person. This obligation is set forth in the Governance Committee charter.

To identify related party transactions, each year we submit and require our directors and officers to complete director and officer questionnaires identifying any transactions with us in which the officer or director or their family members have an interest. We also distribute questionnaires to directors, executive officers and others within the Company to identify related party transactions for purposes of meeting accounting and disclosure requirements under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 850. We review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with the Company’s interests. Our code of conduct requires all directors, officers and employees who may have a potential or apparent conflict of interest to notify their supervisor or the Company’s Compliance Officer.

We expect our directors, officers and employees to act and make decisions that are in the Company’s best interests and we encourage them to avoid situations that present a conflict between our interests and their own personal interests. Our directors, officers and employees are prohibited from taking any action that may make it difficult for them to perform their duties, responsibilities and services to the Company in an objective and fair manner. In addition, we are prohibited from extending personal loans to, or guaranteeing the personal obligations of, any director or officer.

No Material Related Person Transactions During FY 2016

There were no material related person transactions during FY 2016 and no transactions were considered or reviewed for approval in connection with our Related Person Transactions Policy.

Relationship to Washington Gas

The directors of WGL Holdings also serve as directors of its utility subsidiary, Washington Gas. The directors serve on the same committees of each board of directors.

Communications with the Board

Shareholders and all other interested parties may send communications regarding financial accounting, internal accounting controls, auditing, code of conduct or other concerns to non-management Board members by using the toll-free number established for such purposes, which is 1-800-249-5360.

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Director Compensation

DIRECTOR COMPENSATION

Cash compensation for non-employee directors’ service on the Boards of WGL Holdings and Washington Gas during FY 2016 consisted primarily of an annual retainer. Non-employee directors also received an annual equity award of WGL Holdings common stock under the WGL Holdings Directors’ Stock Compensation Plan, as amended (the “Directors’ Stock Plan”). Mr. McCallister, our Chairman and CEO, does not receive compensation for his service as a director.

Director Annual Retainer and Meeting Fees

Non-employee directors receive an annual cash retainer (paid quarterly), which is paid by Washington Gas. Directors were offered the opportunity to receive all or a portion of their cash compensation (including annual retainer and additional fees described below) on a deferred basis under the WGL Holdings and Washington Gas Deferred Compensation Plan for Outside Directors, which is described below under the heading “Director Deferred Compensation Plan.”

Every other year, the Board evaluates the competitiveness of the Company’s outside director compensation program relative to peer companies. Based on this evaluation, beginning in FY 2015, the Board increased the annual cash retainer fee and eliminated meeting fee payments until after the tenth Board meeting.

The table below presents the FY 2016 cash compensation arrangements for non-employee directors of the Company.

CASH COMPENSATION ARRANGEMENTS FOR NON-EMPLOYEE DIRECTORS IN FY 2016

Description of fees paid to non-employee Directors(1)	Washington Gas Dollar Amount	WGL Holdings Dollar Amount
Annual cash retainer (paid on a quarterly basis)	$85,000	$—
Meeting fees(2):
On days when both Boards meet	$1,000	$500
On days when both committees meet	$1,000	$500
On days when only one Board meets	$1,200	$1,200
On days when only one committee meets	$1,200	$1,200
Each day a director attends a director education program	$1,000	$500
Annual retainer to committee chairmen:
HR Committee	$12,500	$—
Audit Committee	$15,000	$—
Governance Committee	$7,500	$—
Lead Director annual retainer(3)	$20,000	$—

(1)	Allocation based on approximate time required for Board responsibilities for each company (1/3 WGL Holdings; 2/3 Washington Gas).

(2)	Paid after the tenth Board meeting. In FY 2016, there were seven Board meetings, so no meeting fees were paid.

(3)	In accordance with our Corporate Governance Guidelines, the Chairman of the Governance Committee simultaneously serves as Lead Director. The compensation for the Lead Director is separate from and in addition to the compensation for the Chairman of the Governance Committee even though these positions are simultaneously held by the same person. This policy underscores the importance of each respective position.

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Director Compensation

Directors’ Stock Plan

Pursuant to the terms of the Directors’ Stock Plan, shares of WGL Holdings common stock are awarded to each non-employee director annually. The amount of WGL Holdings common stock awarded to each non-employee director for 2016 was equal to $90,013 in value. The Directors’ Stock Plan is administered by the HR Committee. Employee directors are not eligible to participate in this plan. The shares of common stock awarded under the plan are immediately vested and non-forfeitable. The Directors’ Stock Plan is unfunded and will expire on March 4, 2020, if not previously terminated by the Board or by shareholders. Beginning in FY 2017, Directors are offered the opportunity to receive all or a portion of their annual equity retainer on a deferred basis under the WGL Holdings and Washington Gas Deferred Compensation Plan for Outside Directors, which is described below under the heading “Director Deferred Compensation Plan.”

The table below presents information regarding the total compensation paid to non-employee directors during FY 2016.

COMPENSATION PAID TO DIRECTORS IN FY 2016

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards(1) ($) (c)	Change in Pension Value and Non-qualified Deferred Compensation Earnings(2) ($) (f)	Total ($) (h)
Michael D. Barnes	$118,500	$90,013	$—	$208,513
Stephen C. Beasley(3)	$85,000	$90,013	$—	$175,013
George P. Clancy, Jr.	$100,000	$90,013	$81,111	$271,124
James W. Dyke, Jr.	$89,500	$90,013	$—	$179,513
Nancy C. Floyd	$85,000	$90,013	$—	$175,013
Linda R. Gooden	$85,000	$90,013	$9,982	$184,995
James F. Lafond	$105,000	$90,013	$95,747	$290,760
Debra L. Lee	$85,000	$90,013	$—	$175,013
Dale S. Rosenthal	$85,000	$90,013	$7,558	$182,571

Columns (d) “Option Awards”, (e) “Non-Equity Incentive Plan Compensation” and (g) “All Other Compensation” have been omitted in accordance with SEC rules because no such compensation was awarded to, earned by, or paid to directors during FY 2016.

(1)	On January 4, 2016, each of the non-employee directors received an award of 1,429 shares of WGL Holdings common stock in accordance with the terms of the Directors’ Stock Plan. The amounts reported for stock awards reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The grant date fair value of each equity award computed in accordance with FASB ASC Topic 718 was $62.99 per share. For a discussion of assumptions and methodologies used to calculate the amounts in column (c), see Note 11 (Stock-Based Compensation) to the WGL Holdings consolidated financial statements, included as part of the Company’s 2016 Annual Report on Form 10-K filed with the SEC on November 22, 2016.

(2)	Amounts in this column only reflect earnings on non-qualified deferred compensation. Mr. Barnes is the only director that has any retirement benefits. As described below under “Director Retirement Plan,” Mr. Barnes’ retirement benefits are frozen and, therefore, there is no change in value.

(3)	Stephen C. Beasley resigned from the Board effective September 2, 2016.

Non-Employee Director Compensation Decisions

Non-employee directors are compensated in accordance with the terms of our director compensation program. For director compensation through FY 2016, the Board requested that Meridian compare our director compensation program to the board compensation practices of companies in the total compensation peer group every two years. The director compensation program that was in effect for FY 2016 was based on the study conducted by Meridian in 2014. In 2016, the Board set a new schedule for purposes of determining director compensation beginning in FY 2017. Under the new schedule, Meridian will compare the program to survey data annually and to the total compensation peer group every three years.

For FY 2017, based on the 2016 study, the Board increased the cash retainer to $90,000, increased the Governance Committee Chairman retainer to $10,000 per year, and increased the equity retainer to $95,000 per year.

The Board may take action at any time to amend the amount or type of compensation it receives. A director who is employed by the Company does not receive compensation for his or her role as a director. The executive officers of the Company do not have a role in determining or recommending the amount or form of compensation received by directors. Other than conducting the director pay review discussed above, Meridian has no role in determining the compensation of the Board.

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Director Compensation

Director Deferred Compensation Plan

Non-employee directors of the Company are eligible to defer up to 100% of their cash and, beginning in FY 2017, equity Board compensation under the WGL Holdings and Washington Gas Light Company Deferred Compensation Plan for Outside Directors, as amended and restated (the “Director Deferred Compensation Plan”). This includes the deferral of the payment of annual Board and committee cash retainers, Board and committee meeting fees, fees for attending director education programs and awards under the Directors Stock Plan. Deferrals are set at percentage increments of 10%. Interest is earned on deferred cash amounts, compounded quarterly.

The interest rate on cash amounts deferred on or after January 1, 2013 is equal to the weighted average interest rate of all of the Company’s outstanding debt because, in any one year, the liability that the Company has to directors is a consolidation of fees deferred over a number of years by directors. Therefore, the funds displace other long-term borrowings that the Company would have otherwise utilized. The interest rate earned on compensation deferred after January 1, 2013 is determined on January 1 each year. The applicable interest rate for calendar year 2017 is expected to be 4.21%.The interest rate on amounts that were deferred prior to January 1, 2013 is equal to the weekly average yield to maturity for 10-year U.S. Government fixed interest rate securities issued at the time of the deferral, with a minimum rate of 8% per year.

Stock awards that are deferred will receive notional dividends, which are deemed to be immediately reinvested in additional shares of WGL Holdings common stock, and are thus paid in stock.

Directors may elect to defer distribution of their compensation for a minimum period of one year following the end of the year in which compensation is deferred or until the director’s retirement from the Board. Deferred compensation may be distributed earlier than the time period specified by a director in the event of the director’s retirement, disability, death or upon the occurrence of a severe financial hardship. Directors may elect to receive payment of deferred amounts in a lump sum or, for cash awards only, in equal annual installments up to a ten-year period. Directors must elect the time and method of distribution at the same time they submit a deferral application. Payments commence within 30 days of the event that triggers payout.

The amount of early withdrawals or accelerated payments made in connection with a severe financial hardship is limited in accordance with applicable tax laws. The administrator of the Director Deferred Compensation Plan has the sole discretion to determine whether such an early withdrawal or accelerated payment in the event of a severe financial hardship will be permitted.

Director Retirement Plan

A retirement plan for non-employee directors of Washington Gas, which was originally adopted in 1995, was terminated by the board of directors of Washington Gas effective January 1, 1998, subject to vesting of benefits earned by the directors as of that date. Of the current directors, only Mr. Barnes has vested benefits under this plan. These benefits are frozen and will be paid out in a fixed amount of $10,200 per year to Mr. Barnes for a ten-year period commencing after his retirement from the Board.

Donations to Civic Organizations and Charities

Washington Gas has a long-standing tradition of supporting charitable and civic organizations within the Washington, DC metropolitan area by contributing financial donations and employee volunteer resources. None of these donations in FY 2016 were made in the name of a director of WGL Holdings or Washington Gas.

Board Stock Ownership Guidelines

The Board has established stock ownership guidelines pursuant to which each Board member should own shares of WGL Holdings having a value of at least five times the amount of his or her annual cash retainer (i.e., at least $425,000 during FY 2016). New directors have five years from the date of their election to the Board to acquire this level of ownership. Equity compensation that is deferred pursuant to the Director Deferred

Compensation Plan, including dividends that are deemed to be reinvested in shares thereunder, are counted towards a director’s stock ownership requirement. Based on the closing price of the common stock of WGL Holdings on December 5, 2016, each of the directors was in compliance with the stock ownership guidelines as of that date.

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Beneficial Ownership

BENEFICIAL OWNERSHIP

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth the information as of December 5, 2016, regarding outstanding common stock of WGL Holdings beneficially owned by each director, each nominee for election as a director, the executive officers named in the Summary Compensation Table in this proxy statement, and all directors, nominees and executive officers as a group. Each of the individuals listed, as well as all directors and executive officers as a group, beneficially owned less than 1% of the Company’s outstanding common stock.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)
Vincent L. Ammann, Jr.(2)	44,867
Michael D. Barnes	13,758
Gautam Chandra	31,114
Adrian P. Chapman	77,417
George P. Clancy, Jr.	23,561
James W. Dyke, Jr.	10,328
Nancy C. Floyd	7,178
Luanne S. Gutermuth	11,474
Linda R. Gooden	6,653
James F. Lafond	20,639
Debra L. Lee	13,406
Terry D. McCallister	122,216
Dale S. Rosenthal(3)	4,554
All directors, nominees and executive officers as a group (23 people):	509,187

(1)	Except as noted below and except for 14,784 shares held indirectly by executive officers through our 401(k) Plan (discussed below), all shares are directly owned by persons shown in this table. None of the individuals listed above nor any other executive officers own stock options.

(2)	Includes 300 shares held by one of Mr. Ammann’s children who shares Mr. Ammann’s residence.

(3)	Includes 800 shares held by the Robert Rosenthal Marital Trust.

The following table sets forth information as of December 5, 2016 regarding any person who is known to WGL Holdings to be the beneficial owner of more than five percent of WGL Holdings common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355	5,040,861(1)	9.84%
BlackRock, Inc., 55 East 52nd Street, New York, NY 10022	4,406,209(2)	8.60%
State Street Corporation, State Street Financial Center, One Lincoln Street, Boston, MA 02111	3,523,420(3)	6.88%

(1)	This information is based on a Form 13G/A, filed on February 10, 2016, with the SEC by The Vanguard Group, Inc., which reported that it had sole and shared voting authority over 63,180 and 2,700 shares, respectively, and sole and shared investment authority over 4,978,081 and 62,780 shares, respectively.

(2)	This information is based on a Form 13G/A, filed on January 27, 2016, with the SEC by Black Rock, Inc., which reported that it had sole voting authority over 4,270,495 shares and sole investment authority over the shares.

(3)	This information is based on a Form 13G, filed on February 16, 2016, with the SEC by State Street Corporation, which reported that it had shared voting authority and shared investment authority over the shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors to file reports of securities ownership and changes in such ownership with the SEC. Based on our records and information, we believe that all persons required to file such forms have done so during FY 2016.

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Human Resources Committee Report

HUMAN RESOURCES COMMITTEE REPORT*

The following Compensation Discussion and Analysis section has been prepared by the management of the Company. The Company is responsible for the Compensation Discussion and Analysis and for the disclosure controls relating to executive compensation. The Compensation Discussion and Analysis is not a report or disclosure of the HR Committee.

The HR Committee has reviewed and discussed with management the Compensation Discussion and Analysis section of this proxy statement. Based upon this review and its discussions, the HR Committee recommended to the Board that the following Compensation Discussion and Analysis section be included in this proxy statement.

HUMAN RESOURCES COMMITTEE

James F. Lafond (Chairman)

George P. Clancy, Jr.

James W. Dyke, Jr.

Linda R. Gooden

* Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, as amended, that might incorporate other filings with the SEC, including this information statement, in whole or in part, the Human Resources Committee Report shall not be deemed to be incorporated by reference into any such filings.

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Compensation Discussion and Analysis

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) provides information about the principles underlying our executive compensation programs and the key executive compensation decisions that were made for FY 2016, including the most important factors relevant to those decisions. This CD&A is intended to provide additional context and background for the compensation earned by and awarded to the following officers, whom we refer to as the Named Executive Officers, for FY 2016, as reported in the Summary Compensation Table that follows this discussion:

Name	Title
Terry D. McCallister	Chairman of the Board and Chief Executive Officer
Vincent L. Ammann, Jr.	Senior Vice President and Chief Financial Officer
Adrian P. Chapman	President and Chief Operating Officer
Gautam Chandra	Senior Vice President, Strategy, Business Development and Non-Utility Operations
Luanne S. Gutermuth	Senior Vice President, Shared Services and Chief Human Resource Officer

Program Highlights

Our executive compensation program is market-based, performance-oriented and reasonable, as evidenced by the following:

•	Our pay philosophy is conservative.

	o	We have no employment contracts with executives and no guaranteed pay other than base salary and retirement benefits thereon.

	o	Our program is targeted at the size-adjusted 50th percentile of the utilities marketplace. Use of a utilities market rather than general industry results in lower market benchmarks.

	o	The HR Committee’s consultant size-adjusts the market data to be appropriate based on our revenues relative to the total compensation peer group. The market capitalizations of peers do not impact the market data we develop for use in pay decisions.

	o	Executive perquisites are few and have low value.

•	Our actual pay opportunities are moderate and are aligned with our utility peers.

	o	Our FY 2016 target total compensation opportunities for Named Executive Officers were targeted to the 50th percentile of the utilities market.

	o	We take retirement benefits into account when comparing target total compensation to the size-adjusted 50th percentile. That is, if retirement benefits are above-market, we reduce long-term incentive opportunities to offset them.

•	Our short-term incentive (“STI”) program has had moderate actual payouts and is regarded favorably by our regulators.

	o	The plan pays a maximum of 150% of target.

	o	The factor that relates to the Company’s performance, which we refer to as the Corporate Factor, was 130% of target for FY 2016 and has averaged 117% of target for the past three fiscal years.
	o	Our design, which uses 13 performance measures, achieves favorable regulatory treatment due to its high customer orientation by focusing on the delivery of safe, reliable and reasonably priced natural gas service. We believe that favorable regulatory treatment reflects the fact that our plan adds value for all of our stakeholders, including shareholders.

•	Our long-term incentive (“LTI”) plan is entirely performance-based.

	o	Our performance share and performance unit payouts for our most recently completed performance periods depend on how our 3-year total shareholder return (“TSR”) compares to that of utilities deemed most like us. The measure is intended to reflect the success of our business strategy and our ability to execute it. Our TSR-based LTI awards have paid zero or below target for three of the last five performance periods.

	o	In FY 2016, we broadened our LTI program to include two new metrics. One-half of performance units issued will depend on how our 3-year consolidated return on equity compares to the weighted average return on equity authorized by our three regulatory commissions. This measure is intended to reward the achievement of 3-year consolidated operating earnings, including our non-utility operations, that meets or exceeds the earnings opportunity in our utility operations. In addition, one-half of performance shares issued will depend on whether our operating earnings per share exceed our dividends per share.

	o	The value to our employees of vesting performance shares increases or decreases in direct proportion to the appreciation or depreciation of our shares over the performance period.

	o	We have not granted solely time-based restricted stock since 1996 or stock options since 2006.

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Compensation Discussion and Analysis

Response to Shareholder Advisory Vote on Executive Compensation

Each year at the Company’s annual meeting, shareholders have the opportunity to cast an advisory vote to approve our executive compensation program. This vote is commonly referred to as a “say-on-pay” vote. Our HR Committee considers the outcome of the shareholder advisory vote when making decisions relating to the compensation of our named executive officers and our executive compensation program design, structure and policies.

Because the shareholder advisory votes relating to FY 2013 and FY 2014 were below our expectations, we revised our executive compensation program in FY 2015, as summarized in the table below. We signaled these changes in our proxy statement last year and, at our 2016 annual meeting, the favorable voting result on our executive compensation program was 96.7%.

This voting result suggests strong shareholder support for the philosophy, design and structure of our revised executive compensation program. The Committee will continue to consider the results of the shareholders’ advisory votes on executive compensation when making decisions about our executive compensation program.

SUMMARY OF CHANGES TO EXECUTIVE COMPENSATION PROGRAM

Concerns Raised by Investors and Proxy Advisers	Key Changes			Effective in FY 2016
Overly Large Companies in Total Compensation Peer Group	Eliminated five largest companies from total compensation peer group			✓
Discretionary STI Plan	Moved to a formulaic plan with specific weightings applied to corporate scorecard goals			✓
HR Committee retains negative discretion
Designed to continue to achieve favorable regulatory treatment
Single Performance	Broadened LTI program to include two new metrics (25% weight each):			✓
Measure for LTI Awards	Added performance units based on Return on Equity (ROE) Ratio

	ROE Ratio =	Average consolidated non-GAAP ROE(1)
Weighted average allowed utility ROE

Payout occurs on a Sliding Scale:
		ROE Ratio	Payout
	Maximum	120% or greater	200% of Target
	Target	100%	100% of Target
	Threshold	90%	50% of Target

Added performance shares based on dividend coverage

Operating earnings per share must exceed dividends per share (all-or-nothing vesting with no upside)

Reduced TSR-based performance units and performance shares to 50% of grants (25% weight each)

Eliminated payout for dividend growth below lowest TSR performance
Single-Trigger Vesting on Change in Control for 50% of LTI Awards	Moved to double-trigger change in control vesting for all LTI awards			✓
Grandfathered Excise Tax Gross-Ups	All excise tax gross-ups will be eliminated in October 2018 if no change in control has occurred or is pending			Effective in October 2018
CEO Ownership Guideline of 3x Base Salary	Increased CEO Ownership Guideline to 5x base salary			✓
(1)	Calculated using non-GAAP operating earnings and common equity as adjusted for non-GAAP adjustments. For a description of our non-GAAP adjustments, see Appendix A.

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Compensation Discussion and Analysis

FY 2016 in Review

WGL Holdings and its subsidiaries achieved significant financial, business and operational successes in FY 2016, as set forth below.

FY 2016 Financial and Operating Highlights

•	WGL Holdings reported record net income applicable to common stock of $167.6 million for FY 2016, compared to $131.3 million for FY 2015, and generated operating earnings* for FY 2016 of $165.1 million, an improvement of $6.9 million over operating earnings of $158.2 million for FY 2015. Net income per share increased by $0.69 per share from $2.62 in FY 2015 to $3.31 in FY 2016, and operating earnings per share increased by $0.11 per share from $3.16 in FY 2015 to $3.27 in FY 2016, an increase of 3.5%.

•	WGL Holdings established 31 new stock intra-day trading highs during the fiscal year.

•	WGL Holdings increased its annual dividend by 10 cents, an increase of more than 5%, to $1.95 per share. This marks the 40th consecutive year that the Company has increased the dividend on its common stock.

•	In March 2016, WGL Holdings confirmed expectations for growth in operating earnings per share* over the next five years of between 7% and 10%. This growth is expected to be balanced across the Company’s business segments and is expected to be driven largely by energy infrastructure investments that will generate predictable revenue streams.

•	WGL Midstream exercised an option to invest $89 million and acquire a 30% interest in the Stonewall System in West Virginia. The project became operational in January of 2016, making the Stonewall System our first pipeline investment to become operational. The investment is expected to generate annual operating earnings of $13 million by 2020.

•	WGL Energy Systems added 37 megawatts of solar generating capacity and generated 211,000 megawatt hours of clean electricity in fiscal 2016. The unit had a total generating capacity of 145 megawatts in service at the end of the fiscal year.

•	Washington Gas tied for first in business customer satisfaction among gas utilities in the Eastern region according to the J.D. Power and Associates 2016 Gas Utility Business Customer Satisfaction Study.

•	Washington Gas added more than 12,200 new customer meters within its service territory, which we believe demonstrates the Company’s successful marketing and sales efforts.

•	Company employees and their families volunteered nearly 12,300 hours of their time to a variety of community service projects in the Washington DC metropolitan area.

•	Washington Gas achieved a 74 percent reduction in absolute GHG emissions from its fleet and facilities (compared to 2008) and a 20 percent reduction in methane emissions (measured from a 2008 baseline) for every unit of natural gas delivered, exceeding its goals of 70 percent and 18 percent, respectively, and achieving these goals four years ahead of schedule.

* Operating earnings is a financial measure that is not calculated and presented in accordance with generally accepted accounting principles (“GAAP”) and should not be viewed as an alternative to a GAAP measure of performance. See Appendix A of the proxy statement for a reconciliation to the nearest comparable measure presented in accordance with GAAP. In providing our expectations for per share non-GAAP operating earnings growth, we note that there will likely be differences between our future reported GAAP earnings growth and our non-GAAP operating earnings growth due to matters such as, but not limited to, unrealized mark-to-market positions for our energy-related derivatives and changes in the measured value of our trading inventory for our midstream operating segment. Non-GAAP adjustments can change significantly and are subject to swings from period to period and, as a result, WGL Holdings management is not able to reasonably estimate the aggregate impact of these items to derive GAAP earnings growth expectations and therefore is not able to provide a corresponding GAAP equivalent for its non-GAAP operating earnings growth expectations.

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Compensation Discussion and Analysis

What We Pay and Why: Elements of Compensation

We have three main elements of direct compensation: base salary, annual incentive and long-term equity compensation. The majority of direct compensation for our Named Executive Officers is performance-based and not guaranteed. We also provide various retirement and benefit programs and modest business-related perquisites. The dashboard below provides a snapshot and describes why we provide each element.

COMPENSATION DASHBOARD

TOTAL DIRECT COMPENSATION(1)

(1)	Chart depicts the relative percentages of each element of direct compensation for the Named Executive Officer as a group on a weighted basis. The relative percentages of each element of direct compensation will vary for each Named Executive Officer.

(2)	LTI awards granted prior to FY 2016 (vesting through September 30, 2017) are exclusively TSR-based. LTI grants in the form of ROE performance units and dividend coverage performance shares were first granted in FY 2016 and will first vest on September 30, 2018.

OTHER ELEMENTS OF COMPENSATION

WELFARE BENEFITS	PERQUISITES	RETIREMENT PROGRAMS

•  Provide a safety net to protect against financial catastrophes that can result from illness, disability or death.

•  Include medical, dental, disability, life insurance and severance plans.

•  Named Executive Officers generally participate in the same benefit plans as the broader employee population.

•  We believe the benefit the Company receives from providing perquisites significantly outweighs the cost of providing them.

•  Additional detail and the business rationale for each perquisite are described on page 37.

•  Provide for basic retirement needs and serve as an additional means to attract and retain employees.

•  Include pension plans, retirement savings plans and deferred compensation plans.

•  For additional details, see “Retirement Benefits” beginning on page 35.

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Compensation Discussion and Analysis

Objectives of Executive Compensation Program

Our executive compensation program is intended to achieve the following fundamental objectives:

•	attract and retain qualified executives;

•	focus executives’ attention on specific strategic and operating objectives of WGL Holdings;

•	align executives’ interests with the long-term interests of WGL Holdings’ shareholders; and

•	align management’s interests with the customers of its regulated utility subsidiary (Washington Gas) by rewarding the provision of a safe and reliable gas supply to customers at a reasonable cost, and align management’s interests with the customers of its non-utility entities and the communities in which we operate.

To accomplish these objectives, the HR Committee provides the Named Executive Officers competitive total compensation opportunities based on the size-adjusted 50th percentile of the range of compensation paid by similar utility industry companies for positions of similar responsibility. Actual pay reflects WGL Holdings’ short and long-term performance and each individual’s performance.

Elements of Executive Compensation Program

Our compensation program for our executive officers, including the Named Executive Officers, consisted of several compensation elements, each of which is discussed in more detail below. Each element of the executive compensation program is structured to help achieve one or more of the compensation objectives described above. Decisions with respect to one element of pay generally do not impact other elements of pay, with the exception that above-market retirement benefits reduce LTI opportunities so that total target compensation remains near market compensation.

A significant percentage of total compensation is allocated to incentives, both short-term and long-term. Short-term incentives focus on internal performance measures and goals that we set each year, and are paid in cash. Long-term incentives focus on

(i) our TSR relative to our peers (50% of LTI, denominated in and paid in a combination of stock and cash), (ii) our return on equity compared to the weighted average authorized return on equity for Washington Gas as approved by its regulators (25% of LTI, denominated and paid in cash) and (iii) whether our earnings per share over the performance period were at least equal to the dividends per share declared during the period (25% of LTI, denominated and paid in stock).

There is no pre-established policy or target for the allocation between cash and non-cash compensation or between short-term and long-term compensation. Rather, the HR Committee uses market data and its business judgment to determine the appropriate level and mix of incentive compensation.

Analysis

Key Analytic Tools

The HR Committee uses specific analytic tools and its seasoned business judgment to form recommendations and decisions regarding executive compensation matters. To facilitate the HR Committee’s decision-making process for FY 2016, the HR Committee’s independent executive compensation adviser, a partner at Meridian Compensation Partners, LLC (“Meridian” or the “adviser”) prepared an executive compensation market study, compensation tally sheets for each executive, pay and performance comparisons, an incentives risk evaluation and information on executive compensation trends. These materials were delivered to the HR Committee members in advance of HR Committee meetings and were the subject of discussion between HR Committee members and the adviser.

In addition, the HR Committee received and considered comprehensive reports from management on corporate and individual executive performance. Corporate performance was discussed with the HR Committee at the time that our financial results for FY 2016 were being released to the public. The HR Committee considered our corporate performance as measured by our reported financial results for FY 2016 and by the corporate scorecard for FY 2016.

Prior to the beginning of the fiscal year, the HR Committee approved specific weightings for each corporate scorecard goal as a means to evaluate corporate performance. There were 13 items on the corporate scorecard for FY 2016. Details regarding the targets and results for our corporate scorecard are reported elsewhere in this CD&A.

Individual performance of our Named Executive Officers is measured each year by the HR Committee and our management. Several specific individual performance factors, described elsewhere in this proxy statement, were considered by the HR Committee. The HR Committee members also have direct knowledge of the performance of several of the executives through regular and special reports by these executives to the Board and Board committees. Our Chairman and CEO discusses the performance of our other executives in detail with the HR Committee.

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Compensation Discussion and Analysis

Human Resources Committee Decisions

The HR Committee sets the compensation for the Chief Executive Officer and makes compensation recommendations to the full Board for the other Named Executive Officers and certain other senior executives. The following describes the basis on which the HR Committee made decisions and recommendations for FY 2016.

Market Data and Total Compensation Peer Groups

Our philosophy is to provide pay opportunities for each component of pay and for total compensation at the size-adjusted 50th percentile of the utilities market. During FY 2015, in support of compensation decisions for FY 2016, the adviser collected and analyzed comprehensive market data on base salary, short and long-term incentives, and the sum of those components. The adviser separately analyzed the market competitiveness of our executive retirement benefits and the prevalence of perquisites.

To develop market information for our executive officers, including the Named Executive Officers, the adviser determined compensation opportunities for comparable positions at comparable companies of comparable revenue size, using statistical techniques to adjust the market data to be appropriate for our particular revenue size. The adviser used all relevant available data for comparable positions in the total compensation peer group. The relative market capitalizations of the Company and our peers do not impact the development of the market benchmarks, given that the adviser uses regression analysis based on revenues to size-adjust the data. The elements of pay were benchmarked both individually and in total to the same peer companies.

The total compensation peer group used in the market study that supported our FY 2016 pay decisions is shown below. The list is subject to change each year depending on the availability of the companies’ data through the Aon Hewitt Total Compensation Measurement database (used by the adviser for FY 2016), and the continued appropriateness of the companies. All companies were chosen because they are utility companies in a size range reasonably near WGL Holdings.

The total compensation peer group is not the same as the long-term incentive peer group described on page 33. The total compensation peer group is intended to benchmark the market compensation for executives in comparable positions and is constrained by the availability of data in the compensation database used. In contrast, the long-term incentive peer group is selected to benchmark share performance as measured by TSR for comparable investment opportunities and is not constrained by database participation.

FY 2016 TOTAL COMPENSATION PEER GROUP

AGL Resources Inc.	Integrys Energy Group, Inc.	Pinnacle West Capital Corporation
ALLETE, Inc.	MGE Energy, Inc.	PNM Resources, Inc.
Alliant Energy Corporation	New Jersey Resources Corporation	SCANA Corporation
Ameren Corporation	Northwest Natural Gas Company	South Jersey Industries, Inc.
Atmos Energy Corporation	Northwestern Corporation	Southwest Gas Corporation
Black Hills Corporation	OGE Energy Corporation	Spire Inc. (formerly Laclede Group Inc.)
Cleco Corporation	Pepco Holdings, Inc	TECO Energy, Inc.
Chesapeake Utilities Corporation	One Gas, Inc.	UIL Holdings Corporation
Eversource Energy	Piedmont Natural Gas Company, Inc.	Vectren Corporation

A few companies that are larger than WGL Holdings are included in the total compensation peer group in order to ensure a sufficient data sample. As noted above, we size-adjusted the results to be appropriate to WGL Holdings’ revenues size.

As illustrated in the chart below, a 50th percentile “line of best fit” was drawn through the data, and the compensation level on the line that corresponded to our revenues size was treated as the “market” for purposes of setting compensation.

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Compensation Discussion and Analysis

ILLUSTRATIVE REGRESSION ANALYSIS: CEO TARGET TOTAL CASH COMPENSATION FOR FY 2016

The graph below exhibits the determination of the size-adjusted 50th percentile, or “market,” total cash compensation (corresponding to base salary plus target STI compensation) for the Chief Executive

Officer position for FY 2016 compensation based on compensation data from the total compensation peer group:

Market Percentile for Target Pay and Pay Changes for FY 2016

Target pay levels of the Named Executive Officers and our other executive officers in FY 2016 and in prior years were set at a level approximately equal to the size-adjusted 50th percentile of the utility market for officers of similar experience and responsibility. The HR Committee utilized comprehensive executive compensation data provided by its adviser to determine these market levels, which were then used to establish compensation levels for all of our officers. This approach places base salaries at overall market rates for base pay, and creates the opportunity for each officer to achieve, exceed or fall short of total target compensation through incentive pay. This continuing practice is designed to provide an incentive to achieve higher levels of performance by the officers. We believe this practice also aligns the interests of the officers of WGL Holdings and Washington Gas with the interests of shareholders, customers and the communities in which our businesses operate.

The market data demonstrated a higher level of base pay and incentive opportunities for the Chairman and CEO position as compared to other executive officers. Therefore, the HR Committee granted Mr. McCallister higher levels of target pay than other officers.

Mr. McCallister, our Chairman and CEO, made specific recommendations for FY 2016 salary adjustments for all officers except himself, considering the data provided by the HR Committee’s adviser on industry compensation levels, the scope of each Named Executive Officer’s role, and the Named Executive Officer’s sustained individual performance, results and time in position. These recommendations were presented to the

HR Committee for discussion and recommendation to the Board at the September 21, 2015 HR Committee meeting and were effective October 1, 2015.

The HR Committee met with its adviser in executive session at that meeting to consider Mr. McCallister’s base salary and target incentives for FY 2016, which it has sole authority to approve. In September 2015, the HR Committee increased Mr. McCallister’s base salary by 3.0%, and increased his STI and LTI percentage opportunities slightly in order to bring his target pay in line with the 50th percentile market data.

FY 2016 target pay opportunities for all executive officers were established based on considerations of market data and internal pay equity — that is, the relationship between target award opportunities of the Named Executive Officers and those of other officers at the same level in the Company. For all Named Executive Officers, above-market retirement benefits served to decrease the LTI grants made, in order to be at or below market for all compensation elements.

The base salary that was paid to each Named Executive Officer for FY 2016 is the amount reported for such officer in column (c) of the Summary Compensation Table that appears later in this proxy statement. STI target opportunities and the target payout for performance units under the LTI program are reflected in column (d) of the Grants of Plan-Based Awards Table that appears later in this proxy statement, and target payouts for performance shares under the LTI program (denominated in the number of shares to be issued) are reflected in column (g) of the Grants of Plan-Based Awards Table.

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Compensation Discussion and Analysis

Short-Term Incentive Compensation

Purpose of Short-Term Incentives

The STI program is designed to reward the level of performance of officers of WGL Holdings and its subsidiaries. We choose to pay it to encourage higher annual corporate and individual performance.

Short-Term Incentive Awards

The FY 2016 STI program set target percentages of base salary that could be earned for the achievement of corporate and individual performance goals. Payouts could be higher or lower than target depending on FY 2016 corporate and individual performance, ranging from 0% to 150% of target per the scale below.

Item	Corporate	Individual	Total
Weighting	75%	25%	100%
Corporate or Individual Factor, as applicable	maximum 1.5	maximum 1.5	—
Individual Factor applied again to the corporate portion	maximum 1.0	—	—
Maximum payout as % of target	112.5%	37.5%	150%

The amounts listed in columns (c), (d) and (e) of the “Grants of Plan-Based Awards” table in this proxy statement show the potential range of STI cash awards for FY 2016 for each Named Executive Officer.

At its September 21, 2015 meeting, the HR Committee set FY 2016 target STI award opportunities for each Named Executive Officer at or near the size-adjusted 50th percentile of the market data provided by the HR Committee’s adviser. It also approved FY 2016 performance goals and targets that governed payout under the plan.

FY 2016 Corporate Performance

The corporate performance goals making up our FY 2016 corporate scorecard recognize that shareholders in a regulated utility achieve their investing objectives when customers are well-served through reliable, efficient operations. The Company’s FY 2016 performance goals included multiple metrics in eight corporate performance categories related to: rewarding investors, safe delivery, customer value, performance improvement, supplier diversity, sustainability, employer of choice and reliable supply.

As noted above, for FY 2016, the HR Committee approved a formulaic calculation for the Corporate Factor, involving the assignment of specific weightings for each corporate scorecard goal. Under this methodology, each scorecard goal is assigned a specific percentage weighting, which collectively total 100%. An indicative corporate factor is then determined as follows (using straight line interpolation between the values indicated):

Percent Met or Exceeded (by weighting)	Indicative Corporate Factor
At least 95%	1.5
70%	1.0
50%	0.6
Less than 50%	—

In most cases, the indicative corporate factor will be the Corporate Factor. However, the HR Committee retains discretion to reduce the Corporate Factor (including to set the Corporate Factor at zero) as it deems appropriate. The HR Committee might exercise this negative discretion, for example, if the Company’s financial performance for the fiscal year was significantly below expectations or if the Company’s performance was otherwise substantially below expectations in a way that was not adequately reflected by the application of this methodology.

The corporate scorecard goals measure the results of short-term activities that drive the long-term strategic objectives of the Company. The performance targets are intended to challenge the Company and its executive officers to achieve significant accomplishments in each of these areas. Set forth below are the FY 2016 performance goals and a brief discussion of the relationship between each goal and shareholder interests.

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Compensation Discussion and Analysis

Reward Investors. This category includes a goal for utility return on equity (“ROE”) and a goal for non-utility earnings. Our utility ROE performance goal measures the ability of our natural gas utility business to earn the weighted average ROE allowed by our three regulatory commissions in the District of Columbia, Maryland and Virginia. Non-utility earnings is a measure of the ability of WGL Holdings to deliver earnings against our goals through non-utility activities.

Safe Delivery. This category includes an Employee Work Safety goal and a System Safety/Pipeline Integrity goal. The safe delivery of natural gas is fundamental to our business, is an essential foundation for sustainable success, and reflects our safety culture. Low employee injury rates reduce our costs due to injury (medical, worker’s compensation and costs associated with backfilling vacancies) and increases our employees’ availability for work. In addition, lower injury levels improve overall health and well-being, bolstering employee morale and retention. Our focus on system safety and pipeline integrity measures enables us to maximize the return on our system investments by limiting costly emergency repairs and remediation, ensuring the system’s ability to serve existing customers reliably and meet the demands of meter growth, achieving favorable regulatory treatment, limiting liability and helping to ensure that investments in our pipeline, such as investments in our accelerated pipe replacement programs, are eligible for regulatory cost recovery.

Customer Value. This category includes a customer satisfaction goal, a utility customer revenue growth goal and a customer information system goal. Customer satisfaction, based on surveys of customers who have interacted with us during the year, is a key measure of our success in delivering core services to our customers, and is critical to achieving positive regulatory treatment and growing our customer base. Our utility customer revenue growth goal focuses management on one of the principal drivers of revenue opportunity for our natural gas utility business. Our customer information system (“CIS”) goal measures our success in implementing our new customer service and billing system, which includes mobile dispatch capability, on time and on budget. We expect the new system to improve the efficiency and effectiveness of our customer service and field service operations and provide a platform for customer growth.

O&M per Customer. This metric measures the level of our operation and maintenance cost (“O&M”) per customer. Managing our O&M per customer helps to ensure the efficiency of our operations as we maintain and grow the number of active customer meters.

Supplier Diversity. We have set significant goals to increase our spending with diverse-owned businesses. By supporting expanded opportunities for minority and woman-owned businesses, we increase competition and vendor options in the marketplace, which benefits the Company and the communities that we serve. These goals are consistent with commitments we have made to our regulators and demonstrate our continued commitment to promoting diversity.

Sustainability. This metric tracks our progress in achieving our 2020 Greenhouse Gas Reduction Goals and creating a culture and corporate processes that support their achievement. We believe this goal demonstrates our commitment to being a leading provider of clean energy solutions to our customers and reinforces our WGL Energy Answers brand position.

Employer of Choice. This category includes an employee engagement goal and a community involvement goal. We believe a high level of employee engagement improves employee performance, morale and retention, which lead to higher levels of customer satisfaction and, ultimately, to financial success. Our community involvement goal helps to ensure that our employees are connected to the communities they serve and improves customer relationships and loyalty.

Reliable Supply. The percentage of our customers who experience no unplanned interruptions in service is a key performance metric for our utility operations. Low outage levels are fundamental to our business, and are essential to high customer satisfaction, favorable regulatory treatment and our ability to grow and create new revenue opportunities.

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Compensation Discussion and Analysis

CORPORATE SCORECARD RESULTS IN FY 2016

The table below sets forth the Company’s performance against our performance goals, and indicates the relative weightings used to determine the Corporate Factor for FY 2016.

	Corporate Goals	FY 2016 Target	FY 2016 Results	Met or Exceeded?	Weighting
1.	Reward Investors(1)
	Utility ROE	Greater than or equal to the allowed utility ROE of 9.57%	9.92%	Yes	10%
	Non-Utility Earnings	Greater than or equal to 100% of targeted non-utility earnings	115.0%	Yes	10%
2.	Safe Delivery
	Employee Work Safety	Less than or equal to a DART(2) rate of 1.0	0.85	Yes	10%
	System Safety/Pipeline Integrity	Greater than or equal to 100%	106.4%	Yes	10%
3.	Customer Value
	Customer Satisfaction	Greater than or equal to 87.5%	79.8%	No	10%
	Utility Customer Revenue Growth	Greater than or equal to $8.90 million	$9.3 million	Yes	6.25%
	Customer Information System	Greater than or equal to 90%	96%	Yes	6.25%
4.	O & M Per Customer	Less than or equal $273	$283	No	6.25%
5.	Supplier Diversity	Greater than or equal to 23%	29.3%	Yes	6.25%
6.	Sustainability	Greater than or equal to 95%	99.7%	Yes	6.25%
7.	Employer of Choice
	Employee engagement	Completion of at least 96% of designated activities by business units	100%	Yes	6.25%
	Community involvement	Greater than or equal to 11,250 hours of community service by WGL employees and family	12,283	Yes	6.25%
8.	Reliable Supply
	System Reliability	Percentage of customers who experience no unplanned service interruptions of at least 99.7%	99.85%	Yes	6.25%
	Goals Met or Exceeded			11 out of 13	83.75%
(1)	Utility ROE is calculated by dividing net income of our utility segment, adjusted for after-tax non-GAAP adjustments, by the average common equity for the fiscal year, also adjusted for after-tax non-GAAP adjustments. Non-utility earnings is equal to the adjusted EBIT of our non-utility operating segments, which is defined as net income before interest and taxes, adjusted for non-GAAP adjustments. For a discussion of our non-GAAP adjustments, see Appendix A.

(2)	“DART” refers to Days Away/Restricted or Job Transfer.

For FY 2016, 11 of 13 scorecard goal targets, constituting 83.75% by weighting, were met or exceeded, resulting in an indicative corporate factor of 1.3.

Based on these results, on November 15, 2016, Mr. McCallister recommended, and the HR Committee approved, a Corporate Factor of 1.3 for FY 2016.

FY 2016 Individual Performance

Named Executive Officers had individual goals for FY 2016 which encompassed:

•	their contributions to meeting established corporate and departmental goals;

•	managing resources within established departmental budgets; and

•	effectiveness in areas of leadership, planning and teamwork.

After a comprehensive performance appraisal of each Named Executive Officer and a review of their individual achievements, contributions to the corporate scorecard results and personal effectiveness in leading their respective areas of responsibility, Mr. McCallister recommended an Individual Factor specific to each Named Executive Officer except for himself. The HR Committee discussed and approved the Individual Factors recommended by the CEO for these Named Executive Officers.

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Compensation Discussion and Analysis

In executive session, the HR Committee developed an Individual Factor of 1.3 for Mr. McCallister. The other Named Executive Officers received the following Individual Factors: Chapman: 1.3, Ammann: 1.25, Chandra: 1.25, and Gutermuth: 1.25.

Mr. McCallister’s Individual Factor reflects achievement of 11 of 13 goals on the corporate scorecard, including the achievement of both our utility and non-utility financial targets, improvements in safety performance and damage prevention, high employee engagement scores and community involvement, excellent results in diversity spending and the Company’s achievement of its 2020 sustainability goals for both greenhouse gas reduction in its fleet and facilities and emissions from its pipe infrastructure four years ahead of schedule. His individual factor also reflects continued progress toward meeting the Company’s 7%-10% operating earnings per share growth plan, which we believe is the strongest growth target in our industry, and the Company’s strong control environment. In addition, this factor reflects significant business developments, including WGL Midstream’s acquisition of a 30% interest in the Stonewall System, which became operational in January 2016, the signing by WGL Energy

Services of large electricity contracts, strong results in our asset optimization activities, and the addition by WGL Energy Systems of 37 megawatts of solar generating capacity. At Washington Gas, Mr. McCallister also oversaw the return of the customer call center from an offshore location to the Commonwealth of Virginia, considerable investment in pipe replacement and the filing of rate cases in Maryland and the District of Columbia. Under Mr. McCallister’s leadership, the Company continued to strengthen its leadership team and continued to garner recognition as a leader in diversity. In addition, during FY 2016, Mr. McCallister began his year of service as Chair-elect of the Greater Washington Board of Trade and, after a successful tenure as Chairman of the American Gas Association, began his term as Finance Committee Chairman and Nominating Committee Chairman. He also continued his significant involvement in several other industry and community organizations, and will again serve as Chairman of the Gas Technology Institute board of directors. Finally, Mr. McCallister led the Company in achieving the other accomplishments listed under the heading “FY 2016 Financial and Operating Highlights” section of this CD&A.

FY 2016 Target Opportunities

Target FY 2016 STI award opportunities were determined primarily by considering the market compensation data discussed above, and secondarily by considering internal pay equity. The amounts listed in columns (c), (d) and (e) of the Grants of Plan-

Based Awards Table following this CD&A represent the potential range of STI awards for FY 2016 and are based on a percentage of each Named Executive Officer’s base salary at October 1, 2015, as follows:

FY 2016 SHORT-TERM INCENTIVE TARGET OPPORTUNITY

Named Executive Officer	Target Short-Term Incentive Compensation as Percent of Base Salary
McCallister	90%
Ammann	55%
Chapman	75%
Chandra	55%
Gutermuth	50%

For tax purposes, the HR Committee set a limitation on FY 2016 STI payouts for Messrs. McCallister and Chapman of 0.85% and 0.46% of FY 2016 net income, respectively. The HR Committee then used negative discretion as provided under Section 162(m) of the Internal Revenue Code to arrive at actual, lower FY 2016 payouts based on our performance for the year.

The amounts of STI awards relating to FY 2016 were paid in December 2016 and are set forth under column (g) of the Summary Compensation Table in this proxy statement, entitled Non-Equity Incentive Plan Compensation. The amounts of such STI awards for the Named Executive Officers range from 128.5%% to 130.0%% of target.

Clawback Policy — Forfeiture and Recoupment of Short-Term Incentives

We have a Forfeiture and Recoupment Policy to recoup short-term incentive awards paid to certain officers of the Company and its subsidiaries, including the Named Executive Officers, under certain circumstances. Pursuant to this policy, the Board, upon the recommendation of the HR Committee, may direct that all or a portion of any STI payout made to these officers be recovered if such payout was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

The HR Committee will determine whether such recovery will be effectuated by: (i) seeking repayment from the officer, (ii) reducing the amount that would otherwise be payable to the officer under any compensatory plan, program or arrangement maintained by the Company, (iii) withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company’s otherwise applicable compensation practices, or (iv) any combination of the

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Compensation Discussion and Analysis

foregoing. In each instance in which the potential for recovery of STI exists, the Company will not seek recovery after a period of 24 months following the first public issuance or filing with the SEC (whichever occurs first) of a financial report containing the materially inaccurate statement or reporting the achievement of the performance metric that is later deemed to have been materially inaccurate.

Long-Term Incentive Compensation

Purpose of Long-Term Incentive Awards

The LTI program is designed to reward our senior executives for our performance for shareholders, as measured by (i) performance of an investment in our common stock relative to comparable investments in other utilities, (ii) the extent to which our consolidated business, including our non-utility businesses, earns a return that equals or exceeds the utility’s earnings opportunity and (iii) achieving earnings sufficient to cover our dividends. For FY 2016, it granted performance shares and performance units in a 50%-50% ratio. We choose to provide long-term incentive opportunities to achieve the following goals:

Align executives’ interests with shareholder interests. One-half of the performance shares and performance units granted in FY 2016 are dependent on WGL Holdings common stock performance — including stock price appreciation and dividends — compared to peer companies. The remaining performance units granted in FY 2016 will vest on the basis of our return on equity compared to the weighted average return on equity authorized by Washington Gas’ three commissions, and the remaining performance shares depend on our achieving earnings per share that exceed the amount of dividends per share declared on our common stock during the performance period.

In addition, the value of performance share awards rise and fall in value with the price of our common stock during the performance period. In addition, their value will, on average, rise based on the amount of dividends we pay, as performance shares will be deemed to earn dividends (to the extent that the performance shares ultimately vest), with the amount of such dividends being paid in cash.

Match market practice. Our plan design for FY 2016 is typical of the plan designs of the regulated utility companies in our total compensation peer group.

Promote common stock ownership. Payout of earned performance share awards is made in common stock.

Encourage retention. Vesting provisions in the performance share and performance unit programs provide an incentive for executives to stay with us and to focus on the long-term interests of the Company, its shareholders and customers.

Award Size Determinations

The target values of the LTI awards for Named Executive Officers issued at the beginning of FY 2016 (for the FY 2016-2018 performance period) were determined by the HR Committee based on the size-adjusted 50th percentile of the market data for total target compensation provided by its adviser, taking into consideration the aggregate amount of base salary, STI awards and the value of retirement benefits, and considering internal pay equity. To arrive at the actual award size for performance shares and performance units, we divided the executive officer’s target value applicable to performance shares and performance units (for each, 50% of the total LTI award) by the value of one performance share or performance unit, as appropriate, on the date of grant. The value of a performance share was equal to the closing price of a share of common stock of WGL Holdings on the last day of the prior fiscal year ($57.67 for FY 2016 grants) and the value of a performance unit was $1.

Performance Share and Performance Unit Awards

Performance share awards are denominated and are paid out in shares of WGL Holdings common stock. Performance unit awards are denominated in dollars and are paid out in cash.

Performance shares and performance units granted in FY 2016 will be paid out at the end of the performance period if certain long-term performance criteria are achieved and the Named Executive Officer remains an employee. In the event of the Named Executive Officer’s retirement during the performance period, awards will be prorated based on the number of months worked in the performance period. If the Named Executive Officer leaves the Company before the performance period has ended for any other reason, he or she will forfeit any payouts for the performance period. Upon death or disability, however, the HR Committee has discretion to prorate awards based on the number of months worked in the performance period.

TSR Performance Shares and Performance Units. The measure of performance for one-half of the value of LTI grants for FY 2016 (split evenly between performance shares and performance units) is TSR relative to the long-term incentive peer group for the performance period. TSR is calculated as follows:

Total Shareholder Return =	Change in stock price + dividend paid
Beginning stock price

Return on Equity (ROE) Performance Units. One-quarter of the value of LTI grants for FY 2016 was issued in the form of performance units for which the measure of performance is our return on equity (ROE) ratio. ROE ratio is calculated as follows:

ROE Ratio =	Average consolidated non-GAAP ROE
Weighted average utility authorized ROE

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Compensation Discussion and Analysis

Average consolidated non-GAAP ROE is the average of actual consolidated non-GAAP ROE for the three fiscal years in the performance period. Consolidated non-GAAP ROE for each fiscal year is calculated as non-GAAP operating earnings divided by average non-GAAP equity. Average non-GAAP equity for any fiscal year is equal to the average of common equity at the end of that year and at the end of the prior year, in each case, as adjusted for after-tax non-GAAP adjustments. The weighted average utility authorized ROE is the weighted average ROE allowed by Washington Gas’ three regulatory commissions in the District of Columbia, Maryland and Virginia.

Dividend Coverage Performance Shares. One-quarter of the value of LTI grants for FY 2016 was issued in the form of performance shares for which the measure of performance is whether our non-GAAP operating earnings per share on a diluted basis for the performance period exceed dividends per share of common stock declared during the period. Non-GAAP operating earnings per share is equal to non-GAAP operating earnings divided by the weighted average number of shares of common stock outstanding during the performance period.

Performance shares and performance units were and are our only form of long-term incentive award; no grants are made containing time-based vesting.

TSR Performance Shares and Units

Performance/Payout Relationship

The table below shows the performance and payout scale for TSR performance share and performance unit grants made to the Named Executive Officers on October 1, 2015.

Performance in TSR vs. Peers	Payout of Performance Shares or Performance Units (% of Target Awarded)
90th percentile+	200%
70th percentile	150%
50th percentile	100%
25th percentile	50%
Less than 25th percentile	–%

Generally, the percentile rank will not fall directly on one of the ranks listed in the left column. When this occurs, performance is interpolated between the percentiles listed in the columns on a straight-line basis.

In order to smooth end-of-period volatility, the Company’s relative cumulative TSR is calculated at the end of each fiscal quarter of the third year of the performance period. The hypothetical payouts from these four TSR calculations are averaged to determine the final payout amount.

Long-Term Incentive Peer Group Selection

The HR Committee chose companies to include in the long-term incentive peer group based on the following criteria:

•	Classification as an energy related company under the Standard Industrialization Classification codes;

•	Public equity ownership and headquarters in the United States;

•	Annual net revenues greater than $175 million;

•	At least 70% of assets related to U.S. natural gas distribution;

•	No significant exploration and production or electric generation assets;

•	No significant energy trading operations;
•	An investment grade credit rating by Standard & Poor’s and Moody’s; and

•	No announced merger plans.

Companies that meet most, but not all, of the above criteria were considered and included in the long-term incentive peer group if deemed to be comparable based on other market indicators.

The long-term incentive peer group is not the same as the total compensation peer group discussed on page 25. The total compensation peer group is intended to benchmark market compensation for executives in comparable positions and is constrained by the availability of data in the compensation database used. In contrast, the long-term incentive peer group is selected to benchmark share performance as measured by TSR for comparable investment opportunities and is not constrained by database participation.

Long-Term Incentive Peer Groups

The payout of TSR performance shares and performance units, which constitute 50% of the LTI grants in FY 2016 and 100% of the LTI grants made in FY 2015, will be based on our TSR performance during the FY 2016-2018 and FY 2015-2017 performance periods, respectively, compared to our long-term incentive peer groups for each grant year.

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Compensation Discussion and Analysis

The chart below reflects the peer companies that were included in the long-term incentive peer groups for the performance periods indicated, as approved by the HR Committee. The FY 2016-2018 peer companies listed below were approved at the HR

Committee’s September 21, 2015 meeting based on the criteria described under the heading, “Long-Term Incentive Peer Group Selection.”

LONG-TERM INCENTIVE PEER GROUP COMPANIES FOR FY 2014, FY 2015 AND FY 2016 GRANTS

Long-Term Incentive		Performance Period
Peer Group Companies	FY 2014-2016	FY 2015-2017	FY 2016-2018
AGL Resources Inc.	•	•
Atmos Energy Corp.	•	•	•
Black Hills Corp			•
CenterPoint Energy Inc.	•	•	•
Chesapeake Utilities Corp.	•	•	•
Consolidated Edison, Inc.	•	•	•
Eversource Energy (formerly Northeast Utilities)	•	•	•
Integrys Energy Group, Inc.	•
MGE Energy Inc.	•	•	•
New Jersey Resources	•	•	•
NiSource Inc.			•
Northwest Natural Gas Co.	•	•	•
Northwestern Corp.	•	•	•
One Gas Inc.		•	•
Pepco Holdings, Inc.	•
Piedmont Natural Gas Co.	•	•	•
South Jersey Industries	•	•	•
Southwest Gas Corp.	•	•	•
Spire Inc. (formerly Laclede Group Inc.)	•	•	•
TECO Energy		•
UIL Holdings Corp.	•	•
Vectren Corporation	•	•	•
WEC Energy Group			•

WGL HOLDINGS, INC. - 2017 Proxy Statement   |   33

Compensation Discussion and Analysis

Return on Equity Performance Units – Performance/Payout Relationship

The table below shows the performance and payout scale for ROE performance unit grants made to the Named Executive Officers on October 1, 2015.

ROE Ratio	Payout of Performance Units (% of Target Awarded)
120% or greater	200%
110%	150%
100%	100%
90%	50%
Less than 90%	–%

Generally, the percentile rank will not fall directly on one of the ranks listed in the left column. When this occurs, performance is interpolated between the percents listed in the columns on a straight-line basis.

Dividend Coverage Performance Shares – Performance/Payout Relationship

Dividend coverage performance share grants made to the Named Executive Officers on October 1, 2015 will pay out at 100% of target if our non-GAAP operating earnings per share on a diluted basis for the performance period exceed dividends per share of common stock declared during the period; otherwise the dividend coverage performance shares will pay out at 0%.

Realized Long-Term Incentive Payouts

Compensation granted to the Named Executive Officers and reported in the “stock awards” column of the Summary Compensation Table on page 40 represents a long-term incentive for future performance, not current cash compensation. This LTI payout will not actually be received by the Named Executive Officers for three years, may not pay out at the target level shown, and remains at risk of not being earned or of being forfeited due to termination of employment. While the amounts shown in the “stock awards” column of the Summary Compensation Table reflect the grant date fair value of equity awards received by a Named Executive Officer, they do not reflect how the Company’s performance over the three-year vesting period will impact the actual payout. The individual may be compensated considerably more or less based on the Company’s TSR compared to the long-term incentive peer group and, for LTI grants made in FY 2016 or later, the Company’s ROE ratio and the Company’s operating earnings per share compared to dividends declared.

Historical Long-Term Incentive Payouts

Performance share and performance unit grants made in FY 2014 vested and were paid out in October 2016 based on our TSR performance during the FY 2014-2016 performance period compared to our long-term incentive peer group for the FY 2014 grants. WGL Holdings’ TSR percentile rankings among our long-term incentive peer group through the end of the last four fiscal quarters of the performance period, and the respective hypothetical payout percentages, were as follows:

LTI PERFORMANCE AND PAYOUT CALCULATION FOR FY 2014-2016 PERFORMANCE PERIOD

Period Oct. 1, 2013 through:	TSR Percentile Among Peer Group	Hypothetical Payout Percentage (Percentage of Target)
December 31, 2015	80.00%	175.0%
March 31, 2016	86.67%	191.7%
June 30, 2016	80.00%	175.0%
September 30, 2016	66.67%	141.7%

This performance translated into a payout percentage for performance share and performance unit grants at 170.9% of target.

The tables on the next page outline the aggregate realized LTI earned payouts for the performance periods ended September 30 of each of the last five fiscal years in contrast to the target long-term award values for the same periods. The tables illustrate the pay for performance nature of our long-term incentive program.

34   |   WGL HOLDINGS, INC. - 2017 Proxy Statement

Compensation Discussion and Analysis

LTI PAYOUTS COMPARED TO AGGREGATE TARGET AWARD VALUE FOR YEARS ENDED SEPTEMBER 30, 2012 – 2016

	Actual TSR Performance		Payout % of Target
LTI vested 9/30/12	22nd Percentile		0.0%
LTI vested 9/30/13	34th Percentile		61.0%
LTI vested 9/30/14	24th Percentile		0.0%
LTI vested 9/30/15	76th Percentile		166.2%
LTI vested 9/30/16	78th Percentile	(1)	170.9%

(1)	Average of percentile rankings from the beginning of the performance period through the last day of each of the four fiscal quarters in the last year of the performance period.

	McCallister		Ammann		Chapman		Chandra		Gutermuth(1)
LTI Vesting Date	Target Award Value (2)	Total Value Delivered(3)	Target Award Value (2)	Total Value Delivered(3)	Target Award Value (2)	Total Value Delivered(3)	Target Award Value (2)	Total Value Delivered(3)	Target Award Value (2)	Total Value Delivered(3)
9/30/2012	$1,087,012	$–	$450,000	$–	$525,974	$–	$277,272	$–
9/30/2013	$1,372,728	$891,994	$473,376	$307,618	$640,910	$416,460	$358,442	$232,928
9/30/2014	$1,706,480	$–	$540,025	$–	$898,348	$–	$428,844	$–
9/30/2015	$1,770,038	$3,578,394	$559,796	$1,131,741	$944,020	$1,908,469	$440,840	$891,250
9/30/2016	$1,801,783	$3,799,850	$572,729	$1,207,865	$963,964	$2,032,939	$514,813	$1,085,707	$270,269	$569,965
TOTAL	$7,738,041	$8,270,238	$2,595,926	$2,647,224	$3,973,216	$4,357,868	$2,020,211	$2,209,885	$270,269	$569,965

(1)	Ms. Gutermuth first became a named executive officer in FY 2016.

(2)	Target award value represents the sum of the target value of performance shares and the target value of performance units vested on the applicable date. The target value of performance units is $1 per performance unit, and the target value of performance shares is the closing stock price of WGL Holdings common stock on the day preceding the date of grant (which is the last trading day of the fiscal year preceding the date of grant), in each case, times the target number of performance units or performance shares granted. Target award values are not the same as the grant date fair values of the equity awards (calculated in accordance with FASB ASC Topic 718), which are reflected in the Summary Compensation Table on page 40 (for grants made at the beginning of FY 2016, FY 2015 and FY 2014). Equity awards reflected above were granted at the beginning of the fiscal years ended September 30, 2009, 2010, 2011, 2012 and 2013.

(3)	Realized LTI payout (or “total value delivered”) means the cash value of earned performance units and the share value of earned performance shares on the date of vesting.

Retirement Benefits

Retirement benefits are designed to reward continued service. We choose to offer them to provide post-employment security to our employees and because they are an essential part of a total compensation package that is competitive with those offered by other companies, particularly other gas and electric utilities.

We provide retirement benefits to the Named Executive Officers under the terms of qualified and non-qualified defined-benefit and defined-contribution retirement plans. Retirement benefit programs applicable to the Named Executive Officers are:

•	tax-qualified employee benefit plans that are available to our employees, including the Washington Gas Light Company Savings Plan (which we refer to, together with the Washington Gas Light Company Capital Appreciation Plan/ Union Employees’ Savings Plan, as the “401(k) Plans”), and the Washington Gas Light Company Employees’ Pension Plan (the “Pension Plan”);

•	the defined benefit Washington Gas Light Company Supplemental Executive Retirement Plan (“DB SERP”);

•	the Washington Gas Light Company Defined Contribution Supplemental Executive Retirement Plan (“DC SERP”);

•	the Washington Gas Light Company Defined Contribution Restoration Plan (the “Defined Contribution Restoration Plan” or “DC Restoration Plan”); and
•	the Washington Gas Light Company Defined Benefit Restoration Plan (the “Defined Benefit Restoration Plan” or “DB Restoration Plan”).

The 401(k) Plans are tax-qualified retirement plans in which the Named Executive Officers participate on the same terms as our other participating employees.

The Pension Plan is a tax-qualified, non-contributory pension plan covering active employees (including certain executive officers) and vested former employees of Washington Gas and certain affiliates hired before July 1, 2009. Effective July 1, 2009, the Pension Plan was closed to new management employee entrants. Each Named Executive Officer participates in the Pension Plan.

The DB SERP is a defined benefit plan that allows accrual of a higher benefit than the qualified plan, but vests this benefit more slowly. This plan was intended to allow us to: (i) attract mid-career executive hires by replacing foregone pension benefits at former employers, and (ii) be competitive with pensions provided to executives at peer companies, aiding in the retention of our executive officers. The DB SERP was closed to new participants on December 31, 2009.

WGL HOLDINGS, INC. - 2017 Proxy Statement   |   35

Compensation Discussion and Analysis

On December 18, 2009, the DC SERP was adopted. Employees hired or promoted after December 31, 2009 are eligible to participate in the DC SERP. Employees who were executives on December 31, 2009 had the option either to remain in the DB SERP or to join the DC SERP. Closing the DB SERP to new participants and creating the DC SERP enabled the Company to: (i) reduce its risk, (ii) provide greater predictability of its long-term financial obligations, and (iii) align executive compensation with prevailing market practices. On December 19, 2009, the Board also adopted the Defined Benefit Restoration Plan and the Defined Contribution Restoration Plan. The Defined Benefit Restoration Plan provides supplemental pension benefits to employees selected by the Board of Directors who are not participants in the DB SERP. The Defined Contribution Restoration Plan provides supplemental retirement benefits to employees who are not participants in the DB SERP and whose base salary exceeds the limit set forth in Section 401(a)(17) of the Internal Revenue Code. Ms. Gutermuth is the only Named Executive Officer who is a participant in these plans.

The benefits provided under the DC SERP were designed to be at the market median and competitive with those offered by other gas and electric utilities. Each of the Named Executive

Officers, except Ms. Gutermuth, is a participant under the DB SERP. Ms. Gutermuth is a participant in the DC SERP.

The DB SERP, DC SERP, DB Restoration and DC Restoration each include “clawback” provisions that require a participant to forfeit benefit payments under certain circumstances. Under this clawback provision, if a plan participant willfully performs any act or willfully fails to perform any act, and such act or such failure to act may result in material discredit or substantial detriment to the Company, then upon a majority vote of the Board, the participant (and his or her surviving spouse or other beneficiary) will forfeit any benefit payments owing on and after a date fixed by the Board. After this fixed date, the Company will have no further obligation under the plan to the participant, his or her spouse or any beneficiary. Also, under the clawback provision, if a participant has received a lump-sum benefit, the participant or the beneficiary would be required to return a proportionate share of that lump sum payment to Washington Gas.

See “Pension and Other Retirement Benefits” later in this proxy statement for a discussion of other aspects of the Pension Plan, the DB SERP, the DC SERP, the Defined Benefit Restoration Plan and the Defined Contribution Restoration Plan.

Severance/Change in Control Protections

Severance/change in control provisions are designed to reward executives for remaining employed with us during a time when their prospects for continued employment following a change in control transaction may be uncertain. We choose to provide severance/change in control protections so that executives will remain focused on shareholders’ and customers’ interests during the change in control. This strategy serves to retain a stable executive team during the transition process. Such protections are also helpful in hiring executives from well-compensated positions in other companies and in retaining executives who may consider opportunities with other companies.

Pursuant to the WGL Holdings, Inc. and Washington Gas Light Company Change in Control Severance Plan for Certain Executives (the “CIC Plan”), executive officers are entitled to limited severance benefits in the event of a change in control of WGL Holdings or Washington Gas. These benefits include a cash severance benefit equal to a pro-rata STI payment and two or three years’ worth of target-level compensation upon the occurrence of both a change in control and either: (i) an involuntary termination of employment or (ii) a voluntary termination with good reason (commonly referred to as a “double-trigger”).

Beginning with grants issued on October 1, 2015 (having performance periods from FY 2016-2018 and from FY 2017-2019), all LTI award grants reflect double-trigger vesting upon a change in control. For outstanding LTI grants that were issued in FY 2015 (which have a performance periods from FY 2015-2017), vesting of one-half of all outstanding LTI awards is subject to a “double trigger,” with the other one-half vesting immediately upon a change in control.

Because the Named Executive Officers do not have employment agreements that provide for fixed positions or duties, fixed base salaries or actual or target annual bonuses, we believe that a “good reason” termination severance trigger is appropriate to prevent potential acquirers from having an incentive to cause voluntary termination of a Named Executive Officer’s employment to avoid paying any severance benefits at all. The “good reason” termination severance trigger under the CIC Plan includes material demotions and material reductions in salary and annual bonus opportunities.

For executive officers that were first covered by the CIC Plan prior to January 1, 2011 (including all of the Named Executive Officers), the CIC Plan provides that, if a change in control payment exceeds the limit for deductible payments under Section 280G of the Internal Revenue Code by 10% or more, reimbursement will be made for the full amount of any excise taxes (but not income taxes) imposed, and for all taxes due on the amount of that reimbursement. This provision is intended to preserve the level of change in control severance protections that we have determined to be appropriate. Pursuant to an amendment to the CIC Plan on November 12, 2015, however, the excise tax reimbursement provisions will expire on September 30, 2018 unless a change in control transaction has occurred or is then pending.

See “Potential Payments Upon Termination or Change in Control – Change in Control Severance Plan for Certain Executives” later in this proxy statement for a discussion of the other aspects of the CIC Plan.

36   |   WGL HOLDINGS, INC. - 2017 Proxy Statement

Compensation Discussion and Analysis

Perquisites

Our limited perquisites are not designed to reward any particular performance or behavior. We choose to provide them to Named Executive Officers only when the perquisite provides competitive value and promotes retention of executives, or when the perquisite provides shareholder value.

We have a program of income tax, estate and financial planning services for our executive officers. We pay the actual cost of these services provided to the executive officer up to a pre-determined ceiling. We also pay the cost of certain other perquisites for executive officers, including parking at our offices, a vehicle allowance and an annual physical examination. Benefits available to the Named Executive Officers are noted in the footnotes to the Summary Compensation Table. The values of perquisites provided to each Named Executive Officer in FY 2016 are included as a component of the figure that is reported in Column (i) of the Summary Compensation Table in this proxy statement.

Timing of Compensation

We grant LTI awards effective each October 1, the first day of the fiscal year. Short-term incentive payouts are generally made in December following the end of the fiscal year. The HR Committee has the discretion to make awards at any time.

Following is a discussion of the timing of compensation decisions for FY 2016:

•	Base salary changes for FY 2016 were determined at the September 21, 2015 HR Committee meeting and the September 22, 2015 Board meetings;
•	Short and long-term incentive goals for FY 2016 were set at the September 21, 2015 HR Committee meeting and the September 22, 2015 Board meetings;

•	Performance share and performance unit grants were approved at the September 21, 2015 HR Committee meeting for grants effective on October 1, 2015 using the common stock price on September 30, 2015; and

•	STI payments for FY 2016 were approved at the HR Committee meeting held on November 15, 2016 and the Board meeting held on November 16, 2016.

Impact of Prior Compensation

Amounts realizable from prior compensation did not serve to increase or decrease FY 2016 compensation amounts. The

HR Committee’s primary focus was on achieving market-level compensation opportunities.

Factors Considered in Decisions to Increase or Decrease Compensation Materially

As described above, market data, retention needs, performance and internal pay equity have been the primary factors considered in decisions to increase or decrease compensation opportunities materially. Corporate performance and individual performances are the primary factors in determining the ultimate value of those compensation opportunities.

Role of Executive Officers

Mr. McCallister, our Chairman and CEO, recommended to the HR Committee the compensation opportunities for the other Named Executive Officers. Mr. McCallister was not involved in determining his own compensation. In determining STI payouts for FY 2016, Mr. McCallister recommended a specific Individual Factor for each Named Executive Officer, except for himself. None of the other Named Executive Officers had any role in determining their executive compensation.

Policies Relating to Stock Ownership

Executive Officer Stock Ownership Guidelines

Our executive officers are subject to mandatory stock ownership guidelines. Under these requirements:

•	the CEO is required to hold 5x base salary in WGL Holdings common stock;

•	the President and Chief Operating Officer, Senior Vice President and Chief Financial Officer, and the Senior Vice President, General Counsel and Corporate Secretary are each required to hold 2x base salary in WGL Holdings common stock; and
•	all other executive officers are required to hold 1x base salary in WGL Holdings common stock.

Only actual stock ownership (including shares held directly or through retirement accounts) is counted towards this requirement; unvested performance shares granted pursuant to our LTI program are not counted. Executive officers are required to retain shares issued to them through the LTI program net of tax withholding until the applicable holding requirement described above is met.

WGL HOLDINGS, INC. - 2017 Proxy Statement   |   37

Compensation Discussion and Analysis

Company Policy Regarding Insider Trading

Our code of conduct prohibits executive officers, directors and other individuals who may have access from time to time to material non-public information from engaging in purchases, sales or option transactions with respect to WGL Holdings common stock while in possession of material non-public information or outside of certain trading window periods, except in accordance with trading plans that comply with Rule 10b5-1 under the Exchange Act.

Anti-Hedging and Pledging Policy

Effective November 1, 2012, the Company adopted an anti-hedging and pledging policy that prohibits all employees,

including executive officers, and members of the Board, from hedging or pledging WGL Holdings common stock.

Other Compensation Matters

We do not have any written or unwritten employment agreements with any of the Named Executive Officers. Each Named Executive Officer is an employee at will. All elements of executive compensation are regularly benchmarked against executive compensation of peer companies. Base salary, short-term incentive, and long-term incentive compensation are benchmarked annually.

Compensation Risk Evaluation

For FY 2016, Meridian conducted an update of a risk evaluation of the Company’s compensation policies and practices for all employees, including executives, which was initially conducted in 2011. Management reviewed the evaluation results with the HR Committee and Meridian. The goal of the evaluation was to identify any features of the Company’s compensation policies and practices that could encourage excessive risk-taking. The evaluation utilized a process that inventoried existing incentive plans and their salient features and examined design and administrative features of these plans to determine risk-aggravating or risk-mitigating factors.

In order to focus employees on performance objectives that promote the best interests of the Company and its shareholders, short-term and long-term incentive-based compensation is linked to the achievement of measurable financial and business goals and, in the case of short-term incentives, individual performance goals. The risk evaluation conducted by Meridian found that these arrangements are coupled with compensation design elements and other controls that discourage business decision-making focused solely on compensation consequences, and thus mitigate risk.

Based on the results of the evaluation, we believe that our executive compensation program reflects an appropriate mix of compensation elements and balances current and long-term performance objectives, cash and equity compensation, and risks and rewards associated with executive roles. The following features of our executive incentive compensation program illustrate this point:

•	Our performance goals and objectives reflect a balanced mix of performance measures to avoid excessive weight on a certain goal or performance measure;

•	Our annual and long-term incentives provide a defined and capped range of payout opportunities;

•	Total direct compensation levels are heavily weighted towards long-term, equity-based incentive awards with vesting schedules that fully materialize over a number of years;

•	Equity incentive awards are granted annually so executives always have unvested awards that could decrease significantly in value if our business is not managed for the long term; and

•	We have implemented meaningful executive officer stock ownership requirements so that executive officer personal wealth is significantly tied to the long-term success of our Company.

Based on the above combination of program features, we believe that: (i) our executives are encouraged to manage the Company in a prudent manner, and (ii) our incentive programs are not designed in a manner to encourage our senior business leaders to take risks that are inconsistent with the best interests of the Company’s customers, shareholders and other stakeholders.

38   |   WGL HOLDINGS, INC. - 2017 Proxy Statement

Compensation of Executive Officers

COMPENSATION OF EXECUTIVE OFFICERS

The following tables and related footnotes and discussion present information about compensation for the Named Executive Officers. The “Summary Compensation Table” on the next page quantifies the value of the different forms of compensation awarded to, earned by, or paid to Named Executive Officers in FY 2014, FY 2015 and FY 2016.

The Summary Compensation Table should be read in conjunction with the tables and narrative descriptions that follow. The “Grants of Plan-Based Awards in FY 2016” table and the description of the material terms of the performance shares and performance units granted in FY 2016 that follows it provide information regarding the long-term equity incentives awarded to Named Executive Officers that are reported in the Summary Compensation Table. The “Outstanding Equity Awards at FY 2016 Year End” table and the “Stock Vested in FY 2016” section provide further information on the Named Executive Officers’ potential realizable value and actual value realized with respect to their equity awards.

The “Pension and Other Retirement Benefits” and “Non-Qualified Deferred Compensation” tables and the related description of the material terms of the retirement plans describe each Named Executive Officer’s retirement benefits and deferred compensation to provide context to the amounts listed in the Summary Compensation Table.

WGL HOLDINGS, INC. - 2017 Proxy Statement   |   39

Compensation of Executive Officers

Summary Compensation Table

The following table presents information about compensation for the Named Executive Officers. It includes compensation awarded to, earned by or paid to the Named Executive Officers during FY 2014, FY 2015 and FY 2016. Each of the below-named individuals was also an executive officer of Washington Gas, our utility subsidiary.

The compensation shown in the following table was paid to the individual by Washington Gas.

Name and Principal Position(1) (a)	Fiscal Year (b)	Salary (c)	Stock Awards(2) (e)	Non-Equity Incentive Compensation(3) ($) (g)	Change in Pension Value and Non-qualified Deferred Compensation Earnings(4) ($) (h)	All Other Compensation(5) ($) (i)	Total ($) (j)
Terry D. McCallister	2016	$849,000	$2,161,740	$993,000	$2,271,170	$31,309	$6,306,219
Chairman of the Board and	2015	$824,000	$1,962,032	$946,000	$558,472	$36,287	$4,326,791
Chief Executive Officer	2014	$800,000	$1,808,991	$697,000	$2,356,517	$36,971	$5,699,479
Vincent L. Ammann, Jr.	2016	$465,000	$655,034	$329,000	$1,016,318	$30,513	$2,495,865
Senior Vice President and	2015	$460,000	$625,878	$329,000	$373,276	$29,874	$1,818,028
Chief Financial Officer	2014	$445,000	$575,019	$250,869	$659,124	$29,708	$1,959,720
Adrian P. Chapman	2016	$556,000	$1,084,302	$542,000	$1,432,814	$39,331	$3,654,447
President and Chief Operating Officer	2015	$551,000	$1,049,566	$548,000	$185,485	$36,611	$2,370,662
	2014	$535,000	$967,820	$411,281	$1,205,367	$35,849	$3,155,317
Gautam Chandra	2016	$430,000	$605,640	$304,000	$931,389	$35,297	$2,306,326
Senior Vice President, Business	2015	$420,000	$571,469	$300,000	$216,303	$29,536	$1,537,308
Development, Strategy and
Non-Utility Operations	2014	$400,000	$516,873	$214,500	$579,855	$27,204	$1,738,432
Luanne S. Gutermuth(6)	2016	$450,000	$536,352	$290,000	$396,861	$83,187	$1,756,400
Senior Vice President, Shared Services
and Chief Human Resources Officer

(1)	The principal positions shown are as of September 30, 2016. Please note that columns (d) “Bonus” and (f) “Option Awards” have been omitted in accordance with SEC rules because no such compensation was awarded to, earned by, or paid to the Named Executive Officers during FY 2016, FY 2015 or FY 2014.

(2)	Stock awards consist of performance shares and performance units. For a description of the vesting conditions of performance shares and performance units, see “Performance Shares and Performance Units” following the Grants of Plan-Based Awards in FY 2016 table. These amounts represent the aggregate grant date fair value of the performance share and performance unit awards computed in accordance with FASB ASC Topic 718. TSR-based awards made in FY 2015 included a dividend growth standard pursuant to which, if relative TSR falls below a certain threshold, a fractional payout will still be earned so long as dividend growth during the performance period exceeds 9%; the grant date fair value of the FY 2015 awards assumes that the dividend growth standard will be met. The amounts in column (e) include the sum of the values for performance shares and performance units. In FY 2016, the following Named Executive Officers were granted performance units having the following grant date fair values: Mr. McCallister — $1,080,874; Mr. Ammann — $327,488; Mr. Chapman — $542,183; Mr. Chandra — $302,838; and Ms. Gutermuth — $268,166. In FY 2015, the following Named Executive Officers were granted performance units having the following grant date fair values : Mr. McCallister — $980,975; Mr. Ammann — $312,932; Mr. Chapman — $524,774; and Mr. Chandra — $285,720. In FY 2014, the following Named Executive Officers were granted performance units having the following grant date fair values: Mr. McCallister — $904,505; Mr. Ammann — $287,503; Mr. Chapman — $483,910; and Mr. Chandra — $258,430. The aggregate grant date fair values of the awards in column (e), assuming that maximum payouts are achieved, are as follows: FY 2016: Mr. McCallister — $3,824,691; Mr. Ammann — $1,158,916; Mr. Chapman — $1,918,433; Mr. Chandra — $1,071,546; and Ms. Gutermuth — $948,944. FY 2015: Mr. McCallister — $3,924,064; Mr. Ammann — $1,251,756; Mr. Chapman — $2,099,132; and Mr. Chandra — $1,142,938. FY 2014: Mr. McCallister — $3,617,982; Mr. Ammann — $1,150,038; Mr. Chapman — $1,935,640; and Mr. Chandra — $1,033,746. For a discussion of the assumptions and methodologies used to calculate the amounts in column (e), see the discussion of performance shares and performance units contained in Note 11 (Stock-Based Compensation) to the WGL Holdings Consolidated Financial Statements, included as part of the Company’s 2016 Annual Report on Form 10-K filed with the SEC on November 22, 2016. The actual amount ultimately realized by a Named Executive Officer from the disclosed awards listed under column (e) will likely vary based on a number of factors, including our actual operating performance, stock price fluctuations, and differences from the valuation assumptions used and the timing of applicable vesting.

(3)	The amounts shown in column (g) constitute the short-term incentive payouts made to the Named Executive Officers as described in the CD&A. The FY 2016 short-term incentive payout amounts were paid in December 2016.

(4)	Column (h) reflects pension accruals for the officers. There are no above market or preferential earnings on compensation deferred on a basis that is not tax-qualified, including such earnings on non-qualified contribution plans. The pension accrual amounts represent the difference in present value (measured at the respective fiscal year-end dates shown in the table) based on assumptions shown in the text following the “Pension and Other Retirement Benefits” table set forth later in this proxy statement.

(5)	The amounts in column (i) represent the values of perquisites and matching contributions under the 401(k) Plan and, with respect to Ms. Gutermuth, the amount of Company contributions under the DC SERP and the Defined Contribution Restoration Plan. The value of perquisites is set forth in the “Perquisites” table. The following Named Executive Officers received the following amounts as matching contributions under the 401(k) Plan during FY 2016: Mr. McCallister — $10,510; Mr. Ammann — $10,600; Mr. Chapman — $10,302, Mr. Chandra — $10,558; and Ms. Gutermuth — $10,600. The following Named Executive Officers received the following amounts as matching contributions under the 401(k) Plan during FY 2015: Mr. McCallister — $10,600; Mr. Ammann — $10,600; Mr. Chapman — $10,371; and Mr. Chandra — $10,338. The following Named Executive Officers received the following amounts as matching contributions under the 401(k) Plan during FY 2014: Mr. McCallister — $10,400; Mr. Ammann — $10,400; Mr. Chapman — $10,092; and Mr. Chandra — $10,115. The Company contributions to the DC SERP and the Defined Contribution Restoration Plan for Ms. Gutermuth were as follows: FY 2016 – $42,649 and $7,985 respectively.

(6)	Ms. Gutermuth first became a named executive officer in FY 2016.

40   |   WGL HOLDINGS, INC. - 2017 Proxy Statement

Compensation of Executive Officers

Perquisites

We have a program of income tax, estate and financial planning services for our executive officers. We pay the actual cost of these services provided to the executive up to a pre-determined ceiling depending on the level of the executive officer. The highest amount provided to any executive under the income tax, estate and financial planning program is $10,000 per year. We also pay the cost of certain other perquisites for executive officers, including: parking at our headquarters building, a vehicle allowance and an annual physical examination.

The following table sets forth the incremental value of perquisites for the Named Executive Officers in FY 2014, FY 2015 and FY 2016 included in the “All Other Compensation” column (i) of the Summary Compensation Table above.

FY 2014, FY 2015 AND FY 2016 INCREMENTAL COST OF PERQUISITES PROVIDED TO NAMED EXECUTIVE OFFICERS

		Tax and
		Financial	Vehicle				Tax
	Fiscal	Counseling	Allowance	Parking	Physical	Insurance	Gross-up	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)
Terry D. McCallister	2016	$–	$–	$7,040	$1,865	$6,792	$5,102	$20,799
Chairman of the Board and	2015	$–	$5,600	$7,020	$1,988	$7,922	$3,157	$25,687
Chief Executive Officer	2014	$–	$8,400	$6,770	$1,804	$6,512	$3,085	$26,571
Vincent L. Ammann, Jr.	2016	$–	$8,400	$3,550	$1,585	$4,617	$1,761	$19,913
Senior Vice President and	2015	$–	$8,400	$3,540	$1,555	$4,495	$1,284	$19,274
Chief Financial Officer	2014	$223	$8,400	$3,390	$2,073	$4,358	$864	$19,308
Adrian P. Chapman	2016	$3,935	$8,400	$7,040	$2,621	$4,882	$2,151	$29,029
President and Chief	2015	$1,515	$8,400	$7,020	$2,300	$4,963	$2,042	$26,240
Operating Officer	2014	$1,225	$8,400	$6,770	$2,282	$5,092	$1,988	$25,757
Gautam Chandra	2016	$7,490	$8,400	$3,550	$1,444	$3,301	$554	$24,739
Senior Vice President	2015	$2,262	$8,400	$3,540	$1,628	$2,971	$397	$19,198
	2014	$–	$8,400	$3,390	$1,757	$3,058	$484	$17,089
Luanne S. Gutermuth	2016	$3,130	$8,400	$3,550	$2,621	$3,494	$758	$21,953
Senior Vice President,
Shared Services and Chief
Human Resources Officer

The amounts set forth in the “tax gross-up” column in the above table represent the amount of taxes paid by the Company on behalf of officers relating to life insurance coverage with benefits in excess of $50,000. We provide the executive officers (and all employees) life insurance equal to one times the employees’ salary. Under the Internal Revenue Code, the cost of the first $50,000 of life insurance paid by us is not taxable income to the employee. However, the premium we paid for insurance in excess of $50,000 is taxable income (imputed income) to the employee.

The Company “grosses up” the income of the Named Executive Officers for the taxes on this imputed income (i.e., we pay the taxes for the Named Executive Officers on this imputed income). The imputed income amount and the amount of the tax gross-up are both taxable income to the Named Executive Officer. The amounts under the column entitled, “Insurance” in the above table represent the premiums paid by the Company for the respective Named Executive Officer’s long-term care and imputed income for life insurance.

WGL HOLDINGS, INC. - 2017 Proxy Statement   |   41

Compensation of Executive Officers

Grants of Plan-Based Awards in FY 2016

The following Grants of Plan-Based Awards table sets forth information concerning the range of short-term incentive opportunities and opportunities under grants of performance shares and performance units to our Named Executive Officers during FY 2016. The grants in the following table were made under the 2007 Plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name (a)	Grant Date (b)	Threshold(3) ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold Number of Shares of Stock(4) (#) (f)	Target Number of Shares of Stock (#) (g)	Maximum Number of Shares of Stock (#) (h)	Grant Date Fair Value of Stock(5) ($) (l)
Terry D. McCallister
Short-term Incentive	N/A	$267,435	$764,100	$1,146,150
Dividend Coverage Performance Shares	10/1/2015				8,649	8,649	8,649	$498,788
TSR Performance Shares	10/1/2015				4,325	8,649	17,298	$582,078
Return on Equity Performance Units	10/1/2015	$249,394	$498,788	$997,576				$498,788
TSR Performance Units	10/1/2015	$249,394	$498,788	$997,576				$582,086
Vincent L. Ammann, Jr.
Short-term Incentive	N/A	$89,513	$255,750	$383,625
Dividend Coverage Performance Shares	10/1/2015				2,621	2,621	2,621	$151,153
TSR Performance Shares	10/1/2015				1,311	2,621	5,242	$176,393
Return on Equity Performance Units	10/1/2015	$75,563	$151,125	$302,250				$151,125
TSR Performance Units	10/1/2015	$75,563	$151,125	$302,250				$176,363
Adrian P. Chapman
Short-term Incentive	N/A	$145,950	$417,000	$625,500
Dividend Coverage Performance Shares	10/1/2015				4,338	4,338	4,338	$250,172
TSR Performance Shares	10/1/2015				2,169	4,338	8,676	$291,947
Return on Equity Performance Units	10/1/2015	$125,100	$250,200	$500,400				$250,200
TSR Performance Units	10/1/2015	$125,100	$250,200	$500,400				$291,983
Gautam Chandra
Short-term Incentive	N/A	$82,775	$236,500	$354,750
Dividend Coverage Performance Shares	10/1/2015				2,423	2,423	2,423	$139,734
TSR Performance Shares	10/1/2015				1,212	2,423	4,846	$163,068
Return on Equity Performance Units	10/1/2015	$69,875	$139,750	$279,500				$139,750
TSR Performance Units	10/1/2015	$69,875	$139,750	$279,500				$163,088
Luanne S. Gutermuth
Short-term Incentive	N/A	$78,750	$225,000	$337,500				—
Dividend Coverage Performance Shares	10/1/2015				2,146	2,146	2,146	$123,760
TSR Performance Shares	10/1/2015				1,073	2,146	4,292	$144,426
Return on Equity Performance Units	10/1/2015	$61,875	$123,750	$247,500				$123,750
TSR Performance Units	10/1/2015	$61,875	$123,750	$247,500				$144,416

Note that columns: (i) “All Other Stock Awards,” (j) “All Other Option Awards: Number of Securities,” and (k) “Exercise Price of Option Awards,” have been omitted in accordance with SEC rules because no such compensation was awarded to, earned by, or paid to the Named Executive Officers during FY 2016.

No consideration was paid by any of the Named Executive Officers for the awards listed in the “Grants of Plan-Based Awards” table.

42   |   WGL HOLDINGS, INC. - 2017 Proxy Statement

Compensation of Executive Officers

(1)	Amounts in these columns represent the threshold, target and maximum payouts under our short-term incentive program based on FY 2016 performance, and the threshold, target and maximum payouts under our performance unit program for the 36-month performance period from October 1, 2015 through September 30, 2018.

(2)	Amounts in these columns represent the threshold, target and maximum payouts under our performance share program for the 36-month performance period from October 1, 2015 through September 30, 2018.

(3)	Threshold payout for non-equity incentive awards (as it relates to performance units) reflect payout amounts if our TSR is at the 25th percentile of the long-term incentive peer group and the ROE Ratio achieved is 90%. Threshold payout for non-equity incentive awards (as it relates to short-term incentive awards) equal to 35% of the target award and are based on the minimum individual factor and corporate factors for which a payout will be made. Although performance unit grants are considered equity incentive plan awards, the estimated future payouts under these grants are included in these columns because awards are denominated in dollars and paid out in cash, rather than shares of stock.

(4)	Threshold payout for equity incentive awards (as it relates to performance shares) reflect payout amounts if our TSR is at the 25th percentile of the long-term incentive peer group and the dividend coverage performance shares vest.

(5)	Amounts in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of performance unit and performance share awards granted in FY 2016. The values of these awards, assuming that the highest level of performance conditions is achieved, are as follows: TSR performance shares: Mr. McCallister — $1,164,155; Mr. Ammann — $352,787; Mr. Chapman — $583,895; Mr. Chandra — $326,136; and Ms. Gutermuth — $288,852; dividend coverage performance shares: Mr. McCallister — $498,788; Mr. Ammann — $151,153; Mr. Chapman — $250,172; Mr. Chandra — $139,734; and Ms. Gutermuth — $123,760; TSR performance units: Mr. McCallister — $1,164,172; Mr. Ammann — $352,726; Mr. Chapman — $583,966; Mr. Chandra — $326,176; and Ms. Gutermuth — $288,832; ROE performance units: Mr. McCallister — $997,576; Mr. Ammann — $302,250; Mr. Chapman — $500,400; Mr. Chandra — $279,500; and Ms. Gutermuth — $247,500. For a discussion of the assumptions and methodologies used to calculate the amounts reported, see the discussion of performance shares and performance units contained in Note 11 (Stock Based Compensation) to the Company’s Consolidated Financial Statements, included as part of WGL Holdings’ 2016 Annual Report on Form 10-K filed with the SEC.

Performance Shares and Performance Units

Performance share awards are denominated and paid out in shares of WGL Holdings common stock. Performance unit awards are denominated in dollars and are paid out in cash.

The vesting of performance share and performance unit awards is conditioned upon the Company’s performance and the officer’s continued employment. As long as each Named Executive Officer remain an employee, performance shares and performance units become earned and vested based on:

•	our relative TSR (as to one-half of performance shares and performance units)

•	our return on equity compared to the weighted average utility authorized ROE (as to one-half of performance units)

•	whether our earnings per share exceed dividends declared per share (as to one half of performance shares)

in each case, over a designated three-year performance period. Performance share award grantees do not have the rights of shareholders until the performance shares vest. Therefore, performance share grantees do not receive dividends on the performance share, until the performance shares vest; however, dividend equivalents are deemed to accrue on the number of shares that actually vest, and are paid in cash upon vesting. Since the performance units pay out in cash once vested, performance unit grantees do not receive dividends or other rights of shareholders.

For further information regarding the performance criteria for the vesting of LTI grants, including the long-term incentive peer groups used for TSR-based awards, please see the discussion under the heading, “Long-Term Incentive Compensation–Performance Share and Performance Unit Awards” in the Compensation Discussion and Analysis section of this proxy statement.

Awards are converted to cash for shares to the extent necessary to satisfy minimum tax withholding or any governmental levies. Performance shares and performance units are generally forfeited for no value if a Named Executive Officer’s employment terminates prior to the end of the performance period. With respect to awards granted on or after October 1, 2015, however, a pro rata portion (based on the number of months the participant was employed during the performance period) of a participant’s outstanding performance shares or performance units may vest upon retirement, in accordance with the terms of the grant. In addition, subject to the sole discretion of the HR Committee of the Company’s Board, all or a portion of a participant’s outstanding performance shares or performance units may vest if his or her employment terminates as a result of death, disability or, for awards granted on October 1, 2014, retirement. Under certain circumstances, following a change in control, between 50% and 100% of an officer’s outstanding performance share or performance unit awards granted on October 1, 2014 would become fully vested at target levels. See “Potential Payments Upon Termination or Change in Control — Change in Control Severance Plan for Certain Executives,” below.

Options

The Company has not granted stock options since October 1, 2006 because the Company’s compensation program changed to eliminate granting stock options and to begin granting performance shares and performance units, and none of the Named Executive Officers owned stock options during FY 2016.

WGL HOLDINGS, INC. - 2017 Proxy Statement   |   43

Compensation of Executive Officers

Outstanding Equity Awards at FY 2016 Year-End

The following table summarizes the equity awards we have made to our Named Executive Officers that were outstanding as of

September 30, 2016. Outstanding equity awards at fiscal year-end consist of performance shares and performance units.

	Stock Awards
Name (a)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights That Have Not Vested(1) (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Other Rights That Have Not Vested(1) ($) (j)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights That Have Not Vested(2) (#) (k)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Other Rights That Have Not Vested(2) ($) (l)
Terry D. McCallister
Awarded 10-1-13	21,093	$1,322,531	900,901	$900,901
Awarded 10-1-14	22,076	$1,384,165	929,834	$929,834
Awarded 10-1-15	17,298	$1,084,585	997,576	$997,576
Vincent L. Ammann, Jr.
Awarded 10-1-13	6,705	$420,404	286,358	$286,358
Awarded 10-1-14	7,042	$441,533	296,618	$296,618
Awarded 10-1-15	5,242	$328,673	302,250	$302,250
Adrian P. Chapman
Awarded 10-1-13	11,285	$707,570	481,982	$481,982
Awarded 10-1-14	11,809	$740,424	497,416	$497,416
Awarded 10-1-15	8,676	$543,985	500,400	$500,400
Gautam Chandra
Awarded 10-1-13	6,027	$377,893	257,400	$257,400
Awarded 10-1-14	6,430	$403,161	270,825	$270,825
Awarded 10-1-15	4,846	$303,844	279,500	$279,500
Luanne S. Gutermuth
Awarded 10-1-15	4,292	$269,108	247,500	$247,500

Note that columns: (b), (c), (d), (e) and (f) relating to the number of securities underlying unexercised options, exercise price and option expiration date have been omitted because none of the Named Executive Officers owned any stock options at the end of FY 2016. Columns (g) and (h) relating to unvested shares have been omitted because none of the Named Executive Officers owned any such unvested shares at the end of FY 2016.

(1)	Columns (i) and (j) relate to performance shares. Performance shares become earned and vested at the end of a three-year performance period, subject to: (i) such officer’s continued employment and (ii) WGL Holdings’ achievement of the relevant performance criteria. The number of performance shares shown in the “Awarded 10-1-13,” “Awarded 10-1-14” and “Awarded 10-1-15” rows for each Named Executive Officer in column (i) are the target number of shares that may become earned if WGL Holdings’ TSR for the three-year performance period is at the 50th percentile of the applicable long-term incentive peer group and, for performance shares shown in the “Awarded 10-1-15” row for each Named Executive Officer, if WGL Holdings’ operating earnings per share during the three-year performance period exceed the aggregate dividends declared per share during that period. The value shown in column (j) of the table is the number of shares shown in column (i) times the closing price of WGL Holdings common stock on September 30, 2016 ($62.70), the last trading day of FY 2016.

(2)	Columns (k) and (l) relate to performance units. Performance units are payable in cash and become earned and vested at the end of a three-year performance period, subject to: (i) such officer’s continued employment and (ii) WGL Holdings’ achievement of the relevant performance criteria. The number of performance units shown for each Named Executive Officer in column (k) in the “Awarded 10-1-13,” “Awarded 10-1-14” and “Awarded 10-1-15” rows are the target number of units that may be earned if WGL Holdings’ TSR for the three-year performance period is at the 50th percentile of the applicable long-term incentive peer group and, for performance units shown in the “Awarded 10-1-15” row for each Named Executive Officer, if WGL Holdings’ ROE is 100% of the weighted average allowed utility ROE. The aggregate amount shown in column (l) of the table is the number of performance units shown in column (k) multiplied by $1.00 which is the payout value of each performance unit.

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Compensation of Executive Officers

Stock Vested in FY 2016

The following table provides information about the value realized by the Named Executive Officers on stock awards vesting during FY 2016.

	Stock Awards
Name (a)	Number of Shares Acquired on Vesting(1) (#) (d)	Shares Withheld to Cover Taxes (#)	Value Realized on Vesting ($)(2) (e)
Terry D. McCallister	36,544	14,900	$2,107,492
Vincent L. Ammann, Jr.	11,558	3,826	$666,550
Adrian P. Chapman	19,490	6,766	$1,123,988
Gautam Chandra	9,102	3,013	$524,912
Luanne S. Gutermuth	4,866	1,611	$280,622

(1)	The information in the above table reflects the vesting of performance shares. The performance period for the performance shares ended on September 30, 2015. The shares were issued in October 2015.

(2)	The amounts shown in column (e) equal the product of (i) the closing market price of WGL Holdings common stock on the last day of the performance share vesting period ($57.67) multiplied by (ii) the number of shares acquired upon vesting as set forth in column (d).

Non-Qualified Deferred Compensation

The following table presents information regarding the contributions to and earnings on the Named Executive Officers’ deferred compensation balances during FY 2016, and also shows the total deferred amounts for the Named Executive Officers at the end of FY 2016.

Name (a)	Plan	Executive Contributions in Last FY (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals / Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Terry D. McCallister	n/a	—	—	—	—	—
Vincent L. Ammann, Jr.	n/a	—	—	—	—	—
Adrian P. Chapman	n/a	—	—	—	—	—
Gautam Chandra	n/a	—	—	—	—	—
Luanne S. Gutermuth(1)	DC SERP DC Restoration	—	$42,649	$22,581	—	$192,607

(1)	Ms. Gutermuth received the indicated amounts as a participant in the DC SERP and the DC Restoration Plan. The terms of these plans are described under the “Pension and Other Retirement Benefits” section of this proxy statement. The amount indicated under column (f) included $255,848 in the DC SERP, in which Ms. Gutermuth was 70% vested as of the end of FY 2016, and $13,518 in the DC Restoration Plan, in which Ms. Gutermuth was 100% vested as of the end of FY 2016.

Pension and Other Retirement Benefits

The following table and related discussion describes the present value of accumulated benefits payable under the Pension Plan

(a qualified plan), the DB SERP (a non-qualified plan) and the Defined Benefit Restoration Plan (a non-qualified plan).

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)
Terry D. McCallister	Pension Plan	16.5	$805,659
	DB SERP	30.0	$11,995,193
Vincent L. Ammann, Jr.	Pension Plan	13.0	$561,402
	DB SERP	24.0	$3,464,442
Adrian P. Chapman	Pension Plan	35.0	$1,444,567
	DB SERP	30.0	$5,964,251
Gautam Chandra	Pension Plan	14.0	$474,312
	DB SERP	25.0	$2,585,555
Luanne S. Gutermuth	Pension Plan	18.5	$746,397
	DB Restoration	18.5	$383,962

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Compensation of Executive Officers

The following actuarial assumptions were used in determining the amounts set forth in the “Pension and Other Retirement Benefits” table:

Measurement Date	September 30, 2016	September 30, 2015
Discount Rate
DB SERP and DB Restoration	3.40%	4.10%
Pension Plan	3.70%	4.50%
Pre-retirement Mortality	None	None
Post-retirement Mortality	RP-2014 mortality tables with a base year of 2006 projected using the MP-2014 mortality improvement scale, adjusted to converge over 15 years to an ultimate rate of 0.75% at age 85, grading to 0% at age 115 in 2022	RP-2014 mortality tables with a base year of 2006 projected using the MP-2014 mortality improvement scale, adjusted to converge over 15 years to an ultimate rate of 0.75% at age 85, grading to 0% at age 115 in 2022
Retirement Age	65	65
Payment Form
Amount Earned After 12/31/2004 for DB SERP and DB Restoration	Actual 409A Lump Sum Election Reflecting a 1.90% Interest Rate	Actual 409A Lump Sum Election Reflecting a 2.60% Interest Rate
Qualified Pension Plan and Pre-409A DB SERP	Qualified Joint & Survivor Annuity	Qualified Joint & Survivor Annuity

For a discussion of the assumptions and methodologies used to calculate the amounts reported in the “Pension and Other Retirement Benefits” table above, see the discussion contained in Note 10 (Pension and Other Post-Retirement Benefit Plans)

to the Company’s Consolidated Financial Statements, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included as part of WGL Holdings’ 2016 Annual Report on Form 10-K filed with the SEC.

Summary of Retirement Benefits

Washington Gas provides retirement benefits to the Named Executive Officers under the terms of qualified and non-qualified defined-benefit and defined-contribution retirement plans.

Retirement benefits provide post-employment security to our employees. As of the end of FY 2016, the following primary retirement benefit programs were available to the Named Executive Officers:

•	the 401(k) Plan, a tax-qualified defined-contribution plan in which the Named Executive Officers participate on the same terms as our other participating employees;

•	the Pension Plan, a tax-qualified, non-contributory pension plan covering all active employees (including executive officers) and vested former employees of Washington Gas;
•	the DB SERP, a non-qualified defined-benefit retirement plan which provides the Named Executive Officers a benefit up to 60% of the individual’s final average compensation, as determined under that plan;

•	the DC SERP, a non-qualified defined-contribution retirement plan;

•	the Defined Benefit Restoration Plan, a non-qualified defined-benefit retirement plan; and

•	the Defined Contribution Restoration Plan, a non-qualified defined-contribution retirement plan.

Pension Plan and 401(k) Plans

Each Named Executive Officer participates in the Pension Plan. The Pension Plan is a tax-qualified, non-contributory pension plan covering active employees (including certain executive officers) and vested former employees of Washington Gas and certain affiliates. The Pension Plan is now closed to new entrants. Participation in the Pension Plan was closed: (i) to employees hired on or after January 1, 2009 who are covered under the collective bargaining agreements with the International Brotherhood of Teamsters and Office and Professional Employees International Union Local 2, (ii) to management employees first hired on or after July 1, 2009, (iii) to Hampshire Gas Company employees first hired on or after January 1, 2010, and (iv) to employees first hired on or after January 1, 2010 who are covered by the collective bargaining agreement between Washington Gas and the International Brotherhood of Electrical Workers, Local 1900. Instead of Pension Plan benefits, employees hired after the aforementioned dates receive an enhanced benefit in the form of an employer contribution under the 401(k) Plans. This enhanced benefit provides a Company contribution between 4%-6% of base compensation (depending on length of service) to subject employees. Executive officers receive this benefit on the same terms as our other participating employees.

The Pension Plan provides an unreduced retirement benefit at termination of employment at the normal retirement age of 65. A participant must have five years of accredited service under the Pension Plan to vest in a pension benefit. The Pension Plan accrued benefit is calculated using a formula based on

46   |   WGL HOLDINGS, INC. - 2017 Proxy Statement

Compensation of Executive Officers

accredited service and highest three years (High Three) of average compensation. High Three average compensation is the average of the employee’s rate of annual basic compensation on December 31 of each of three calendar years of accredited service preceding that reflects the employees highest compensation prior to the employee’s normal retirement date, early or disability retirement date, actual date of retirement or date of termination of employment, whichever is applicable. Annual basic compensation consists of the regular annual salary or wages of an employee, excluding bonuses, compensation for overtime or other extra or special compensation, but including commissions, bonuses and other forms of incentive compensation paid to salesmen. The rate of High Three average compensation is multiplied by the percentage rate that applies to the participant’s years of accredited service. Bargaining units representing certain Washington Gas employees have negotiated different percentages for their members. A change was made to the formula for calculating the retirement benefit for management employees and for employees covered by the collective bargaining agreement with the International Brotherhood of Electrical Workers, Local 1900 who retire on or after January 1, 2010 and for employees covered by Office and Professional Employees International Union Local 2 who

retire on or after January 1, 2009. The retirement benefit for these employees will be determined by using the average of the retiree’s highest three years of earnings, rather than the average of the retiree’s last three years of earnings. The benefit for the International Brotherhood of Teamsters, Local 96 is still based on the employees last three years of final average compensation.

An early retirement benefit, discounted for age, is available to employees at age 55 with five years of accredited service. Employees age 55 or older having any combination of age and accredited service that equals 90 or more and employees with 30 years of accredited service may retire early without discounting their pension for age. As of the date of this proxy statement, of the Named Executive Officers, Mr. McCallister, our Chairman and CEO, Mr. Chapman, our President and Chief Operating Officer, and Mr. Ammann, our Chief Financial Officer, are eligible to receive an early retirement benefit.

The normal form of pension benefit is a joint and survivor annuity for an employee with an eligible spouse and a single-life annuity for an unmarried employee. Participants may elect among various payment options that will be the actuarial equivalent of the normal form of retirement benefit. There is no lump sum optional form of payment under the current Pension Plan.

Defined Benefit Supplemental Executive Retirement Plan

Each Named Executive Officer, except Ms. Gutermuth, participates in the Company’s DB SERP, which is a non-qualified, unfunded defined benefit retirement plan. The purpose of the DB SERP is to provide an additional incentive to attract and retain key employees designated by the Board. The Board of Washington Gas designates participants in the DB SERP.

The DB SERP provides a retirement benefit that supplements the benefit payable under the Pension Plan. The benefit amount is based on years of benefit service and the average of the participant’s highest rates of annual basic compensation, including any short-term incentive awards, on December 31 of the three years out of the final five years of the participant’s service as a participant. Benefit service under the DB SERP consists of years of accredited service under the Pension Plan, plus the number of years of plan service under the DB SERP, to a maximum of 30 years. There is a vesting schedule for the benefit that varies depending upon the point in time the individual became a participant in the DB SERP.

At normal retirement, the DB SERP participant is entitled to an annual benefit equal to the participant’s vested percentage of an amount equal to 2% of final average compensation multiplied by the number of years of benefit service, reduced by the amount of the normal retirement benefit paid under the Pension Plan and the amount of any other supplemental pension benefit provided by Washington Gas. Participants in the CIC Plan, described elsewhere in this proxy statement, may earn extra years of benefit service under the DB SERP in certain events of termination following a change in control, up to the maximum of 30 years of benefit service.

The DB SERP provides an unreduced retirement benefit at termination of employment at the normal retirement age of 65.

An early retirement benefit, discounted for age, is available to participants at age 55 with 10 years of benefit service. As of the date of this proxy statement, of the Named Executive Officers, Mr. McCallister, our Chairman and CEO, Mr. Chapman, our President and Chief Operating Officer, and Mr. Ammann, our Chief Financial Officer, are eligible to receive an early retirement benefit under the DB SERP.

A participant in the DB SERP can elect the same forms of benefit available under the Pension Plan, and in addition can elect a lump sum payment form. For DB SERP benefits earned through December 31, 2004, the lump sum amount is limited to the amount of the benefit attributable to short-term incentive compensation. For benefits earned on and after January 1, 2005, participants may elect a lump sum benefit in any percentage.

The lump sum amount is an actuarial determination based on the participant’s life expectancy discounted using the yield on the zero-coupon U.S. Treasury security with maturity equal to the maturity of each year’s payment. The lump sum shall equal the sum of the discounted payments.

The DB SERP is unfunded. Accordingly, all benefits constitute an unfunded contractual payment obligation of the Company and a participant’s right to receive payments under the DB SERP will be no greater than the right of an unsecured general creditor of the Company.

WGL HOLDINGS, INC. - 2017 Proxy Statement   |   47

Compensation of Executive Officers

Defined Contribution Supplemental Executive Retirement Plan

The DC SERP provides supplemental retirement benefits to executive officers who: (i) are not participants in the DB SERP; and (ii) are selected by the Board to participate in the DC SERP. Subject to certain conditions, the DC SERP provides the following benefits to participating employees: (i) a Company credit equal to 6% of total pay (base salary and incentive pay); (ii) matching credit equal to 4% of annual short-term incentive pay only; and (iii) for employees who do not participate in the Pension Plan, an incentive credit equal to 4-6% of annual short-term incentive pay only depending on years of service. Benefits will be credited each pay period to a bookkeeping account maintained on behalf of the participant. Participant accounts will be credited with notional earnings and reduced for notional losses based upon the performance of investment alternatives selected by participants. Benefits will be paid in a lump sum upon the participant’s termination of employment or disability (whichever occurs first). The DC SERP is unfunded. Accordingly, all benefits constitute an unfunded contractual payment obligation of the Company and a participant’s right to receive payments under the DC SERP will be no greater than the right of an unsecured general creditor of the Company. Ms. Gutermuth is a participant in the DC SERP.

Defined Contribution Restoration Plan

The Defined Contribution Restoration Plan provides supplemental retirement benefits to employees: (i) who are not participants in the DB SERP; and (ii) whose base pay exceeds the limit set forth under Section 401(a)(17) of the Internal Revenue Code (i.e., $265,000 in 2016). Subject to certain conditions, the Defined Contribution Restoration Plan provides the following benefits to participating employees: (i) a base pay matching credit equal to 4% of the portion of the participant’s base pay only that exceeds the limit in Section 401(a)(17) of the Internal Revenue Code, and (ii) for employees who do not participate in the Pension Plan, a base pay restoration credit equal to 4-6% of the portion of the participant’s base pay only that exceeds the limit Section 401(a) (17) of the Internal Revenue Code. The actual percentage is based on years of service. Benefits are credited each pay period to a bookkeeping account maintained on behalf of the participant.

Participant accounts are credited with notional earnings and reduced for notional losses based upon the performance of investment alternatives selected by participants. Participants generally will be 100% vested in their Defined Contribution Restoration Plan benefits at all times except in the case of certain terminations of employment. Benefits will be paid in a lump sum upon a participant’s termination of employment or disability (whichever occurs first). The Defined Contribution Restoration Plan is unfunded. Accordingly, all benefits constitute an unfunded contractual payment obligation of the Company and a participant’s right to receive payments under the Defined Contribution Restoration Plan will be no greater than the right of an unsecured general creditor of the Company. Ms. Gutermuth is a participant in the Defined Contribution Restoration Plan.

Defined Benefit Restoration Plan

The Defined Benefit Restoration Plan provides supplemental retirement benefits to employees designated by the Board of Washington Gas who are not also participants in the DB SERP. The Defined Benefit Restoration Plan provides a retirement benefit that supplements the benefit payable under the Pension Plan. With certain exceptions, benefits under the plan vest over five years. Ms. Gutermuth is a participant in the Defined Benefit Restoration Plan.

At normal retirement, the Defined Benefit Restoration Plan participant is entitled to an annual benefit equal to the benefit under the Pension Plan, calculated (i) by including annual incentive compensation in the definition of final average compensation, (ii) based on the final three calendar years of accredited service, and (iii) without regard to the limits on compensation set forth in Section 401(a)(17) of the Internal Revenue Code; and then reduced by the amount of the normal retirement benefit paid under the Pension Plan.

The Defined Benefit Restoration Plan provides an unreduced retirement benefit at termination of employment at the normal retirement age of 65. An early retirement benefit, discounted for age, is available to vested participants at age 55. As of the date of this proxy statement, Ms. Gutermuth is not eligible to receive an early retirement benefit under the Defined Benefit Restoration Plan.

In general, a participant in the Defined Benefit Restoration Plan can elect the same forms of benefit available under the Pension Plan, and in addition can elect a lump sum payment form. The Defined Benefit Restoration Plan is unfunded. Accordingly, all benefits constitute an unfunded contractual payment obligation of the Company and a participant’s right to receive payments under the Defined Benefit Restoration Plan will be no greater than the right of an unsecured general creditor of the Company.

48   |   WGL HOLDINGS, INC. - 2017 Proxy Statement

Potential Payments Upon Termination or Change in Control

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Change in Control Severance Plan for Certain Executives

Each of the Named Executive Officers listed in the Summary Compensation Table in this proxy statement participates in the CIC Plan. Change in control protections provide severance pay and, in some situations, vesting or payment of long-term incentive awards, upon a change in control. The change in control provisions under the CIC Plan are effective during the period of one year prior to, and two years following, a change in control of WGL Holdings or Washington Gas. The CIC Plan incorporates the definition of a change in control as defined in the Change in Control Policy (“CIC Policy”). “Change in control” is generally defined under the CIC Policy as the occurrence (subject to certain exceptions) of:

•	an acquisition by any person of 30% or more of the voting stock of WGL Holdings or Washington Gas;

•	a change in the majority of the Board of WGL Holdings;

•	a reorganization, merger, consolidation or sale of all or substantially all of the assets of WGL Holdings or Washington Gas; or

•	shareholder approval of a complete liquidation or dissolution of WGL Holdings.

Generally, during the one year prior and two years following a change in control, the executive is entitled to base salary, annual incentives, savings and retirement plans, welfare benefit plans, expenses, fringe benefits, office and vacation, consistent with those in place prior to the change in control or available after the change in control if more beneficial.

Annual base salary is defined as the amount equal to the highest base salary rate in effect during the period beginning 12 months immediately preceding a change in control and ending on the date of the Named Executive Officer’s termination. The annual incentive bonus is equal to each executive’s target annual bonus for the fiscal year in which the Named Executive Officer’s employment is terminated. With respect to all the Named Executive Officers, if the Named Executive Officer is terminated during the effective period for reasons other than cause, death or disability, or if the Named Executive Officer resigns for good reason, the Named Executive Officer is entitled to certain severance benefits. These benefits include:

•	salary replacement benefits equal to the sum of the executive’s annual base salary plus annual target incentive bonus multiplied by three for Messrs. McCallister, Chapman, and Ammann; and multiplied by two for Mr. Chandra and Ms. Gutermuth.

•	the sum of any unpaid base salary and vacation pay through the termination date and the product of the executive’s annual bonus and a fraction, the numerator of which is the number of days in the current fiscal year through the termination date, and the denominator of which is 365;

•	medical and dental replacement benefits for three years for Messrs. McCallister, Chapman, and Ammann; and such benefits for two years for Mr. Chandra and Ms. Gutermuth;
•	an additional three years of benefit service under the DB SERP for Messrs. McCallister, Chapman and Ammann and two years for Mr. Chandra, provided, in no event shall such additional service, when added to the executive’s DB SERP benefit service, exceed the maximum of 30 years (Ms. Gutermuth does not participate in the DB SERP; her benefits under the DC SERP and DB Restoration are 100% vested upon a change in control); and

•	outplacement services of up to $25,000; provided that such services are incurred by the executive within 12 months of his or her termination.

If a change in control payment exceeds the limit for deductible payments under Section 280G of the Internal Revenue Code by 10% or more, reimbursement will be made for the full amount of any excise taxes imposed on severance payments and any other payments under Section 4999 of the Internal Revenue Code and for all taxes due on the amount of that reimbursement. This excise tax gross-up provision is intended to preserve the level of change in control severance protections that we have determined to be appropriate. On November 17, 2010, the Board eliminated the reimbursement by the Company of excise taxes imposed on such severance payments for any executive officers that become covered by the terms of the CIC Plan on or after January 1, 2011. Pursuant to an amendment to the CIC Plan on November 12, 2015, however, the excise tax reimbursement provisions will expire on September 30, 2018 unless a change in control transaction has occurred or is then pending.

A Named Executive Officer’s outstanding performance shares and performance units may also vest upon a change in control or a qualified termination of employment following a change in control. For awards granted prior to September 22, 2015, half of the award vests at target upon the change in control and the other half of the award vests at target upon a qualified termination following a change in control (“double-trigger” vesting). All awards granted on or after September 22, 2015 are subject to double-trigger vesting at target or a specified change-in-control value based on actual performance. Together, the CIC Plan and the CIC Policy provide that a “qualified termination” triggers the receipt of severance benefits. Generally, a “qualified termination” of a participant in the CIC Plan means an involuntary termination of the participant (other than as a result of death, disability or for cause) or any termination of employment by the participant in the CIC Plan that is not initiated by the Company and that is caused by any one or more of the following events, if such event occurs during the change in control effective period:

•	assignment to the participant, without his or her consent, of duties inconsistent in any material respect with the executive’s then current position or duties (including, for Messrs. McCallister, Chapman and Ammann, not having their current position at the most senior resulting entity following the change in control), or any other action by the Company which would cause him or her to violate ethical or professional obligations,

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Potential Payments Upon Termination or Change in Control

or which results in a significant diminution in such position or duties;

•	the participant, without his or her consent, being required to relocate to a principal place of employment that is both more than 35 miles from his or her existing principal place of employment, and farther from the participant’s current residence than his or her existing principal place of employment;

•	the Company materially reduces, without his or her consent, the participant’s base salary rate or target bonus opportunity, or materially reduces the aggregate value of other incentives and retirement opportunity, or fails to allow the participant to participate in all welfare benefit plans, incentive, savings and retirement plan, fringe benefit plans and vacation benefits applicable to other senior executives; or

•	the Company fails to obtain a satisfactory agreement from any successor entity to assume and agree to perform the Company’s obligations to the Named Executive Officer under the CIC Plan.

A Named Executive Officer will not be able to receive severance benefits for a qualified termination if the executive continues in employment with the Company for more than 90 days following the later of the occurrence or knowledge of an event or events that would constitute a qualified termination. Also, the Named Executive Officer will not be entitled to receive severance benefits under the CIC Plan if the Named Executive Officer’s employment with the Company terminates because of a change in control and the Named Executive Officer accepts employment, or has the opportunity to continue employment, with a successor entity (other than under terms and conditions which would constitute a qualified termination).

The levels of change in control payments were developed in prior years and were either reaffirmed or adjusted after a thorough re-evaluation of such protection by the HR Committee in 2006. That re-evaluation included input from the HR Committee’s executive compensation adviser and considered both market practice and best practice. The HR Committee, with the advice of its compensation adviser, also re-evaluated certain elements of the change-in-control arrangements in 2016. The circumstances and payments of compensation following a change in control are provided by the CIC Plan. In approving the CIC Plan, the HR Committee considered data provided by its adviser regarding competitive market practices regarding change in control benefits for senior executives. The HR Committee also considered the corporate and shareholder value of retaining certain executives following a change in control. The multiples of pay for various levels of officers reflect the HR Committee’s judgment that those levels are fair, appropriate and reasonable for each officer.

In determining the appropriate payment and benefit levels under the CIC Plan, the HR Committee also considered the potential importance of retaining certain executives following a change in control to assist in a successful transition to a new organization and management.

The CIC Plan is intended in part to provide some protection of employment and benefits for executives who agree to remain with a new organization following a change in control. The CIC Plan is a material part of our total compensation program. Each component of this program, including base salary, incentives, retirement benefits and the CIC Plan, has been designed to meet certain unique purposes. In the absence of a CIC Plan, it is unlikely that other elements of the total compensation program would have been different to offset the risk posed by the lack of a CIC Plan. The reason for this is that no other element of compensation can achieve the aims of the CIC Plan.

The severance benefits available under the CIC Plan are not additive or cumulative to severance or termination benefits that a Named Executive Officer might also be entitled to receive under the terms of any other arrangement or agreement with the Company. As a condition of participating in the CIC Plan, the Named Executive Officer must expressly agree that the CIC Plan supersedes all prior plans or agreements providing for severance benefits.

The following table lists the amounts the Named Executive Officers were eligible to receive from the Company under the CIC Plan if a change in control had occurred and the Named Executive Officer’s employment was terminated either involuntarily without cause or as a result of a good reason termination effective as of September 30, 2016, the end of FY 2016. The amounts would be payable in a single lump sum and, to the extent required to comply with Section 409A of the Internal Revenue Code, would not be paid to the Named Executive Officer prior to the date that is six months from the date of termination. The calculations in the table below are based on a common stock price equal to $62.70 per share which was the closing price of WGL Holdings common stock on September 30, 2016, which was the last trading day of FY 2016.

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Potential Payments Upon Termination or Change in Control

INCREMENTAL PAYMENTS DUE TO CHANGE IN CONTROL

(Assuming termination of employment on September 30, 2016)

Payments Due to Change In Control	McCallister	Ammann	Chapman	Chandra	Gutermuth
Cash severance	$4,839,300	$2,162,250	$2,919,000	$1,333,000	$1,350,000
Additional value due to vesting of unvested performance shares and performance units	$3,702,095	$1,158,781	$1,934,128	$1,257,321	$1,034,929
Additional SERP amount due to vesting and service credits(1)	$—	$591,612	$—	$1,558,096	$76,194
Medical and dental continuation	$47,472	$62,802	$47,472	$48,440	$48,442
Outplacement (maximum)	$25,000	$25,000	$25,000	$25,000	$25,000
Sec 280G excise tax and related gross-up (paid to IRS)(2)	$—	$1,784,000	$—	$1,439,000	$1,156,000
Cutback to avoid excise tax(3)	$(255,000)	$—	$(356,000)	$—	$—
TOTAL	$8,358,867	$5,784,445	$4,569,600	$5,660,857	$3,690,565

(1)	SERP calculations were made using a 3.4% discount rate.

(2)	Rounded to the nearest $1,000 due to use of estimates in calculation. Represents a reimbursement to the executive to cover excise tax paid to the Internal Revenue Service on change in control benefits. The Board eliminated this benefit for employees who became covered under the CIC Plan after January 1, 2011.

(3)	Reduction in severance to avoid excise tax since CIC payments did not exceed the limit for deductible payments under Section 280G of the Internal Revenue code by at least 10%.

All severance benefits payable under the CIC Plan are subject to each participant’s compliance with a post-employment restrictions policy. The policy defines the scope of restrictions that will apply to post-employment actions undertaken by executives who receive severance benefits following a termination of employment. The policy is intended to protect (i) confidential information belonging to the Company that the executive had access to and possesses due to the nature of his or her position and (ii) the competitive business operations of the Company. The restrictions under the policy last for one year following the executive’s date of termination. The policy prohibits any terminated Named Executive Officer that receives the severance benefits described above from soliciting employees or customers and disclosing “confidential information” of the Company. For the purposes of the policy, “confidential information” includes, but is not limited to, non-public information regarding computer programs, discoveries or improvements, marketing, manufacturing, or organizational research and development, or business plans; sales forecasts; personnel information, including the identity of employees, their responsibilities, competence, abilities, and compensation; pricing and financial information; current and prospective customer lists and information on customers or their employees; information concerning planned or pending acquisitions or divestitures; and information concerning purchases of major equipment or property.

Incremental Payments Due to Other Terminations

The Company has no employment contracts and no guaranteed severances for terminations other than upon a change in control. Upon retirement, (i) performance shares and performance units granted on or after September 22, 2015 will vest pro rata based on the number of months of employment during the performance period, and (ii) vesting of performance shares and performance units granted prior to September 22, 2015 is at the discretion of the HR Committee (the HR Committee has historically not vested such awards upon retirement).

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Equity Compensation Plan Information

EQUITY COMPENSATION PLAN INFORMATION

The table below presents information regarding compensation plans under which common stock may be issued to employees and non-employees as compensation as of September 30, 2016. The Company currently has three such plans: the Directors’ Stock Plan, the 2016 Omnibus Incentive Compensation Plan (the “2016 Plan”) and the 2007 Omnibus Incentive Compensation Plan (the “2007 Plan”).

Total shares shown in the below table include 68,694 shares available for future issuance under the Directors’ Stock Plan, 593,166 shares available for issuance under the 2007 Plan and 2,197,546 shares available for issuance under the 2016 Plan. No further grants will be made under the 2007 Plan.

Number of securities
remaining available for
	Number of securities		future issuance under
	to be issued upon	Weighted-average	equity compensation
	exercise of outstanding	exercise price of	plans (excluding
	options, warrants and	outstanding options,	securities reflected in
Plan Category	rights (a)	warrants and rights (b)	column (a))(c)(1)
Equity compensation plans approved by security holders	—	$—	2,859,406
Equity compensation plans not approved by security holders	—	$—	—
TOTAL	—	$—	2,859,406

(1)	Includes 292,179 non-vested and outstanding performance shares. The number of shares of common stock that are issued upon the vesting of performance shares may range from zero to 200 percent of the number of performance shares outstanding (for grants made in FY 2014) and from zero to 150% of the number of performance shares outstanding (for grants made in FY 2015 or later). The number of shares that are issued is determined under formulas based on one of the following criteria: (i) our achievement of performance goals for total shareholder return relative to the long-term incentive peer group and (ii) whether our earnings per share exceed dividends declared per share, in each case, during the performance period. These formulas are further described above in this proxy statement in the Compensation Discussion and Analysis section under the caption, “Long-Term Incentive Compensation.” The number of securities remaining available for future issuance under the 2016 Plan is reduced upon the issuance of shares underlying performance shares, not at the time of grant.

52   |   WGL HOLDINGS, INC. - 2017 Proxy Statement

Proposal 2 — Advisory Vote on Executive Compensation

PROPOSAL 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking shareholders to cast an advisory vote to approve the compensation of our Named Executive Officers, as required by Section 14A of the Exchange Act and related SEC rules. Because the required vote is advisory, it will not be binding upon the Board. This non-binding advisory vote is commonly referred to as a “say-on-pay” vote.

The Company has in place comprehensive executive compensation programs. The proxy statement fully discloses all material information regarding the compensation of the Company’s Named Executive Officers, so that shareholders can evaluate the Company’s approach to compensating its executives. The Company and the HR Committee continually monitor executive compensation programs and adopt changes to reflect the dynamic marketplace in which the Company competes for talent, as well as general economic, regulatory and legislative developments affecting executive compensation.

The Company will continue to emphasize compensation arrangements that align the financial interests of our executives with the interests of long-term shareholders and encourage executives to retain ownership of a significant portion of WGL Holdings stock that they receive as compensation. Please refer to the section entitled, “Compensation of Executive Officers” and the Compensation Discussion and Analysis section of this proxy statement for a detailed discussion of the Company’s executive compensation practices and philosophy.

The Board has adopted a policy providing for an annual advisory vote on executive compensation. Unless the Board modifies this policy (which it will evaluate based upon the results of the advisory vote under Proposal 3) the next advisory vote on executive compensation will be at our 2018 annual meeting of shareholders.

You have the opportunity to vote “for,” “against” or “abstain” from voting on the following resolution relating to executive compensation:

“RESOLVED, that the holders of WGL Holdings, Inc. common stock approve the compensation of the Company’s executives as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related material disclosed in the proxy statement.”

Board of Directors’ Recommendation — The Board recommends that shareholders vote “FOR” this proposal 2.

Please refer to PROGRAM HIGHLIGHTS on the first page of the Compensation Discussion and Analysis for the reasons behind this recommendation.

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Proposal 3 — Advisory Vote Regarding Frequency of Executive Compensation Approval

PROPOSAL 3 —	ADVISORY VOTE REGARDING FREQUENCY OF EXECUTIVE COMPENSATION APPROVAL

In addition to providing shareholders with the opportunity to cast an advisory vote on the compensation of our Named Executive Officers, in accordance with Section 14A of the Exchange Act and related SEC rules, we are also providing our shareholders with the opportunity to indicate how frequently they would like us to hold an advisory vote on the compensation of our Named Executive Officers in the future. This non-binding advisory vote is commonly referred to as a “say-on-frequency” vote. Under this proposal, our shareholders may vote to recommend that we hold an advisory vote on executive compensation every year, every two years or every three years.

The HR Committee and the Board believe that the advisory vote on executive compensation should be conducted every year so that our shareholders may annually provide us with direct input on the most recent executive compensation information, as disclosed in our proxy statement. Setting a one-year period for conducting this advisory shareholder vote will enhance shareholder communication by providing a simple means for the Company to obtain information on investor sentiment about our executive compensation program design, structure and policies.

The say-on-frequency vote is advisory, and therefore not binding on the Company, the Board, or the HR Committee. However, the Board and the HR Committee value the opinions expressed by shareholders in their vote on this proposal, and will consider the option that receives the most votes in determining the frequency of future advisory votes on the compensation of our Named Executive Officers.

Board of Directors’ Recommendation — The Board recommends that shareholders vote for a frequency of “EVERY YEAR.”

54   |   WGL HOLDINGS, INC. - 2017 Proxy Statement

Audit Committee Report

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of WGL Holdings is composed of four directors who are not employees of the Company. Members of the Audit Committee are independent under rules of the SEC and the New York Stock Exchange. The names of the members of this committee as of the date of this proxy statement appear at the end of this report.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board and is directly responsible for the appointment, compensation and oversight of Deloitte & Touche LLP, the Company’s independent public accounting firm. The Audit Committee maintains a charter that outlines its responsibilities. The Audit Committee met five times during fiscal year 2016.

The Audit Committee has implemented the requirements of the Sarbanes-Oxley Act of 2002 and rules of the New York Stock Exchange with respect to the responsibilities of audit committees of public companies. Among other matters, the Audit Committee reviews procedures on internal control over financial reporting with management and with Deloitte & Touche LLP. The Audit Committee and the Company’s full Board of Directors are committed to compliance with all provisions of that statute and related regulations. Further actions have been taken by the Audit Committee and the Board as statutory and regulatory provisions became effective for audit committees and independent auditors.

The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended September 30, 2016 with management of the Company and Deloitte & Touche LLP. In addition, the Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, adopted by the Public Company Accounting Oversight Board (the “PCAOB”).

The Audit Committee received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP the firm’s independence.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2016, for filing with the SEC.

AUDIT COMMITTEE
George P. Clancy, Jr. (Chairman)
Nancy C. Floyd
Debra L. Lee
Dale S. Rosenthal

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FY 2016 and FY 2015 Audit Firm Fee Summary

FY 2016 AND FY 2015 AUDIT FIRM FEE SUMMARY

Deloitte & Touche LLP (“Deloitte”), the Company’s independent public accounting firm, billed the Company the following fees for FY 2016 and FY 2015:

	FY 2016	FY 2015
Audit Fees	$2,545,279	$2,515,083
Audit Related Fees	$373,952	$64,569
Tax Fees	$50,000	$26,250
All Other Fees	$20,054	$133,616
TOTAL FEES	$2,989,285	$2,739,518

Services Provided by Deloitte

All services rendered by Deloitte are permissible under applicable laws and regulations and were pre-approved by the Audit Committee or by the Chairman of the Audit Committee by delegated authority as required by law. The fees paid to Deloitte for services are described in the above table under the categories listed below.

1)	Audit Fees - These are fees for professional services performed by Deloitte for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s quarterly filings on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings or engagements. For FY 2016 and FY 2015, the total audit fees include $673,691 and $657,920, respectively, to perform an assessment of the Company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.
2)	Audit Related Fees - These are fees for services performed by Deloitte related to the audit.

3)	Tax Fees - These are fees for professional services performed by Deloitte with respect to tax compliance, tax advice and tax planning. This includes review of tax returns for the Company and its consolidated subsidiaries.

4)	All Other Fees - These are fees for other permissible work performed by Deloitte that does not meet the above category descriptions.

These services are actively monitored (as to both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in Deloitte’s core work, which is the audit of the Company’s consolidated financial statements and the assessment of internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

Pre-Approval Policy for Audit and Non-Audit Services

In accordance with the provisions of the Sarbanes-Oxley Act of 2002, all audit and non-audit services provided to the Company by its independent public accounting firm must be pre-approved by the Audit Committee. The Sarbanes-Oxley Act of 2002 permits the Audit Committee to delegate to one of its members the authority to approve audit and non-audit services by the Company’s independent public accounting firm when the Audit Committee is not in session. The Audit Committee has adopted a policy that allows the Chairman of the Audit Committee to approve audit-related services provided by the Company’s independent public accounting firm between meetings of the

Audit Committee if the fees for the services do not exceed $100,000. The Chairman of the Audit Committee will report as soon as possible to the other Audit Committee members if the Chairman is required to use this delegated authority between Audit Committee meetings. However, under the policy, the entire Audit Committee must approve any non-audit related services to be provided by the Company’s independent public accounting firm prior to the provision of such services. All services reported in the preceding schedule for FY 2016 and FY 2015 were pre-approved by either the full Audit Committee or by the Chairman of the Audit Committee, by delegated authority.

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Proposal 4 — Ratification of Appointment of Independent Public Accounting Firm

PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

At a meeting held on November 15, 2016, the Audit Committee of the Board appointed Deloitte as the Company’s independent public accounting firm to audit the books, records and accounts of the Company for FY 2017. The Board recommends that the shareholders ratify this appointment.

In the event shareholders do not ratify this appointment, the Audit Committee will reconsider its selection, but still may determine that the appointment of Deloitte is in the best interests of the Company and its shareholders. Even if the appointment of Deloitte is ratified by shareholders, the Audit Committee, in its discretion, may appoint a different independent public accounting firm to act as the Company’s auditor at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of Deloitte will be present at the annual meeting and will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Board of Directors’ Recommendation — The Board recommends that shareholders vote “FOR” this Proposal 4.

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Questions and Answers About the Annual Meeting and Voting

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1.	Who is soliciting my vote?

The Board is soliciting your vote for the WGL Holdings, Inc. 2017 annual meeting of shareholders.

2.	When will the meeting take place?

The annual meeting will be held on Wednesday, February 1, 2017 at 10:00 a.m., Eastern Time, at the headquarters of WGL Holdings, Inc., at 101 Constitution Ave., NW, 3rd Floor, Washington, DC 20080.

3.	What is the purpose of the annual meeting?

You will be voting on:

•	the election of each of the nine nominees named herein as directors of WGL Holdings;

•	the approval, on an advisory basis, of compensation paid to Named Executive Officers;

•	a recommendation for the frequency with which the Company holds an advisory vote on executive compensation;

•	the ratification of the selection of Deloitte as our independent public accounting firm for FY 2017; and

•	any other business that may properly come before the meeting.

4.	What are the Board’s recommendations?

The Board recommends a vote:

1.	for the election of each of the nine directors nominated by our Board and named in the proxy statement;

2.	for the approval, on an advisory basis, of compensation paid to certain executive officers;

3.	to elect, on an advisory basis, to hold an annual advisory vote on executive compensation; and

4.	for the ratification of the appointment of Deloitte as our independent public accounting firm for FY 2017.

We do not expect any other items of business to be brought before the annual meeting because the deadlines for shareholder proposals and director nominations have already passed. Nonetheless, in case there is an unforeseen need, your proxy gives discretionary authority to the persons named on the proxy card to vote your shares with respect to any other matters that might be brought before the meeting. Those persons intend to vote the proxy in accordance with their best judgment.

5.	Who is entitled to vote at the annual meeting?

The Board set December 5, 2016 as the Record Date for the annual meeting. All shareholders who owned WGL Holdings common stock at the close of business on the Record Date may attend and vote at the annual meeting and any postponements or adjournments thereof.

6.	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?

Under the “Notice and Access” rules of the SEC, instead of mailing printed copies of proxy materials, we are permitted to furnish proxy materials, including this proxy statement and our FY 2016 Annual Report, to our shareholders by providing a Notice of Internet Availability of Proxy Materials (sometimes referred to as the “Notice”). Most shareholders will not receive printed copies of the proxy materials unless they request them. The Notice instructs you as to how you may access proxy materials on the Internet and how you may submit your proxy via the Internet. If you would like to receive a paper or electronic copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Any request to receive proxy materials by mail or electronically will remain in effect until you revoke it.

7.	Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the annual meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to: (i) vote by Internet, (ii) vote by telephone, or (iii) request and return a paper proxy card or voting instruction card.

8.	Why didn’t I receive a Notice in the mail regarding the Internet availability of proxy materials?

If you previously elected to access proxy materials over the Internet, you will not receive a Notice in the mail. You should have received an email with links to the proxy materials and online proxy voting. Additionally, if you previously requested paper copies of the proxy materials or if applicable regulations require delivery of the proxy materials, you will not receive the Notice.

If you received a paper copy of the proxy materials or the Notice by mail, you can eliminate all such paper mailings in the future by electing to receive an email that will provide Internet links to these documents. Opting to receive all future proxy materials online will save us the cost of producing and mailing documents and help us conserve natural resources. Enrollment for electronic delivery is effective until canceled.

9.	How many votes do I have?

You will have one vote for each share of our common stock you owned at the close of business on the Record Date, provided those shares are either held directly in your name as the shareholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.

58   |   WGL HOLDINGS, INC. - 2017 Proxy Statement

Questions and Answers About the Annual Meeting and Voting

10.	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most of our shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the shareholder of record with respect to those shares, and the Notice or these proxy materials are being sent directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to us, to submit proxies electronically or by telephone or to vote in person at the annual meeting. If you have requested printed proxy materials, we have enclosed a proxy card for you to use.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice or these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the annual meeting unless you request, complete and deliver a legal proxy from your broker, bank or nominee. If you requested printed proxy materials, your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

11.	How many votes must be present to hold the annual meeting?

A majority of our issued and outstanding shares entitled to vote at the annual meeting as of the Record Date must be present at the annual meeting in order to hold the annual meeting and conduct business. This is called a “quorum.” Shares are counted as present at the annual meeting if you are present and vote in person at the annual meeting or by telephone or on the Internet or a proxy card has been properly submitted by you or on your behalf. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

As of the Record Date, there were 51,210,353 shares of WGL Holdings common stock outstanding.

12.	How many votes are required to elect directors and adopt the other proposals?

Proposal 1 – Election of Directors. Directors are elected by a plurality vote. Therefore, director nominees receiving the greatest number of “FOR” votes cast will be elected. Abstentions and, if applicable, broker non-votes are not counted as votes “FOR” or “WITHHELD” with respect to any nominee; therefore, they will have no effect on the outcome of the vote on this proposal.

However, pursuant to our director resignation policy, any director who receives more votes “WITHHELD” than voted “FOR” his or her election is required to offer his or her resignation for consideration by the Board.

Proposal 2 – Advisory Vote on Executive Compensation. This proposal, which is non-binding, requires an affirmative “FOR” vote of a majority of the votes cast to be approved. Abstentions and, if applicable, broker non-votes, are not counted as votes “FOR” or “AGAINST” this proposal; therefore, they will have no effect on the outcome of the vote on this proposal.

Proposal 3 – Advisory Vote Regarding Frequency of Executive Compensation Approval. The alternative that receives a plurality of the votes cast will be deemed to have been selected by shareholders. Abstentions and, if applicable, broker non-votes, are not counted as votes for any of the three alternatives presented – “EVERY YEAR”, “EVERY TWO YEARS” or “EVERY THREE YEARS”; therefore, they will have no effect on the outcome of the vote on this proposal.

Proposal 4 – Ratification of Independent Public Accounting Firm. This proposal requires an affirmative “FOR” vote of a majority of the votes cast to be approved. Abstentions are not counted as votes “FOR” or “AGAINST” this proposal; therefore, they will have no effect on the outcome of the vote on this proposal.

13.	What if I don’t give specific voting instructions?

Shareholders of Record. If you are a shareholder of record and you:

•	Indicate when voting by Internet or by telephone that you wish to vote as recommended by our Board; or

•	Return a signed proxy card but do not indicate how you wish to vote,

then your shares will be voted in accordance with the recommendations of the Board on all matters presented in this proxy statement and as the persons named as proxies may determine in their discretion regarding any other matters properly presented for a vote at the meeting. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, the shares will be voted in accordance with your instructions.

Beneficial Owners. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes” on certain proposals. Generally, broker non-votes occur on a non-routine proposal where a broker is not permitted to vote on that proposal without instructions from the beneficial owner, and instructions are not given. Broker non-votes are considered present at the annual meeting, but not as voting on a matter. Thus, broker non-votes are counted as present for purposes of determining the existence of a quorum, but are not counted for purposes of determining whether a matter has been approved. Thus, broker non-votes will not affect the outcome of the election of directors, approval of the Company’s executive compensation or the advisory vote on the frequency of the executive compensation vote.

WGL HOLDINGS, INC. - 2017 Proxy Statement   |   59

Questions and Answers About the Annual Meeting and Voting

Your broker will vote your street name shares at the annual meeting with respect to: (i) the election of directors; (ii) approval of the Company’s executive compensation; and (iii) the advisory vote on the frequency of the executive compensation vote only if you instruct your broker how to vote. You should instruct your broker how to vote. If you do not provide your broker with instructions, under the rules of the New York Stock Exchange, your broker will not be authorized to vote your street name shares with respect to Proposal 1, Proposal 2 or Proposal 3.

Your broker, at his or her discretion, may vote your street name shares on the ratification of the independent auditors if you do not provide voting instructions.

14.	Can I change my vote after I voted?

Yes. Even if you voted by telephone or on the Internet or if you requested paper proxy materials and signed the proxy card or voting instruction card in the form accompanying this proxy statement, you retain the power to revoke your proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised by giving written notice to the Corporate Secretary of WGL Holdings specifying such revocation. You may change your vote by a later-dated vote by telephone or on the Internet or timely delivery of a valid, later-dated proxy or by voting by ballot at the annual meeting. However, please note that if you would like to vote at the annual meeting and you hold your shares through a broker, bank or other nominee and have instructed the broker, bank or other nominee as to how to vote your shares, you must obtain a legal proxy and bring it to the meeting in order to change your vote or to vote at the annual meeting. Please contact your broker, bank or other nominee for specific information on how to obtain a legal proxy in order to vote your shares at the meeting.

15.	What does it mean if I receive more than one Notice, proxy or voting instruction card?

It generally means your shares are registered differently or are held in more than one account. Please provide voting instructions for all Notices, proxy cards and voting instruction cards you receive.

16.	Are there other matters to be acted upon at the meeting?

WGL Holdings does not know of any matter to be presented at the annual meeting other than those described in this proxy statement. If, however, other matters are properly presented for action at the annual meeting, the persons named as proxies - Terry D. McCallister, Chairman and Chief Executive Officer, Adrian P. Chapman, President and Chief Operating Officer, and Vincent L. Ammann, Jr., Senior Vice President and Chief Financial Officer-will have the discretion to vote your shares, if you complete and return a proxy. Under our bylaws, the deadline for notifying us of any additional proposals to be presented at the annual meeting has passed and, accordingly, shareholders may not present any additional proposals at the annual meeting.

17.	Who is paying for the solicitation of proxies?

WGL Holdings is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. Our officers and employees may, without any compensation other than the compensation they receive in their capacities as officers and employees, solicit proxies personally or by telephone, facsimile, e-mail or further mailings. We will, upon request, reimburse brokerage firms and others for their reasonable expense in forwarding proxy materials to beneficial owners of WGL Holdings common stock. We have engaged the services of Morrow Sodali, 470 West Avenue, Stamford, CT 06902, with respect to proxy soliciting matters at an expected cost of approximately $5,500, not including incidental expenses.

18.	What if I have any questions about voting, electronic delivery or Internet voting?

Questions regarding voting, electronic delivery or Internet voting should be directed to the Assistant Secretary of WGL Holdings at (202) 624-6701 or e-mail address, bbrennan@washgas.com.

60   |   WGL HOLDINGS, INC. - 2017 Proxy Statement

How Do I Vote?

HOW DO I VOTE?

Your vote is important. You may vote on the Internet, by telephone, by mail or by attending the annual meeting and voting by ballot, all as described below. The Internet and telephone voting procedures are designed to authenticate shareholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your Notice, proxy card or voting instruction card. Telephone and Internet voting facilities are available now and will be available 24 hours a day until 11:59 p.m., Eastern Time, on January 31, 2017.

Vote on the Internet

If you have Internet access, you may submit your proxy by following the instructions provided in the Notice, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card. On the Internet voting site, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can also request electronic delivery of future proxy materials.

Vote by Telephone

You can also vote by telephone by following the instructions provided on the Internet voting site, or if you requested printed proxy materials, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

Vote by Mail

If you elected to receive printed proxy materials by mail, you may choose to vote by mail by marking your proxy card or voting instruction card, dating and signing it, and returning it to Broadridge Financial Solutions, Inc. in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card or voting instruction card to WGL Holdings, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717. Please allow sufficient time for mailing if you decide to vote by mail.

Voting at the Annual Meeting

The method or timing of your vote will not limit your right to vote at the annual meeting if you attend the annual meeting and vote in person. However, if your shares are held in the name of a bank, broker or other nominee, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote at the annual meeting. You should allow yourself enough time prior to the annual meeting to obtain this proxy from the holder of record.

The shares voted electronically, by telephone or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the annual meeting.

Participants in the 401(k) Plans

If you participate in either the Washington Gas Light Company Savings Plan or the Washington Gas Light Company Capital Appreciation Plan/Union Employees’ Savings Plan and you own WGL Holdings common stock in one of those 401(k) Plans, your proxy card will serve as a voting instruction to the 401(k) Plan trustee. If you are also a shareholder of record outside of the 401(k) Plans, your proxy card (or Internet or telephone vote) will vote both your record shares and your 401(k) Plan shares, as long as your registration information is identical in both accounts. For example, if your registered stock account is in your single name and also lists the same address as your 401(k) account, you should receive one proxy card, or Notice for both the 401(k) Plan shares and for the shares held by our transfer agent. However, if your shares held by the transfer agent are in joint names, or at a different address, you will receive separate proxy materials for each account. To allow sufficient time for voting by the administrator of the 401(k) Plans, your voting instructions must be received by 11:59 p.m. Eastern Time on January 30, 2017.

WGL HOLDINGS, INC. - 2017 Proxy Statement   |   61

Other Matters

OTHER MATTERS

The Board knows of no other matters to be brought before the annual meeting. However, if any other matters come before the meeting, the persons named as proxies (and listed elsewhere in this proxy statement) will vote in accordance with their best judgment on such matters. The annual report for FY 2016, including financial statements, was posted to our web site www.wglholdings.com on November 22, 2016.

Upon written request, the Company will furnish without charge a copy of its most recent annual report on Form 10-K, excluding certain exhibits. Please direct these requests to: Director of Investor Relations, WGL Holdings, Inc., 101 Constitution Ave., NW, Washington, DC 20080. The Company will furnish exhibits to the Form 10-K to shareholders upon payment of a reasonable fee.

Shareholder Proposals For the Next Annual Meeting

Any shareholder who wishes to submit a proposal for inclusion in the Company’s proxy statement for the annual meeting of shareholders to be held in year 2018 (expected to be held February 7) in accordance with Rule 14a-8 under the Exchange Act must submit that proposal so it is received by the Company’s Corporate Secretary no later than the close of business on August 25, 2017. To be included in the Company’s proxy statement, the shareholder proposal must meet the requirements of the applicable rules of the SEC. Proposals should be addressed to: Corporate Secretary, WGL Holdings, Inc., 101 Constitution Ave., NW, Washington, DC 20080. Other business matters to be brought by shareholders, including any nominations for Board membership, can only be considered at the shareholder meeting in accordance with advance notice provisions of the

Company’s bylaws. Notice of these matters must be received by the Company’s Corporate Secretary not less than (i) 60 calendar days prior to the scheduled date of the next annual meeting of shareholders, or December 9, 2017, in the case of a nomination for Board membership, or (ii) 90 calendar days prior to the scheduled date of the next annual meeting of shareholders, or November 9, 2017, for any other business, in each case, assuming the next annual meeting of shareholders is held on February 7, 2018. Notice of such matters should be addressed to: Corporate Secretary, WGL Holdings, Inc., 101 Constitution Ave., NW, Washington, DC 20080. A copy of the bylaws that describe the advance notice procedures can be obtained from the Corporate Secretary at the address shown in this paragraph.

Householding of Proxy Materials

In a further effort to reduce printing costs, postage fees and the impact on the environment, we have adopted a practice approved by the SEC called “householding.” Under this practice, shareholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials, unless any of these shareholders notifies us that he or she wishes to continue receiving individual copies. Shareholders who participate in householding will continue to receive separate proxy cards. If you share an address with another shareholder and received only one set of proxy materials, but would like to request a separate copy of these materials, please contact Broadridge by calling (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Similarly, you may also contact Broadridge if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

By order of the Board of Directors,

December 23, 2016

62   |   WGL HOLDINGS, INC. - 2017 Proxy Statement

Appendix A — Reconciliation of Non-GAAP Financial Measure

APPENDIX A — RECONCILIATION OF NON-GAAP FINANCIAL MEASURE

The table below reconciles operating earnings (loss) to GAAP net income (loss) applicable to common stock. Management believes that operating earnings provides a meaningful representation of our earnings from ongoing operations. This measure facilitates analysis by providing a consistent and comparable measure to help management, investors and analysts better understand and evaluate our operating results and performance trends, and assists in analyzing period-to-period comparisons. Additionally, we use operating earnings (loss) to report to the Board and to evaluate management’s performance.

To derive this non-GAAP measure, we adjust for the accounting recognition of certain transactions (non-GAAP adjustments) based on at least one of the following criteria:

•	To better match the financial recognition of transactions with their economics;
•	To better align with regulatory view/recognition;

•	To eliminate the effects of:

i.	Significant out of period adjustments; and

ii.	Other significant items that may obscure historical earnings comparisons and are not indicative of performance trends.

There are limits in using operating earnings (loss) to analyze our results, as it is not prepared in accordance with GAAP and may be different than non-GAAP financial measures used by other companies. In addition, using operating earnings (loss) to analyze our results may have limited value as it excludes certain items that may have a material impact on our reported financial results. We compensate for these limitations by providing investors with the attached reconciliation to the most directly comparable GAAP financial measure.

WGL HOLDINGS, INC. - 2017 Proxy Statement   |   A-1

Appendix A — Reconciliation of Non-GAAP Financial Measure

The following table represents the reconciliation of operating earnings to net income applicable to common stock:

	(Unaudited)
	Fiscal Year Ended September 30,
(In thousands, except per share data)	2016	2015
Operating earnings	$165,114	$158,247
Non-GAAP adjustments(1)	(719)	(45,455)
Income tax expense on non-GAAP adjustments(2)	3,199	18,467
Net income applicable to common stock	$167,594	$131,259
Diluted average common shares outstanding	50,564	50,060
Operating earnings per share	$3.27	$3.16
Per share effect of non-GAAP adjustments	0.04	(0.54)
Diluted earnings per average common share	$3.31	$2.62

(1) The following table summarizes non-GAAP adjustments:

	(Unaudited)
	Fiscal Year Ended September 30,
(In thousands)	2016	2015
Non-GAAP adjustments:
Unrealized mark-to-market valuations on energy-related derivatives(a)	$43,408	$(32,856)
Storage optimization program(b)	(376)	(3,704)
DC weather impact(c)	(9,392)	86
Distributed generation asset related investment tax credits(d)	(5,337)	(4,134)
Change in measured value of inventory(e)	(15,548)	6,658
Losses associated with Antero contract(f)	(15,196)	—
Net insurance proceeds(g)	1,722	—
Competitive service provider imbalance cash settlement(h)	—	(2,434)
Impairment loss on Springfield Operations Center(i)	—	(465)
Unrecovered government contracting costs(j)	—	(2,981)
Investment impairment(k)	—	(5,625)
Total non-GAAP adjustments	$(719)	$(45,455)

	(a)	Adjustments to eliminate unrealized mark-to-market gains (losses) for our energy-related derivatives for our regulated utility and retail energy-marketing operations as well as certain derivatives related to the optimization of transportation capacity for the midstream energy services segment. With the exception of certain transactions related to the optimization of system capacity assets as discussed in footnote (b) below, when these derivatives settle, the realized economic impact is reflected in our non-GAAP results, as we are only removing interim unrealized mark-to-market amounts.
	(b)	Adjustments to shift the timing of storage optimization margins for the regulated utility segment from the periods recognized for GAAP purposes to the periods in which such margins are recognized for regulatory sharing purposes. In addition, lower-of-cost or market adjustments related to system and non-system storage optimization are eliminated for non-GAAP reporting because the margins will be recognized for regulatory purposes when the withdrawals are made at the unadjusted historical cost of storage inventory.
	(c)	Eliminates the estimated financial effects of warm or cold weather in the District of Columbia, as measured consistent with our regulatory tariff. Washington Gas has regulatory weather protection mechanisms in Maryland and Virginia designed to neutralize the estimated financial effects of weather. Utilization of normal weather is an industry standard, and it is our practice to evaluate our rate-regulated revenues by utilizing normal weather and to provide estimates and guidance on the basis of normal weather.
	(d)	To reclassify the amortization of deferred investment tax credits from income taxes to operating income for the commercial energy systems segment. These credits are a key component of the operating success of this segment and therefore are included within operating earnings to help management and investors better assess the segment’s performance.
	(e)	For our midstream energy services segment, adjustments to reflect storage inventory at market or at a value based on the price used to value the physical forward sales contract that is economically hedging the storage inventory. Adjusting our storage optimization inventory in this fashion better aligns the settlement of both our physical and financial transactions and allows investors and management to better analyze the results of our non-utility asset optimization strategies. Additionally, this adjustment also includes the net effect of certain sharing mechanisms on the difference between the changes in our non-GAAP storage inventory valuations and the unrealized gains and losses on derivatives not subject to non-GAAP adjustments.
	(f)	Adjustment to eliminate losses associated with the index price used in certain gas purchases from Antero Resources Corporation, which are the subject of arbitration. These losses are expected to reverse in future periods upon completion of the arbitration proceedings.
	(g)	Represents the net proceeds of an environmental insurance policy, net of regulatory sharing.
	(h)	Eliminates the financial effects of a potential refund to customers related to an order of the DC Public Service Commission (PSC of DC) in October 2015 associated with a cash settlement of competitive service provider gas imbalances billed during the 2008-2009 winter season.
	(i)	Represents an impairment charge as well as accrued selling expenses related to Washington Gas’ Springfield Operations Center.
	(j)	Represents unrecovered government contracting costs under the Small Business Administration’s Business Development 8(a) Program. We do not anticipate any further unrecovered costs as WGL has exited its participation in this program.
	(k)	Represents an impairment of an equity investment in a solar holding company, accounted for at cost, which occurred in the first quarter of fiscal year 2015.
(2)	Non-GAAP adjustments are presented on a gross basis and the income tax effects of those adjustments are presented separately. The income tax effects of non-GAAP adjustments, both current and deferred, are calculated at the individual company level based on the applicable composite tax rate for each period presented, with the exception of transactions not subject to income taxes. Additionally, the income tax effect of non-GAAP adjustments includes investment tax credits related to distributed generation assets.

A-2   |   WGL HOLDINGS, INC. - 2017 Proxy Statement

Location of Annual Meeting

LOCATION OF ANNUAL MEETING

2017 Annual Meeting of Shareholders

February 1, 2017, 10:00 a.m., Eastern Time

WGL Holdings, Inc.

101 Constitution Avenue, NW

3rd Floor

Washington, DC 20080

PARKING:

Parking will be available on-site for a fee, on a first-come first-served basis. Parking attendants will direct attendees to the appropriate parking area.

METRO STATIONS:

Judiciary Square and Union Station

OUR	OUR	OUR
History.	Purpose.	Future.

Washington Gas was founded to improve the quality of life in our nation’s capital. Today, 168 years later, WGL Holdings has more than 1,500 employees working with the same passion and commitment of our founders to improve quality of life by delivering clean and efficient energy solutions to Washington and the nation. Today – as it was in 1848 – this commitment is in the best interest of our customers, shareholders and the communities we serve.

OUR VISION – WGL is to be the preferred source of clean and efficient energy solutions that produce value for our customers, investors and communities.

OUR PROMISE – We are the clean energy experts. We deliver solutions for a sustainable future. WGL is…

DIVERSITY	INNOVATION	SERVICE	SUSTAINABILITY	PERFORMANCE
We create	We innovate	We build trust	We advance the	We deliver clean and
value through	to drive	and preference	sustainability of our	efficient
the diversity of	performance,	through	business, the customers	energy solutions that
our solutions,	safety and	collaboration,	and communities we	are both
markets and	reliability.	leadership and	serve, and the	visible and
people.		outstanding	environment.	valued.
service.

  WGL HOLDINGS, INC.

101 CONSTITUTION AVENUE, N.W.

WASHINGTON, DC 20080

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on January 31, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on January 31, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E14744-P83661	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WGL HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:		For All	Withhold All	For All Except
1.	Election of Directors	☐	☐	☐
Nominees:
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

01) Michael D. Barnes	02) George P. Clancy, Jr.	03) James W. Dyke, Jr.	04) Nancy C. Floyd	05) Linda R. Gooden
06) James F. Lafond	07) Debra L. Lee	08) Terry D. McCallister	09) Dale S. Rosenthal
The Board of Directors recommends you vote FOR the following proposal:		For	Abstain	Against
2.	To approve, by advisory vote, compensation paid to our named executive officers.	☐	☐	☐

The Board of Directors recommends you vote EVERY YEAR on the following proposal:		Every Year	Every 2 Years	Every 3 Years	Abstain
3.	Advisory vote to recommend the frequency of advisory votes to approve compensation paid to named executive officers.	☐	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:		For	Abstain	Against
4.	To ratify the appointment of Deloitte & Touche LLP as independent public accountants for fiscal year 2017.	☐	☐	☐
NOTE: In their discretion, upon such other business properly brought before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E14745-P83661

WGL HOLDINGS, INC.

Annual Meeting of Shareholders

February 1, 2017

This proxy is solicited on behalf of the Board of Directors

The shareholder(s) hereby appoint(s) Terry D. McCallister, Adrian P. Chapman and Vincent L. Ammann, Jr., or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of WGL Holdings, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at the offices of WGL Holdings, Inc., 101 Constitution Ave., N.W., 3rd Floor, Washington, DC 20080 on Wednesday, February 1, 2017, at 10:00 a.m., Eastern Time and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED: “FOR” THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, “FOR” PROPOSALS 2 AND 4, AND “EVERY YEAR” FOR PROPOSAL 3.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

V.1.1